Filed Pursuant to Rule 424(b)(5)
Securities Act File No. 333-267848
Investment Company Act File No. 811-22437
PROSPECTUS SUPPLEMENT
(to Prospectus dated April 12, 2023)

Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust
Common Shares of Beneficial Interests
Having an Aggregate Initial Offering Price of Up to $150,000,000

Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust (the “Trust”) is a diversified, closed-end management investment company. The Trust’s primary investment objective is to provide current income with a secondary objective of long-term capital appreciation. The Trust cannot assure investors that it will achieve its investment objectives.
The Trust seeks to achieve its investment objectives by investing primarily in a diversified portfolio of taxable municipal securities and other investment grade, income generating debt securities, including debt instruments issued by non-profit entities (such as entities related to healthcare, higher education and housing), municipal conduits, project finance corporations, and tax-exempt municipal securities. Under normal market conditions, the Trust invests at least 80% of its Managed Assets (as defined herein) in taxable municipal securities, including Build America Bonds (“BABs”), which qualify for federal subsidy payments under the American Recovery and Reinvestment Act of 2009 (the “Act”), and other investment grade, income generating debt securities, including debt instruments issued by non-profit entities (such as entities related to healthcare, higher education and housing), municipal conduits, project finance corporations, and tax-exempt municipal securities. Under normal market conditions, the Trust invests at least 80% of its Managed Assets in securities that, at the time of investment, are investment grade quality. Under normal market conditions, the Trust may invest up to 20% of its Managed Assets in securities that, at the time of investment, are rated below investment grade quality (that is below Baa3 by Moody’s or below BBB- by S&P or Fitch) or are unrated by any nationally recognized statistical rating organizations (“NRSRO”) but judged to be of comparable quality by the Adviser (as defined herein). Under normal market conditions, the Trust does not invest more than 25% of its Managed Assets in municipal securities in any one state of origin. Under normal market conditions, the Trust will invest at least 50% of its Managed Assets in taxable municipal securities. For purposes of such 50% investment policy, taxable municipal securities means taxable municipal bonds. “Managed Assets” (as further described herein) means the total assets of the Trust, including the assets attributable to the proceeds from financial leverage, minus liabilities, other than liabilities related to any financial leverage.
The Trust has entered into a Controlled Equity OfferingSM Sales Agreement, dated October 16, 2019, as amended by First Amendment to Controlled Equity OfferingSM Sales Agreement, dated February 1, 2021, and Second Amendment to Controlled Equity OfferingSM Sales Agreement, dated April 12, 2023 (as amended, the “Sales Agreement”), by and among the Trust, the Trust’s investment adviser, Guggenheim Funds Investment Advisors, LLC (the “Investment Adviser”), and Cantor Fitzgerald & Co. (“Cantor Fitzgerald”) relating to the Trust’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sales Agreement, the Trust may offer and sell Common Shares having an aggregate initial offering price of up to $150,000,000, from time to time, through Cantor Fitzgerald as the Trust’s agent for the offer and sale of the Common Shares.
Cantor Fitzgerald will be entitled to compensation of up to 2.00% of the gross proceeds of the sale of any Common Shares under the Sales Agreement, with the exact amount of such compensation to be mutually agreed upon by the Trust and Cantor Fitzgerald from time to time. In connection with the sale of the Common Shares on behalf of the Trust, Cantor Fitzgerald may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “1933 Act”), and the compensation of Cantor Fitzgerald may be deemed to be underwriting commissions or discounts.
Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the 1933 Act. The Trust of the Trust and Cantor Fitzgerald will determine whether any sales of Common Shares will be authorized on a particular day.
The Trust’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus, will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “GBAB.” The net asset value (“NAV”) per share of the Trust’s Common Shares at the close of business on April 5, 2023 was $16.60 per share, and the last reported sale price of the Common Shares on the NYSE on such date was $17.07 per share, representing a premium to NAV per share of 2.83%. To the extent that the market price per Common Share, less any distributing commission or discount, is less than the then current NAV per Common Share on any given day, the Trust will instruct Cantor Fitzgerald not to make any sales on such day.

This Prospectus Supplement, together with the accompanying Prospectus, dated April 12, 2023, sets forth concisely the information that you should know before investing in the Trust’s Common Shares. You should read this Prospectus Supplement and the accompanying Prospectus, which contain important information about the Trust, before deciding whether to invest, and you should retain these documents for future reference. A Statement of Additional Information dated April 12, 2023 (the “SAI”), as supplemented from time to time, containing additional information about the Trust, has been filed with the Securities and Exchange Commission (the “SEC”) and is incorporated by reference in its entirety into this Prospectus Supplement and the accompanying Prospectus. This Prospectus Supplement, the accompanying Prospectus and the SAI are part of a “shelf” registration statement filed with the SEC. This Prospectus Supplement describes the specific details regarding this offering, including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement. You may request a free copy of the SAI or request other information about the Trust (including the Trust’s annual and semi-annual reports) or make shareholder inquiries by calling (800) 345-7999 or by writing the Trust, or you may obtain a copy (and other information regarding the Trust) from the SEC’s website (www.sec.gov). Free copies of the Trust’s reports and the SAI will also be available from the Trust’s website at www.guggenheiminvestments.com/gbab. The information contained in, or that can be accessed through, the Trust’s website is not part of this Prospectus Supplement or the accompanying Prospectus.
The Trust’s Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. Investors could lose money by investing in the Trust.
Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.
Investing in the Trust’s Common Shares involves certain risks. The Trust intends to utilize leverage, which is subject to numerous risks. An investment in the Trust is subject to investment risk, including the possible loss of the entire principal amount that you invest. See “Risks” beginning on page 30 of the accompanying Prospectus. You should carefully consider these risks together with all of the other information contained in this Prospectus Supplement and the accompanying Prospectus before making a decision to purchase the Trust’s Common Shares.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This Prospectus Supplement is dated April 12, 2023.
ii

*   *   *
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus Supplement, the accompanying Prospectus and the SAI, including documents incorporated by reference herein and therein, contain “forward-looking statements.” These statements describe the Trust’s plans, strategies, goals, beliefs and assumptions concerning future economic and other conditions and the outlook for the Trust, based on currently available information. Forward-looking statements can be identified by words such as “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties and may be expressed differently, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Trust’s actual results are the performance of the portfolio of securities held by the Trust, the conditions in the U.S. and international economies and financial and other markets, the price at which the Trust’s Common Shares will trade in the public markets and other factors discussed in the Trust’s periodic filings with the SEC.
Although the Trust believes that the expectations expressed in any forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in any forward-looking statements. The Trust’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” section of the accompanying Prospectus. You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus are made as of the date of this Prospectus Supplement or the accompanying Prospectus, as the case may be. Except for the Trust’s ongoing obligations under the federal securities laws, the Trust does not intend, and the Trust undertakes no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the SAI are excluded from the safe harbor protection provided by Section 27A of the 1933 Act.
Currently known risk factors that could cause actual results to differ materially from the Trust’s expectations include, but are not limited to, the factors described in the “Risks” section of the accompanying Prospectus. The Trust urges you to review carefully those sections for a more detailed discussion of the risks of an investment in the Common Shares.
iii

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus in making your investment decisions. This Prospectus Supplement, which describes the specific terms of this offering, also adds to information contained in the accompanying Prospectus and the documents incorporated by reference in the Prospectus. The Trust has not and Cantor Fitzgerald has not authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. The Trust and Cantor Fitzgerald take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus Supplement and in the accompanying Prospectus is accurate only as of the respective dates on their front covers. The Trust’s business, financial condition and prospects may have changed since such dates. The Trust will advise investors of any material changes to the extent required by applicable law.
iv

PROSPECTUS SUPPLEMENT SUMMARY
This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Trust’s Common Shares. The following summary is qualified in its entirety by reference to the more detailed information included elsewhere in this Prospectus Supplement and in the accompanying Prospectus and in the Fund’s Statement of Additional Information, dated April 12, 2023 (the “SAI”). You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus dated April 12, 2023, especially the information set forth under the headings “Investment Objectives, Strategies and Policies” and “Risks,” prior to making an investment in the Trust. You may also wish to request a copy of the SAI, which contains additional information about the Trust and is incorporated by reference in its entirety into this Prospectus Supplement and the accompanying Prospectus. Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.
The Trust
Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust (the “Trust”) is a
diversified, closed-end management investment company. The Trust was organized as a statutory trust on June 30, 2010, pursuant to a Certificate of Trust, and is governed by the laws of the State of Delaware. The Trust commenced operations on October 27, 2010. Its principal office is located at 227 West Monroe Street, Chicago, Illinois 60606, and its telephone number is (312) 827-0100.

The Trust’s common shares of beneficial interest, par value $0.01 per share, are called
“Common Shares” and the holders of Common Shares are called “Common Shareholders”
throughout this Prospectus Supplement and the accompanying Prospectus.

Management of the Trust
Guggenheim Funds Investment Advisors, LLC (the “Investment Adviser”) serves as the
Trust’s investment adviser and is responsible for the management of the Trust. Guggenheim
Partners Investment Management, LLC (the “Sub-Adviser”) is responsible for the management of the Trust’s portfolio of securities.

Each of the Investment Adviser and the Sub-Adviser is a wholly-owned subsidiary of
Guggenheim Partners, LLC (“Guggenheim Partners”). Guggenheim Partners is a diversified financial services firm with wealth management, capital markets, investment management and proprietary investing businesses, whose clients are a mix of individuals, family offices, endowments, investment funds, foundations, insurance companies and other institutions that have entrusted Guggenheim Partners with the supervision of more than $285 billion of assets as of December 31, 2022. Guggenheim Partners is headquartered in Chicago and New York with a global network of offices throughout the United States, Europe, and Asia. References to
the “Adviser” may include the Investment Adviser or the Sub-Adviser, as applicable.

Listing and Symbol
The Trust’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “GBAB.”
The NAV of the Common Shares at the close of business on April 5, 2023 was $16.60 per share, and the last reported sale price of the Common Shares on the NYSE on such date was
$17.07 per share, representing a premium to NAV per share of 2.83%.

Distributions
The Trust has paid distributions to Common Shareholders monthly since inception. Payment of future distributions is subject to approval by the Trust’s Board of Trustees, as well as meeting the covenants of any outstanding borrowings and the asset coverage requirements of the Investment Company Act of 1940, as amended (the “1940 Act”). The Trust’s distribution rate is not constant and the amount of distributions, when declared by the Trust’s Board of
Trustees, is subject to change. The Trust expects that distributions paid on the Common Shares will generally consist of (i) ordinary income, (ii) long-term capital gains and (iii) return of capital. There is no guarantee of any future distribution or that the current distribution rates will be maintained.

The Offering
The Trust has entered into a Controlled Equity OfferingSM Sales Agreement, dated October 16,
2019, as amended by First Amendment to Controlled Equity OfferingSM Sales Agreement,
dated February 1, 2021, and Second Amendment to Controlled Equity OfferingSM Sales
Agreement, dated April 12, 2023 (as amended, the “Sales Agreement”) with Cantor
Fitzgerald & Co. (“Cantor Fitzgerald”) relating to the Common Shares offered by this
Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the
Sales Agreement, the Trust may offer and sell Common Shares having an aggregate initial offering price of up to $150,000,000, from time to time, through Cantor Fitzgerald as the Trust’s agent for the offer and sale of the Common Shares.

Sales of Common Shares, if any, under this Prospectus Supplement and the accompanying
Prospectus may be made in negotiated transactions or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the 1933 Act. See
“Plan of Distribution” in this Prospectus Supplement.

The Common Shares may not be sold through agents, underwriters or dealers without delivery or deemed delivery of the Prospectus and this Prospectus Supplement describing the method and terms of the offering of Common Shares.

Under the 1940 Act, the Trust may not sell Common Shares at a price below the then current NAV per Common Share, exclusive of any distributing commission or discount.
Risks	See “Risks” beginning on page 30 of the accompanying Prospectus for a discussion of factors you should consider carefully before deciding to invest in the Trust’s Common Shares.
Use of Proceeds
The Trust intends to invest the net proceeds of the offering of Common Shares in accordance with its investment objectives and policies as stated in the accompanying Prospectus or otherwise invest the net proceeds as follows. It is currently anticipated that the Trust will be able to invest most of the net proceeds of the offering of Common Shares in accordance with its investment objectives and policies within three months after receipt of such proceeds.
Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. Government securities or high quality, short-
term debt securities. The Trust may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses. A portion of the cash held by the Trust, including net proceeds of the offering, is usually used to pay distributions in accordance with the Trust’s distribution policy and may be a return of capital, which is in effect a partial return of the amount a Common Shareholder invested in the Trust. Common
Shareholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net investment income or profit when they are not. The Trust’s distributions may be greater than the Trust’s net investment income or profit.

SUMMARY OF TRUST EXPENSES
The following table contains information about the costs and expenses that Common Shareholders will bear directly or indirectly. The table reflects the use of leverage in an amount equal to 27.12% of the Trust’s total managed assets, which reflects approximately the percentage of the Trust’s total Managed Assets attributable to leverage as of November 30, 2022 (unaudited) (except as noted below), and shows Trust expenses as a percentage of net assets attributable to the Common Shares. The table and example below are based on the Trust’s capital structure as of November 30, 2022 (unaudited) after giving effect to the anticipated net proceeds of the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus assuming the Trust incurs the estimated offering expenses. The extent of the Trust’s assets attributable to leverage following an offering, and the Trust’s associated expenses, are likely to vary (perhaps significantly) from these assumptions. The purpose of the table and the example below is to help you understand the fees and expenses that you, as a Common Shareholder, would bear directly or indirectly. The following table should not be considered a representation of the Trust’s future expenses. Actual expenses may be greater or less than shown. The following table shows estimated Trust expenses as a percentage of average net assets attributable to Common Shares, and not as a percentage of Managed Assets. See “Management of the Trust” in the accompanying Prospectus.
Shareholder Transaction Expenses
Sales load (as a percentage of offering price)(1)	2.00%
Offering expenses borne by the Trust (as a percentage of offering price)(2)	0.60%
Dividend Reinvestment Plan fees(3)	None

Annual Expenses	As a Percentage of Net Assets Attributable to Common Shares(4)
Management fee(5)	0.82%
Acquired fund fees and expenses(6)	0.27%
Interest expense(7)	1.93%
Other expenses(8)	0.22%
Total annual expenses(9)	3.24%

(1)
Represents the estimated commission with respect to the Common Shares being sold in this offering. Cantor Fitzgerald will be entitled to compensation of up to 2.00% of the gross proceeds of the sale of any Common Shares under the Sales Agreement, with the exact amount of such compensation to be mutually agreed upon by the Trust and Cantor Fitzgerald from time to time. The Trust has assumed that Cantor Fitzgerald will receive a commission of 2.00% of the gross sale price of the Common Shares sold in this offering.
(2)
The Investment Adviser has incurred on behalf of the Trust all costs associated with the Trust’s registration statement and any offerings pursuant to such registration statement. The Trust has agreed, in connection with offerings under this registration statement, to reimburse the Investment Adviser for offering expenses incurred by the Investment Adviser on the Trust’s behalf in an amount up to the lesser of the Trust’s actual offering costs or 0.60% of the total offering price of the Common Shares sold in such offerings. Amounts in excess of 0.60% of the total offering price of shares sold pursuant to this Prospectus Supplement and the accompanying Prospectus will not be subject to recoupment from the Trust
(3)
You will pay brokerage charges if you direct the Plan Agent to sell your Common Shares held in a dividend reinvestment account. See “Dividend Reinvestment Plan” in the accompanying Prospectus.
(4)
Based upon average net assets attributable to the Common Shares during the six month period ended November 30, 2022, after giving effect to the anticipated net proceeds of all of the Common Shares offered by this Prospectus Supplement based on an assumed price per share of $17.07 (the last reported sale price of the Fund’s Common Shares on the NYSE as of April 5 , 2023). The price per share of any sale of Common Shares may be greater or less than the price assumed herein, depending on the market price of the Common Shares at the time of any sale. There is no guarantee that there will be any sales of the Common Shares pursuant to this Prospectus Supplement. The number of the Common Shares actually sold pursuant to this Prospectus Supplement may be less than as assumed herein.
(5)
The Trust pays the Investment Adviser a fee, payable monthly in arrears at an annual rate equal to 0.60% of the Trust’s average daily Managed Assets. Because the Management fee shown is based upon outstanding Financial Leverage of 27.12% of the Trust’s Managed Assets, the Management fee as a percentage of net assets attributable to Common Shares is higher than if the Trust did not utilize such Financial Leverage. If Financial Leverage of more than 27.12% of the Trust’s Managed Assets is used, the Management fee shown would be higher.

(6)
Acquired Fund Fees and Expenses are based on estimated amounts for the current fiscal year, reflecting the fees and expenses borne by the Trust as an investor in other investment companies and the expected investment of the proceeds of this offering.
(7)
Interest expense is estimated for the current fiscal year and includes interest payments on borrowed funds (if any) and interest expenses on reverse repurchase agreements. Interest payments on borrowed funds is based upon the Trust’s outstanding Borrowings as of November 30, 2022 (unaudited), which included Borrowings under the Trust’s committed facility agreement in an amount equal to 0.20% of the Trust’s Managed Assets at an assumed weighted average interest rate of 5.84%. Interest expenses on reverse repurchase agreements is based on the Trust’s outstanding reverse repurchase agreements as of November 30, 2022 (unaudited) in an amount equal to 26.92% of the Trust’s Managed Assets at November 30, 2022 (unaudited), at an assumed weighted average interest rate of 5.17%. The actual amount of interest payments and expenses borne by the Trust will vary over time in accordance with the amount of Borrowings and reverse repurchase agreements and variations in market interest rates.
(8)
Other expenses are estimated for the current fiscal year.
(9)
The Total Annual Fund Operating Expenses in this fee table may not correlate to the expense ratios in the Trust’s financial highlights and financial statements because the financial highlights and financial statements reflect only the operating expenses of the Trust and do not include Acquired Fund Fees and Expenses, which are fees and expenses incurred indirectly by the Trust through its investments in certain underlying investment companies.
Example
As required by relevant SEC regulations, the following Example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) “Total annual expenses” of 3.24% of net assets attributable to Common Shares, (2) the sales load of $20 and estimated offering expenses of $6, and (3) a 5% annual return*:
	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred:	$59	$126	$195	$380

*
The Example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the Trust’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the Example. The Example assumes that all dividends and distributions are reinvested at NAV. See “Distributions” and “Dividend Reinvestment Plan” in the accompanying Prospectus.

The above table and Example and the assumption in the Example of the 5% annual return are required by the regulations of the SEC. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Trust’s Common Shares. For more complete descriptions of certain of the Trust’s costs and expenses, see “Management of the Trust” in the accompanying Prospectus. The Example assumes that the estimated “Other expenses” set forth in the table are accurate.
CAPITALIZATION
In accordance with the terms of the Sales Agreement, the Trust may offer and sell Common Shares having an aggregate initial offering price of up to $150,000,000, from time to time, through Cantor Fitzgerald as the Trust’s agent for the offer and sale of Common Shares. The price per share of any Common Share sold hereunder may be greater or less than the price of $17.07 per share (the last reported sale price for the Trust’s Common Shares on the NYSE as of April 5, 2023) assumed herein, depending on the market price of the Common Shares at the time of such sale. Furthermore, there is no guarantee that the Trust will sell all of the Common Shares available for sale hereunder or that there will be any sales of Common Shares hereunder. To the extent that the market price per Common Share, less any distributing commission or discount, is less than the then current NAV per Common Share on any given day, the Trust will instruct Cantor Fitzgerald not to make any sales on such day.
The following table sets forth the Trust’s capitalization:
(i)
on a historical basis as of May 31, 2022 (audited);
(ii)
on a historical basis as of November 30, 2022 (unaudited);
(iii)
on an as adjusted basis, as of April 5, 2023 (unaudited),to reflect the issuance of an aggregate of 26,645 Common Shares pursuant to the Trust’s Dividend Reinvestment Plan, and the application of the net proceeds from such issuances of the Common Shares; and the issuance and sale of 379,226 Common Shares issued and sold after November 30, 2022, but prior to the date of this Prospectus Supplement (less the commission paid and offering expenses payable by the Trust in connection with the issuance and sale of such Common Shares); and a decrease in Borrowings of $1,000,000 and a decrease in reverse repurchase agreements of $5,580,269; and
(iv)
on an as further adjusted basis (unaudited) to reflect the assumed sale of 8,787,346 Common Shares at a price of $17.07 per share (the last reported sale price for the Trust’s Common Shares on the NYSE as of April 5, 2023), in an offering under this Prospectus Supplement and the accompanying Prospectus less the assumed commission of $3,000,000 (representing an estimated commission paid to Cantor Fitzgerald of 2.00% of the gross proceeds of the sale of Common Shares effected by Cantor Fitzgerald in this offering) and estimated offering expenses payable by the Trust of $900,000.
	Actual as of May 31, 2022 (audited)	Actual as of November 30, 2022 (unaudited)	As Adjusted as of April 5, 2023 (unaudited)	As Further Adjusted (unaudited)
Short-Term Debt:
Borrowings and Reverse Repurchase Agreements	$167,775,690	$135,762,475	$129,182,206	$129,182,206
Common Shareholder’s Equity:
Common shares of beneficial interest, par value $0.01 per share; unlimited shares authorized, 21,864,166 shares issued and outstanding (actual as of May 31, 2022), 22,388,905 shares issued and outstanding (actual as of November 30, 2022), 22,794,776 shares issued and outstanding (as adjusted), and 31,582,122 shares issued and outstanding (as further adjusted)	$218,642	$223,889	$227,948	$315,821
Additional paid-in capital	$431,024,190	$440,188,473	$446,997,684	$593,009,811
Total distributable earnings (loss)	$(30,120,492)	$(75,613,042)	$(75,613,042)	$(75,613,042)
Net assets	$401,122,340	$364,799,320	$371,612,590	$517,712,590
USE OF PROCEEDS
Sales of Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the 1933 Act. Assuming the sale of $150,000,000 of Common Shares under this Prospectus Supplement and the accompanying Prospectus, the net proceeds to the Trust from this offering will be approximately $146,100,000 after deducting the estimated commission and estimated offering expenses. There is no guarantee that there will be any sales of Common Shares pursuant to the Prospectus Supplement. The price per share of any Common Share sold hereunder may be greater or less than the price assumed herein, depending on the market price of the Common Shares at the time of such sale. Furthermore, there is no guarantee that the Trust will sell all of the Common Shares available for sale hereunder or that there will be any sales of Common Shares hereunder. To the extent that the market price per Common Share, less any distributing commission or discount, is less than the then current NAV per Common Share on any given day, the Trust will instruct Cantor Fitzgerald not to make any sales on such day. As a result, the actual net proceeds received by the Trust may be less than the amount of net proceeds estimated in this Prospectus Supplement.
The Trust intends to invest the net proceeds of the offering in accordance with its investment objectives and policies as stated in the accompanying Prospectus or otherwise invest the net proceeds as follows. It is currently anticipated that the Trust will be able to invest most of the net proceeds of the offering in accordance with its investment objectives and policies within three months after receipt of such proceeds. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. government securities or high quality, short-term debt securities. The Trust may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses. A portion of the cash held by the Trust, including net proceeds of the offering, is usually used to pay distributions in accordance with the Trust’s distribution policy and may be a return of capital, which is in effect a partial return of the amount a Common Shareholder invested in the Trust. Common Shareholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net investment income or profit when they are not. The Trust’s distributions may be greater than the Trust’s net investment income or profit.
5

PLAN OF DISTRIBUTION
Under the Sales Agreement, upon written instructions from the Trust, Cantor Fitzgerald will use its commercially reasonable efforts consistent with its sales and trading practices, to solicit offers to purchase the Common Shares under the terms and subject to the conditions set forth in the Sales Agreement. Cantor Fitzgerald’s solicitation will continue until the Trust instructs Cantor Fitzgerald to suspend the solicitations and offers. The Trust will instruct Cantor Fitzgerald as to the amount of Common Shares to be sold by Cantor Fitzgerald. The Trust may instruct Cantor Fitzgerald not to sell Common Shares if the sales cannot be effected at or above the price designated by the Trust in any instruction. The Trust or Cantor Fitzgerald may suspend the offering of Common Shares upon proper notice and subject to other conditions.
Cantor Fitzgerald will provide written confirmation to the Trust not later than the opening of the trading day on the NYSE following any trading day on which Common Shares are sold under the Sales Agreement. Each confirmation will include the number of Common Shares sold on the preceding day, the net proceeds to the Trust and the compensation payable by the Trust to Cantor Fitzgerald in connection with the sales.
The Trust will pay Cantor Fitzgerald commissions for its services in acting as agent for the sale of Common Shares. Cantor Fitzgerald will be entitled to compensation of up to 2.00% of the gross proceeds of the sale of any Common Shares under the Sales Agreement, with the exact amount of such compensation to be mutually agreed upon by the Trust and Cantor Fitzgerald from time to time. There is no guarantee that there will be any sales of Common Shares pursuant to this Prospectus Supplement.
Settlement for sales of Common Shares will occur on the second trading day following the date on which such sales are made, or on some other date that is agreed upon by the Trust and Cantor Fitzgerald in connection with a particular transaction, in return for payment of the net proceeds to the Trust. There is no arrangement for funds to be deposited in escrow, trust or similar arrangement.
In connection with the sale of Common Shares on behalf of the Trust, Cantor Fitzgerald may be deemed to be an “underwriter” within the meaning of the 1933 Act, and the compensation paid to Cantor Fitzgerald may be deemed to be underwriting commissions or discounts. The Trust and the Investment Adviser have agreed to provide indemnification and contribution to Cantor Fitzgerald against certain civil liabilities, including liabilities under the 1933 Act. The Trust and the Investment Adviser have also agreed to reimburse Cantor Fitzgerald for other specified expenses.
The offering of Common Shares pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all Common Shares subject to the Sales Agreement or (2) the termination of the Sales Agreement. The Sales Agreement may be terminated by the Trust in its sole discretion at any time by giving 10 days’ notice to Cantor Fitzgerald. The Sales Agreement may be terminated by the Investment Adviser in its sole discretion in the event the Investment Adviser ceases to act as investment adviser to the Trust. In addition, Cantor Fitzgerald may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time following a period of 30 days from the date of the Sales Agreement by giving 10 days’ notice to the Trust.Under the 1940 Act, the Trust may not sell Common Shares at a price below the then current NAV per Common Share, exclusive of any distributing commission or discount. To the extent that the market price per share of the Trust’s Common Shares is less than the then current NAV per Common Share, exclusive of any distributing commission or discount, on any given day, the Trust will instruct Cantor Fitzgerald not to make any sales on such day.
In accordance with the terms of the Sales Agreement, the Trust may offer and sell Common Shares having an aggregate initial offering price of up to $150,000,000, from time to time, through Cantor Fitzgerald as agent for the Trust for the offer and sale of Common Shares.
The principal business address of Cantor Fitzgerald is 499 Park Avenue, New York, New York 10022.
LEGAL MATTERS
Certain legal matters will be passed on by Dechert LLP, Washington, D.C., as counsel to the Trust in connection with the offering of the Common Shares. Certain legal matters will be passed on by Hunton Andrews Kurth LLP, Houston, Texas, as special counsel to Cantor Fitzgerald in connection with the offering of Common Shares.
INCORPORATION BY REFERENCE
This Prospectus Supplement is part of a registration statement filed with the SEC. The Trust is permitted to “incorporate by reference” the information that filed with the SEC, which means that the Trust can disclose important information to you by
6

referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus Supplement, and later information that the Trust files with the SEC will automatically update and supersede this information.
The documents listed below and any reports and other documents subsequently filed with the SEC pursuant to Section 30(b)(2) of the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of this offering will be incorporated by reference into this Prospectus Supplement and deemed to be part of this Prospectus Supplement from the date of the filing of such reports and documents:
•
the Trust’s SAI, dated April 12, 2023, filed with the SEC with the accompanying Prospectus on April 12, 2023;
•
the Trust’s annual report on Form N-CSR for the fiscal year ended May 31, 2022, filed with the SEC on November 23, 2022;
•
the Trust’s semi-annual report on Form N-CSR for the six months ended November 30, 2022, filed with the SEC on February 3, 2023; and
•
the Trust’s description of Common Shares on Form 8-A, filed with the SEC on October 22, 2010.
You may request a free copy of the information incorporated by reference into this Prospectus Supplement by calling (800) 345-7999 or by writing to the Investment Adviser at Guggenheim Funds Investment Advisors, LLC, 227 West Monroe Street, Chicago, Illinois 60606, or you may obtain a copy (and other information regarding the Trust) from the SEC’s web site (http://www.sec.gov). Free copies of the Trust’s reports will also be available from the Trust’s web site at www.guggenheiminvestments.com/gbab. The information contained in, or that can be accessed through, the Trust’s website is not part of this Prospectus Supplement, the Prospectus or the SAI.
ADDITIONAL INFORMATION
This Prospectus Supplement and the accompanying Prospectus constitute part of a Registration Statement filed by the Trust with the SEC under the 1933 Act and the 1940 Act. This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Trust and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (http://www.sec.gov).
7

PROSPECTUS

$150,000,000
Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust
Investment Objectives. Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust (the “Trust”) is a diversified, closed-end management investment company. The Trust’s primary investment objective is to provide current income with a secondary objective of long-term capital appreciation. The Trust cannot assure investors that it will achieve its investment objectives.
Investment Strategy. The Trust seeks to achieve its investment objectives by investing primarily in a diversified portfolio of taxable municipal securities and other investment grade, income generating debt securities, including debt instruments issued by non-profit entities (such as entities related to healthcare, higher education and housing), municipal conduits, project finance corporations, and tax-exempt municipal securities. Under normal market conditions, the Trust invests at least 80% of its Managed Assets (as defined herein) in taxable municipal securities, including Build America Bonds (“BABs”), which qualify for federal subsidy payments under the American Recovery and Reinvestment Act of 2009 (the “Act”), and other investment grade, income generating debt securities, including debt instruments issued by non-profit entities (such as entities related to healthcare, higher education and housing), municipal conduits, project finance corporations, and tax-exempt municipal securities. Under normal market conditions, the Trust invests at least 80% of its Managed Assets in securities that, at the time of investment, are investment grade quality. Under normal market conditions, the Trust may invest up to 20% of its Managed Assets in securities that, at the time of investment, are rated below investment grade quality (that is below Baa3 by Moody’s or below BBB- by S&P or Fitch) or are unrated by any nationally recognized statistical rating organizations (“NRSRO”) but judged to be of comparable quality by the Adviser (as defined herein). Under normal market conditions, the Trust does not invest more than 25% of its Managed Assets in municipal securities in any one state of origin. Under normal market conditions, the Trust will invest at least 50% of its Managed Assets in taxable municipal securities. For purposes of such 50% investment policy, taxable municipal securities means taxable municipal bonds. “Managed Assets” (as further described herein) means the total assets of the Trust, including the assets attributable to the proceeds from financial leverage, minus liabilities, other than liabilities related to any financial leverage.
Offering. The Trust may offer, from time to time, up to $150,000,000 aggregate initial offering price of common shares of beneficial interest, par value $0.01 per share (“Common Shares”), in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus (each, a “Prospectus Supplement”). You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Common Shares.
The Trust may offer Common Shares (1) directly to one or more purchasers, (2) through agents that the Trust may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Common Shares will identify any agents or underwriters involved in the sale of Common Shares, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Trust and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Trust may not sell Common Shares through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement. See “Plan of Distribution.”
Investing in the Trust’s Common Shares involves certain risks. The Trust intends to utilize leverage, which is subject to numerous risks. An investment in the Trust is subject to investment risk, including the possible loss of the entire principal amount that you invest. See “Risks” beginning on page 30 of this Prospectus. You should carefully consider these risks together with all of the other information contained in this Prospectus before making a decision to purchase the Trust’s Common Shares.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated April 12, 2023
Adviser. Guggenheim Funds Investment Advisors, LLC (“GFIA” or “Investment Adviser”) acts as the Trust’s investment adviser and is responsible for the management of the Trust. Guggenheim Partners Investment Management, LLC acts as the Trust’s investment sub-adviser (the “Sub-Adviser”). The Sub-Adviser manages the investment of the assets of the Trust in accordance with its investment objectives and policies, places orders to purchase and sell securities on behalf of the Trust, and, at the request of the Investment Adviser, consults with the Investment Adviser as to the overall management of the assets of the Trust and its investment policies and practices.
Each of the Investment Adviser and the Sub-Adviser is a wholly-owned subsidiary of Guggenheim Partners, LLC (“Guggenheim Partners”). Guggenheim Partners is a diversified financial services firm with wealth management, capital markets, investment management and proprietary investing businesses, whose clients are a mix of individuals, family offices, endowments, investment funds, foundations, insurance companies and other institutions that have entrusted Guggenheim

Partners with the supervision of more than $285 billion of assets as of December 31, 2022. Guggenheim Partners is headquartered in Chicago and New York with a global network of offices throughout the United States, Europe, and Asia. References to the “Adviser” may include the Investment Adviser or the Sub-Adviser, as applicable.
Financial Leverage. The Trust may employ leverage through (i) the issuance of senior securities representing indebtedness, including through borrowing from financial institutions or issuance of debt securities, including notes or commercial paper (collectively, “Indebtedness”), (ii) engaging in reverse repurchase agreements, dollar rolls and economically similar transactions, (iii) investments in inverse floating rate securities, which have the economic effect of leverage, and (iv) the issuance of preferred shares (“Preferred Shares”) (collectively “Financial Leverage”). The Trust has no present intention to issue Preferred Shares.
The Trust may utilize leverage up to the limits imposed by the Investment Company Act of 1940 (the “1940 Act”). Under the 1940 Act, the Trust may not incur Indebtedness if, immediately after incurring such Indebtedness, the Trust would have asset coverage (as defined in the 1940 Act) of less than 300% (i.e., for every dollar of Indebtedness outstanding, the Trust is required to have at least three dollars of assets). Under the 1940 Act, the Trust may not issue Preferred Shares if, immediately after issuance, the Trust would have asset coverage (as defined in the 1940 Act) of less than 200% (i.e., for every dollar of Indebtedness plus the Preferred Shares outstanding, the Trust is required to have at least two dollars of assets). However, under current market conditions, the Trust currently expects to utilize Financial Leverage through Indebtedness and/or reverse repurchase agreements, such that the aggregate amount of Financial Leverage is not expected to exceed 331/3% of the Trust’s Managed Assets (including the proceeds of such Financial Leverage) (or 50% of net assets). The Trust has entered into a committed facility agreement with Société Générale S.A., pursuant to which the Trust may borrow up to $100 million. As of November 30, 2022 (unaudited), there was approximately $1,000,000 in borrowings outstanding under the committed facility agreement, representing approximately 0.20% of the Trust’s Managed Assets as of such date, and there was approximately $134,762,475 in reverse repurchase agreements outstanding, representing approximately 26.92% of the Trust’s Managed Assets as of such date.
The Trust’s use of leverage through reverse repurchase agreements, dollar rolls and economically similar transactions will be included when calculating the Trust’s Financial Leverage and therefore will be limited by the Trust’s maximum overall Financial Leverage levels approved by the Board of Trustees of the Trust (the “Board of Trustees”) and may be further limited by the applicable requirements of the SEC discussed herein.
In addition, the Trust may engage in certain derivatives transactions, including swaps, that have economic characteristics similar to leverage. The Trust’s obligations under such transactions will not be considered Indebtedness for purposes of the 1940 Act and will not be included in calculating the aggregate amount of the Trust’s Financial Leverage, but the Trust’s use of such transactions may be limited by the applicable requirements of the SEC.
The Trust’s total Financial Leverage may vary significantly over time based on the Adviser’s assessment of market conditions, available investment opportunities and cost of Financial Leverage. Although the use of Financial Leverage by the Trust may create an opportunity for increased total return for the Common Shares, it also results in additional risks and can magnify the effect of any losses. Financial Leverage involves risks and special considerations for shareholders, including the likelihood of greater volatility of net asset value and market price of, and dividends on, the Common Shares. To the extent the Trust increases its amount of Financial Leverage outstanding, it will be more exposed to these risks. The cost of Financial Leverage, including the portion of the investment advisory fee attributable to the assets purchased with the proceeds of Financial Leverage, is borne by holders of Common Shares (“Common Shareholders”), which may result in a reduction of net asset value of the Common Shares. The fees paid to the Adviser will be calculated on the basis of the Trust’s Managed Assets, including proceeds from Financial Leverage, so the fees paid to the Adviser will be higher when Financial Leverage is utilized. To the extent the Trust increases its amount of Financial Leverage outstanding, the Trust’s annual expenses as a percentage of net assets attributable to Common Shares will increase.
The Adviser anticipates that the use of Financial Leverage may result in higher total return to the Common Shareholders over time; however, there can be no assurance that the Adviser’s expectations will be realized or that a leveraging strategy will be successful in any particular time period. To the extent the cost of leverage is no longer favorable, the cost of leverage may exceed the income or gains derived from investments purchased with the proceeds of leverage. There can be no assurance that a leveraging strategy will be utilized or, if utilized, will be successful. See “Use of Leverage” and the section of the Trust’s most recent annual report on Form N-CSR entitled “Principal Risks of the Trust—Financial Leverage Risk,” which is incorporated by reference herein for a discussion of associated risks.
Common Shares. The Trust’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus, will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “GBAB.” The net asset value of the Common Shares at the close of business on March 14, 2023 was $16.12 per share, and the last reported sale price of the Common Shares on the NYSE on such date was $16.75 per share, representing a premium to net asset value per share of 3.91%. See “Market and Net Asset Value Information.”
You should read this Prospectus (and documents incorporated by reference herein), which contains important information about the Trust, together with any Prospectus Supplement, before deciding whether to invest in the Common Shares of the Trust, and retain these documents for future reference. A Statement of Additional Information dated April 12, 2023 (the “SAI”), as supplemented from time to time, containing additional information about the Trust, has been filed with the SEC and is incorporated by reference in its entirety into this Prospectus. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov). You may request a free copy of the SAI or request other information about the Trust (including the Trust’s annual and semi-annual reports) or make shareholder inquiries by calling (800) 345-7999 or by writing the Trust, or you may obtain a copy (and other information regarding the Trust) from the SEC’s website (www.sec.gov). Free copies of the Trust’s reports and the SAI will also be available from the Trust’s website at www.guggenheiminvestments.com/gbab. The information contained in, or that can be accessed through, the Trust’s website is not part of this Prospectus.
The Trust’s Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. Investors could lose money by investing in the Trust.
* * *

You should rely only on the information contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement in making your investment decisions. The Trust has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Trust is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus is accurate only as of the date of this Prospectus. The Trust’s business, financial condition and prospects may have changed since such date. The Trust will advise investors of any material changes to the extent required by applicable law.
FORWARD-LOOKING STATEMENTS
This Prospectus, including documents incorporated by reference herein, contains or incorporates by reference forward-looking statements, within the meaning of the federal securities laws, that involve risks and uncertainties. These statements describe the Trust’s plans, strategies, and goals and the Trust’s beliefs and assumptions concerning future economic and other conditions and the outlook for the Trust, based on currently available information. In this Prospectus, words such as “anticipates,” “believes,” “expects,” “objectives,” “goals,” “future,” “intends,” “seeks,” “will,” “may,” “could,” “should,” and similar expressions are used in an effort to identify forward-looking statements, although some forward-looking statements may be expressed differently. The Trust is not entitled to the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933, as amended (“Securities Act”).

PROSPECTUS SUMMARY
This is only a summary of information contained elsewhere in this Prospectus. This summary does not contain all of the information that you should consider before investing in the Trust’s common shares of beneficial interest, par value $0.01 per share (“Common Shares”). You should carefully read the more detailed information contained in this Prospectus and any related Prospectus Supplements, especially the information set forth under the headings “Investment Objectives, Strategies and Policies” and “Risks.” You may also wish to request a copy of the Trust’s Statement of Additional Information dated April 12, 2023 (the “SAI”), as supplemented from time to time, which contains additional information about the Trust.
The Trust
Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust (the “Trust”) is a
diversified, closed-end management investment company. The Trust was organized as a statutory trust on June 30, 2010, pursuant to a Certificate of Trust, and is governed by the laws of the State of Delaware. The Trust commenced operations on October 27, 2010. Its principal office is located at 227 West Monroe Street, Chicago, Illinois 60606, and its telephone number is (312) 827-0100.

The Offering
The Trust may offer, from time to time, up to $150,000,000 aggregate initial offering price of
Common Shares, on terms to be determined at the time of the offering. The Trust will offer
Common Shares at prices and on terms to be set forth in one or more supplements to this
Prospectus (each, a “Prospectus Supplement”). You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Common Shares.

The Trust may offer Common Shares (1) directly to one or more purchasers, (2) through agents that the Trust may designate from time to time, or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering will identify any agents or underwriters involved in the sale of Common Shares, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Trust and agents or underwriters or among underwriters or the basis upon which such amount may be calculated.
The Trust may not sell Common Shares through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement describing the method and terms of the offering of Common Shares. See “Plan of Distribution.”

Use of Proceeds
Unless otherwise specified in a Prospectus Supplement, the Trust intends to invest the net proceeds of an offering of Common Shares in accordance with its investment objectives and policies or otherwise invest the net proceeds as follows. It is currently anticipated that the
Trust will be able to invest most of the net proceeds of an offering of Common Shares in accordance with its investment objectives and policies within three months after the receipt of such proceeds. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. Government securities or high quality, short-term debt securities. The Trust may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses. A portion of the cash held by the Trust, including net proceeds of the offering, is usually used to pay distributions in accordance with the Trust’s distribution policy and may be a return of capital, which is in effect a partial return of the amount a Common Shareholder invested in the Trust.
Common Shareholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net investment income or profit when they are not. The Trust’s distributions may be greater than the Trust’s net investment income or profit.

Investment Objectives
Please refer to the section of the Trust’s most recent annual report on Form N-CSR entitled
“Investment Objective,” which is incorporated by reference herein, for a discussion of the
Trust’s investment objectives.

Investment Strategies
Please refer to the section of the Trust’s most recent annual report on Form N-CSR entitled
“Principal Investment Strategies,” which is incorporated by reference herein, for a discussion of the Trust’s investment strategies.

Investment Policies
Under normal market conditions:

•The Trust invests at least 80% of its Managed Assets in taxable municipal securities, including BABs, and other investment grade, income generating debt securities, including debt instruments issued by non-profit entities (such as entities related to healthcare, higher education and housing), municipal conduits, project finance corporations, and tax-exempt municipal securities.

•The Trust will not invest more than 25% of its Managed Assets in municipal securities in any one state of origin.
•The Trust will invest at least 50% of its Managed Assets in taxable municipal securities.

Under normal market conditions, the Trust invests at least 80% of its Managed Assets in securities that, at the time of investment, are investment grade quality.
For purposes of the 50% investment policy set forth above, taxable municipal securities means taxable municipal bonds.

Please refer to the section of the Trust’s most recent annual report on Form N-CSR entitled
“Portfolio Composition,” which is incorporated by reference herein, for further information regarding these and other investment policies of the Trust.

Special Tax Considerations
The Trust has elected to be treated as, and intends to continue to qualify for taxation as, a regulated investment company (“RIC”) for U.S. federal income tax purposes. For so long as the Trust so qualifies, it will generally not be subject to U.S. federal income tax on income or gains that it timely distributes to its shareholders. The Trust primarily invests in taxable municipal securities whose income is subject to U.S. federal income tax. Thus, dividends with respect to the Common Shares will generally be taxable as ordinary income for U.S. federal income tax purposes (except in the case of capital gain dividends). See “Tax Matters.”

Management of the Trust
Guggenheim Funds Investment Advisors, LLC (“GFIA” or “Investment Adviser”) acts as the
Trust’s investment adviser. GFIA is responsible for the management of the Trust and administers the affairs of the Trust to the extent requested by the Board of Trustees of the Trust
(“Board of Trustees”). The Trust pays the Investment Adviser a fee, payable monthly in arrears at an annual rate equal to 0.60% of the Trust’s average daily Managed Assets. “Managed
Assets” means the total assets of the Trust, including the assets attributable to the proceeds from financial leverage, including the issuance of senior securities represented by indebtedness (including through borrowing from financial institutions or issuance of debt securities, including notes or commercial paper), the issuance of preferred shares, the effective leverage of certain portfolio transactions such as reverse repurchase agreements, dollar rolls and inverse floating rate securities, or any other form of financial leverage, minus liabilities, other than liabilities related to any financial leverage. Please refer to the section of the Trust’s most recent annual report on Form N-CSR entitled “Principal Risks of the Trust,” which is incorporated by reference herein, for a discussion of associated risks.

Guggenheim Partners Investment Management, LLC acts as the Trust’s investment sub-adviser (the “Sub-Adviser”).

The Sub-Adviser manages the investment of the assets of the Trust in accordance with its investment objectives and policies, places orders to purchase and sell securities on behalf of the Trust, and, at the request of the Investment Adviser, consults with the Investment Adviser as to the overall management of the assets of the Trust and its investment policies and practices. The Investment Adviser pays the Sub-Adviser a fee, payable monthly in arrears at an annual rate equal to 0.30% of the Trust’s average daily Managed Assets.

References to the “Adviser” may include the Investment Adviser or the Sub-Adviser, as applicable.
See “Management of the Trust.”
Financial Leverage
The Trust may employ leverage through (i) the issuance of senior securities representing indebtedness, including through borrowing from financial institutions or issuance of debt securities, including notes or commercial paper (collectively, “Indebtedness”), (ii) engaging in reverse repurchase agreements, dollar rolls and economically similar transactions,
(iii) investments in inverse floating rate securities, which have the economic effect of leverage, and (iv) the issuance of preferred shares (“Preferred Shares”) (collectively “Financial
Leverage”). The Trust has no present intention to issue Preferred Shares.

The Trust may utilize leverage up to the limits imposed by the Investment Company Act of
1940 (the “1940 Act”). Under the 1940 Act, the Trust may not incur Indebtedness if, immediately after incurring such Indebtedness, the Trust would have asset coverage (as defined in the 1940 Act) of less than 300% (i.e., for every dollar of Indebtedness outstanding, the Trust is required to have at least three dollars of assets). Under the 1940 Act, the Trust may not issue Preferred Shares if, immediately after issuance, the Trust would have asset coverage
(as defined in the 1940 Act) of less than 200% (i.e., for every dollar of Indebtedness plus
Preferred Shares outstanding, the Trust is required to have at least two dollars of assets).
However, under current market conditions, the Trust currently expects to utilize Financial
Leverage through Indebtedness and/or reverse repurchase agreements, such that the aggregate amount of Financial Leverage is not expected to exceed 33 1/3% of the Trust’s Managed
Assets (including the proceeds of such Financial Leverage) (or 50% of net assets). The Trust has entered into a committed facility agreement with Société Générale S.A., pursuant to which the Trust may borrow up to $100 million. As of November 30, 2022 (unaudited), there was approximately $1,000,000 in borrowings outstanding under the committed facility agreement, representing approximately 0.20% of the Trust’s Managed Assets as of such date, and there was approximately $134,762,475 in reverse repurchase agreements outstanding, representing approximately 26.92% of the Trust’s Managed Assets as of such date.

The Trust’s use of leverage through reverse repurchase agreements, dollar rolls and economically similar transactions will be included when calculating the Trust’s Financial
Leverage and therefore will be limited by the Trust’s maximum overall Financial Leverage levels approved by the Board of Trustees of the Trust (the “Board of Trustees”) and may be
further limited by the applicable requirements of the Securities and Exchange Commission
(the “SEC”) discussed herein.

In addition, the Trust may engage in certain derivatives transactions, including swaps, that have economic characteristics similar to leverage. The Trust’s obligations under such transactions will not be considered Indebtedness for purposes of the 1940 Act and will not be included in calculating the aggregate amount of the Trust’s Financial Leverage, but the Trust’s use of such transactions may be limited by the applicable requirements of the SEC.

The Trust’s total Financial Leverage may vary significantly over time based on the Adviser’s assessment of market conditions, available investment opportunities and cost of Financial
Leverage. Although the use of Financial Leverage by the Trust may create an opportunity for increased total return for the Common Shares, it also results in additional risks and can magnify the effect of any losses. Financial Leverage involves risks and special considerations for shareholders, including the likelihood of greater volatility of net asset value and market price of, and dividends on, the Common Shares. To the extent the Trust increases its amount of
Financial Leverage outstanding, it will be more exposed to these risks. The cost of Financial
Leverage, including the portion of the investment advisory fee attributable to the assets purchased with the proceeds of Financial Leverage, is borne by holders of Common Shares
(“Common Shareholders”), which may result in a reduction of net asset value of the Common
Shares. The fees paid to the Adviser will be calculated on the basis of the Trust’s Managed
Assets, including proceeds from Financial Leverage, so the fees paid to the Adviser will be higher when Financial Leverage is utilized. To the extent the Trust increases its amount of
Financial Leverage outstanding, the Trust’s annual expenses as a percentage of net assets attributable to Common Shares will increase.

The Adviser anticipates that the use of Financial Leverage may result in higher total return to the Common Shareholders over time; however, there can be no assurance that the Adviser’s expectations will be realized or that a leveraging strategy will be successful in any particular time period. To the extent the cost of leverage is no longer favorable, the cost of leverage may exceed the income or gains derived from investments purchased with the proceeds of leverage.
There can be no assurance that a leveraging strategy will be utilized or, if utilized, will be successful. See “Use of Leverage” and the section of the Trust’s most recent annual report on
Form N-CSR entitled “Principal Risks of the Trust—Financial Leverage Risk,” which is incorporated by reference herein, for a discussion of associated risks.

Temporary Defensive Investments
During periods in which the Adviser believes that economic, financial, market or political conditions or other circumstances make it advisable to maintain a temporary defensive posture
(a “temporary defensive period”), or in order to keep the Trust’s cash fully invested, including the period during which the net proceeds of the offering of Common Shares are being invested, the Trust may, without limitation, hold cash or invest its assets in money market instruments and repurchase agreements. The Trust may not achieve its investment objectives during a temporary defensive period or be able to sustain its historical distribution levels. See
“The Trust’s Investments—Temporary Defensive Investments.”

Distributions
The Trust intends to pay substantially all of its net investment income, if any, to Common
Shareholders through monthly distributions. In addition, the Trust intends to distribute any net long-term capital gains to Common Shareholders at least annually. The Trust expects that distributions paid on the Common Shares will generally consist of (i) investment company taxable income taxed as ordinary income, which includes, among other things, short-term capital gain and income from certain hedging and interest rate transactions, (ii) long-term capital gain (gain from the sale of a capital asset held longer than one year) and (iii) return of capital. The Trust cannot assure you, however, as to what percentage of the dividends paid on the Common Shares, if any, will consist of long term capital gain, which is taxed at reduced rates for non-corporate investors. The distributions paid by the Trust for any particular month may be more than the amount of net investment income from that monthly period. As a result, all or a portion of a distribution may be a return of capital, which is in effect a partial return of the amount a Common Shareholder invested in the Trust. For U.S. federal income tax purposes, a return of capital distribution is generally not taxable up to the amount of the
Common Shareholder’s tax basis in their Common Shares and would reduce such tax basis, and any amounts exceeding such basis will be treated as a gain from the sale of their Common
Shares. Although a return of capital may not be taxable, it will generally increase the Common
Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares. Common Shareholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net investment income or profits when they are not. Common Shareholders should not assume that the source of a distribution from the Trust is net investment income or profit. Alternatively, in certain circumstances, the Trust may elect to retain income or capital gain and pay income or excise tax on such undistributed amount, to the extent that the Board of Trustees, in consultation with Trust management, determines it to be in the best interest of shareholders to do so. During the Trust’s fiscal year ended May 31, 2022, the Trust paid excise tax of $0. See “Distributions” and “Tax Matters.”

The Trust’s distribution rate is not constant and the amount of distributions, when declared by the Board of Trustees, is subject to change. The Trust reserves the right to change its distribution policy and the basis for establishing the rate of distributions at any time and may do so without prior notice to Common Shareholders.

If you hold your Common Shares in your own name or if you hold your Common Shares with a brokerage firm that participates in the Trust’s Dividend Reinvestment Plan (the “Plan”),
unless you elect to receive cash, all dividends and distributions that are declared by the Trust will be automatically reinvested in additional Common Shares of the Trust pursuant to the
Plan. If you hold your Common Shares with a brokerage firm that does not participate in the
Plan, you will not be able to participate in the Plan and any dividend reinvestment may be effected on different terms than those described above. Consult your financial adviser for more information. See “Dividend Reinvestment Plan.”

Listing and Symbol
The Trust’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus, will be, subject to notice of issuance, listed on the New York Stock Exchange
(the “NYSE”) under the symbol “GBAB.” The net asset value of the Common Shares at the close of business on March 14, 2023 was $16.12 per share, and the last reported sale price of the Common Shares on the NYSE on such date was $16.75 per share, representing a premium to net asset value per share of 3.91%. See “Market and Net Asset Value Information.”

Special Risk Considerations
An investment in Common Shares of the Trust involves special risk considerations. Please refer to the section of the Trust’s most recent annual report on Form N-CSR entitled “Principal
Risks of the Trust,” which is incorporated by reference herein, for a discussion of the associated risks of investment in the Trust. You should carefully consider these risks together with all of the other information contained in this Prospectus, including the section of this
Prospectus entitled “Risks” beginning on page 30, before making a decision to purchase the
Trust’s Common Shares.

Anti-Takeover Provisions in the Trust’s Governing Documents
The Trust’s Amended and Restated Agreement and Declaration of Trust (the “Declaration of
Trust”) and the Trust’s Bylaws, as each may be amended and/or restated from time to time,
(collectively, the “Governing Documents”) include provisions that could limit the ability of other entities or persons to acquire control of the Trust or convert the Trust to an open-end fund. These provisions could have the effect of depriving the Common Shareholders of opportunities to sell their Common Shares at a premium over the then-current market price of the Common Shares. See “Anti-Takeover and Other Provisions in the Trust’s Governing
Documents.”

Custodian, Administrator, Transfer Agent and Dividend Disbursing Agent
The Bank of New York Mellon serves as the custodian of the Trust’s assets pursuant to a custody agreement. Under the custody agreement, the custodian holds the Trust’s assets in compliance with the 1940 Act. For its services, the custodian receives a monthly fee based upon, among other things, the average value of the total assets of the Trust, plus certain charges for securities transactions.

Computershare Trust Company, N.A. serves as the Trust’s dividend disbursing agent and agent under the Trust’s Dividend Reinvestment Plan (the “Plan Agent”) and Computershare Inc.
serves as transfer agent and registrar with respect to the Common Shares of the Trust.

MUFG Investor Services (US) LLC (“MUFG”), serves as the Trust’s administrator and fund accounting agent. Pursuant to an administration agreement, MUFG provides certain administrative services to the Trust. Pursuant to an accounting and administration agreement,
MUFG is responsible for maintaining the books and records of the Trust’s securities and cash.
For its services, MUFG receives a monthly fee based upon the average daily Managed Assets of the Trust.

SUMMARY OF TRUST EXPENSES
The following table contains information about the costs and expenses that Common Shareholders will bear directly or indirectly. The table is based on the capital structure of the Trust as of November 30, 2022 (unaudited) (except as noted below). The purpose of the table and the example below is to help you understand the fees and expenses that you, as a Common Shareholder, would bear directly or indirectly. The following table should not be considered a representation of the Trust’s future expenses. Actual expenses may be greater or less than shown. The following table shows estimated Trust expenses as a percentage of average net assets attributable to Common Shares, and not as a percentage of Managed Assets. See “Management of the Trust.”
Shareholder Transaction Expenses
Sales load (as a percentage of offering price)(1)	—%
Offering expenses borne by the Trust (as a percentage of offering price)(1)(2)	0.60%
Dividend Reinvestment Plan fees(3)	None

As a Percentage of Net Assets Attributable to Common Shares(4)
Annual Expenses
Management fee(5)	0.83%
Acquired fund fees and expenses(6)	0.27%
Interest expense(7)	1.93%
Other expenses(8)	0.26%
Total annual expenses(9)	3.29%

(1)
If Common Shares to which this Prospectus relates are sold to or through underwriters, the Prospectus Supplement will set forth any applicable sales load to be paid by investors and the estimated offering expenses borne by the Trust.
(2)
The Investment Adviser has incurred on behalf of the Trust all costs associated with the Trust’s registration statement and any offerings pursuant to such registration statement. The Trust has agreed, in connection with offerings under this registration statement, to reimburse the Investment Adviser for offering expenses incurred by the Investment Adviser on the Trust’s behalf in an amount up to the lesser of the Trust’s actual offering costs or 0.60% of the total offering price of the Common Shares sold in such offerings.
(3)
Common Shareholders will pay brokerage charges if they direct Computershare Trust Company, N.A. (the “Plan Agent”) to sell Common Shares held in a dividend reinvestment account. See “Dividend Reinvestment Plan.”
(4)
Based upon average net assets attributable to Common Shares during six month period ended, November 30, 2022.
(5)
The Trust pays the Investment Adviser a fee, payable monthly in arrears at an annual rate equal to 0.60% of the Trust’s average daily Managed Assets. Because the Management fee shown is based upon outstanding Financial Leverage of 27.12% of the Trust’s Managed Assets, the Management fee as a percentage of net assets attributable to Common Shares is higher than if the Trust did not utilize such Financial Leverage. If Financial Leverage of more than 27.12% of the Trust’s Managed Assets is used, the Management fee shown would be higher.
(6)
Acquired Fund Fees and Expenses are based on estimated amounts for the current fiscal year, reflecting the fees and expenses borne by the Trust as an investor in other investment companies.
(7)
Interest expense is estimated for the current fiscal year and includes interest payments on borrowed funds (if any) and interest expenses on reverse repurchase agreements. Interest payments on borrowed funds is based upon the Trust’s outstanding Borrowings as of November 30, 2022 (unaudited), which included Borrowings under the Trust’s committed facility agreement in an amount equal to 0.20% of the Trust’s Managed Assets at an assumed weighted average interest rate of 5.84%. Interest expenses on reverse repurchase agreements is based on the Trust’s outstanding reverse repurchase agreements as of November 30, 2022 (unaudited) in an amount equal to 26.92% of the Trust’s Managed Assets at November 30, 2022 (unaudited), at an assumed weighted average interest rate of 5.17%. The actual amount of interest payments and expenses borne by the Trust will vary over time in accordance with the amount of Borrowings and reverse repurchase agreements and variations in market interest rates.
(8)
Other expenses are estimated for the current fiscal year.
(9)
The Total Annual Fund Operating Expenses in this fee table may not correlate to the expense ratios in the Trust’s financial highlights and financial statements because the financial highlights and financial statements reflect only the operating expenses of the Trust and do not include Acquired Fund Fees and Expenses, which are fees and expenses incurred indirectly by the Trust through its investments in certain underlying investment companies.

Example
As required by relevant SEC regulations, the following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) “Total annual expenses” of 3.29% of net assets attributable to Common Shares and (2) a 5% annual return*:
	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred:	$33	$101	$172	$359
*
The Example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the Trust’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the example. The example assumes that all dividends and distributions are reinvested at net asset value. See “Distributions” and “Dividend Reinvestment Plan.”
The example above does not include sales loads or estimated offering costs. In connection with an offering of Common Shares, the Prospectus Supplement will set forth an Example including sales load and estimated offering costs.
The above table and Example and the assumption in the Example of the 5% annual return are required by the regulations of the SEC. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Trust’s Common Shares. For more complete descriptions of certain of the Trust’s costs and expenses, see “Management of the Trust.” The Example assumes that the estimated “Other expenses” set forth in the table are accurate.

FINANCIAL HIGHLIGHTS
The financial highlights table is intended to help you understand the Trust’s financial performance. The information in this table for the fiscal years ended 2022, 2021, 2020, 2019 and 2018 is derived from the Trust’s financial statements and has been audited by Ernst & Young LLP, independent registered public accounting firm for the Trust. The information for the six months ended November 30, 2022 is unaudited. The Trust’s audited financial statements appearing in the Trust’s annual report to shareholders for the year ended May 31, 2022, including the report of Ernst & Young LLP thereon, and the Trust’s unaudited financial statements appearing in the Trust’s semi-annual report for the six months ended November 30, 2022, are incorporated by reference in the SAI. In the opinion of management, the unaudited interim financial statements reflect all adjustments necessary to a fair statement of the results for the interim period presented and are of a normal, recurring nature.
Per Share Data:	Six Months Ended November 30, 2022 (Unaudited)	Year Ended May 31, 2022	Year Ended May 31, 2021	Year Ended May 31, 2020	Year Ended May 31, 2019	Year Ended May 31, 2018
Net asset value, beginning of period	$18.35	$22.80	$22.09	$22.71	$22.69	$23.30
Income from investment operations:
Net investment income(a)	0.50	1.21	1.19	1.27	1.30	1.48
Net gain (loss) on investments (realized and unrealized)	(1.81)	(4.15)	1.03	(0.38)	0.23	(0.58)
Total from investment operations	(1.31)	(2.94)	2.22	0.89	1.53	0.90
Less distributions from:
Net investment income	(0.75)	(1.32)	(1.38)	(1.51)	(1.43)	(1.35)
Capital gains	—	(0.03)	(0.13)	—	(0.08)	(0.16)
Return of capital	—	(0.16)	(0.00)*	—	—	—
Total distributions to shareholders	(0.75)	(1.51)	(1.51)	(1.51)	(1.51)	(1.51)
Net asset value, end of period	$16.29	$18.35	$22.80	$22.09	$22.71	$22.69
Market value, end of period	$16.85	$19.45	$24.22	$23.20	$23.38	$21.44
Total Return(b)
Net asset value	(7.11%)(h)	(13.81%)(g)	10.30%	3.86%	7.11%	3.93%
Market value	(9.39%)	(13.96%)	11.43%	6.03%	16.81%	(1.23%)
Ratios/Supplemental Data:
Net assets, end of period (in thousands)	$364,799	$401,122	$472,691	$414,168	$395,716	$395,221
Ratio to average net assets of:
Total expenses, including interest expense(c)(e)	2.27%(f)	1.34%	1.27%	1.65%	1.68%	1.65%
Net investment income, including interest expense	5.92%(f)	5.52%	5.22%	5.61%	5.82%	6.42%
Portfolio turnover rate	8%	36%	33%	25%	6%	8%
Senior Indebtedness:
Borrowings – committed facility agreement (in thousands)	$1,000	$—	$97,360	$10,510	$44,510	$44,510
Asset Coverage per $1,000 of indebtedness(d)	$365,799	$—	$5,855	$40,409	$9,891	$9,879

Per Share Data:	Year Ended May 31, 2017	Year Ended May 31, 2016	Year Ended May 31, 2015	Year Ended May 31, 2014	Year Ended May 31, 2013
Net asset value, beginning of period	$23.30	$23.35	$23.26	$23.61	$23.49
Income from investment operations:
Net investment income(a)	1.59	1.48	1.48	1.63	1.65
Net gain (loss) on investments (realized and unrealized)	(0.04)	0.13	0.27	(0.32)	0.07
Total from investment operations	1.55	1.61	1.75	1.31	1.72
Less distributions from:
Net investment income	(1.55)	(1.64)	(1.48)	(1.60)	(1.60)
Capital gains	—	(0.02)	(0.18)	(0.06)	—
Total distributions to shareholders	(1.55)	(1.66)	(1.66)	(1.66)	(1.60)
Net asset value, end of period	$23.30	$23.30	$23.35	$23.26	$23.61
Market value, end of period	$23.23	$22.28	$21.64	$21.69	$22.70
Total Return(b)
Net asset value	6.81%	7.25%	7.64%	6.15%	7.48%
Market value	11.62%	10.95%	7.52%	3.54%	8.27%
Ratios/Supplemental Data:
Net assets, end of period (in thousands)	$405,780	$405,820	$406,668	$405,039	$411,135
Ratio to average net assets of:
Total expenses, including interest expense(c)(e)	1.54%	1.38%	1.32%	1.35%	1.38%
Net investment income, including interest expense	6.80%	6.47%	6.26%	7.37%	6.99%
Portfolio turnover rate	6%	7%	11%	10%	12%
Senior Indebtedness:
Borrowings – committed facility agreement (in thousands)	$47,509	$61,710	$35,510	$30,964	$44,214
Asset Coverage per $1,000 of indebtedness(d)	$9,541	$7,576	$12,452	$14,081	$10,299
(a)
Based on average shares outstanding.
(b)
Total return is calculated assuming a purchase of a common share at the beginning of the period and a sale on the last day of the period reported either at net asset value (“NAV”) or market price per share. Dividends and distributions are assumed to be reinvested at NAV for NAV returns or the prices obtained under the Trust’s Dividend Reinvestment Plan for market value returns. Total investment return does not reflect brokerage commissions. A return calculated for a period of less than one year is not annualized.
(c)
Excluding interest expense, the operating expense ratios for the period ended November 30, 2022 and the years ended May 31 would be:
November 30, 2022 (unaudited)(f)	2022	2021	2020	2019	2018
1.08%	1.04%	1.01%	0.96%	0.95%	0.99%

2017	2016	2015	2014	2013
1.00%	0.99%	1.02%	1.02%	1.02%
(d)
Calculated by subtracting the Trust’s total liabilities (not including the borrowings) from the Trust’s total assets and dividing by the borrowings
(e)
The ratios of total expenses to average net assets applicable to common shares do not reflect fees and expenses incurred indirectly by the Trust as a result of its investment in shares of other investment companies. If these fees were included in the expense ratios, the expense ratios would increase by 0.27%, 0.20%, 0.26%, 0.32%, 0.00%, 0.00%, 0.00%, 0.00%, 0.00%, 0.00%, and 0.00% for the period ended November 30, 2022 and the years ended May 31, 2022, 2021, 2020, 2019, 2018, 2017, 2016, 2015, 2014 and 2013, respectively.
(f)
Annualized
(g)
The net increase from payments by affiliates totaling $383,226 relating to an operational issue contributed 0.08% to total return at NAV for the year ended May 31, 2022.

(h)
The net increase from payments by the Adviser totaling $29,557 relating to an operational issue contributed 0.01% total return at NAV for the period ended November 30, 2022.
*
Less than 0.01%.
SENIOR SECURITIES
Please refer to the section of the Trust’s most recent annual report on Form N-CSR entitled “Senior Securities,” which is incorporated by reference herein, for information about the Trust’s senior securities as of the end of the last ten fiscal years. The information therein has been audited by Ernst & Young LLP for the last five fiscal years. The Trust’s audited financial statements, including the report of Ernst & Young LLP thereon and accompanying notes thereto, are included in the Trust’s most recent annual report to shareholders. A copy of the report is available upon request and without charge by calling (800) 345-7999 or by writing the Trust at 227 West Monroe Street, Chicago, Illinois 60606.
THE TRUST
Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust is a diversified, closed-end management investment company registered under the 1940 Act. The Trust was organized as a statutory trust on June 30, 2010, pursuant to a Certificate of Trust, and is governed by the laws of the State of Delaware. The Trust commenced operations on October 27, 2010. Its principal office is located at 227 West Monroe Street, Chicago, Illinois 60606, and its telephone number is (312) 827-0100.
USE OF PROCEEDS
Unless otherwise specified in a Prospectus Supplement, the Trust intends to invest the net proceeds of an offering of Common Shares in accordance with its investment objectives and policies or otherwise invest the net proceeds as follows. It is currently anticipated that the Trust will be able to invest most of the net proceeds of an offering of Common Shares in accordance with its investment objectives and policies within three months after the receipt of such proceeds. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. Government securities or high quality, short-term debt securities. The Trust may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses. A portion of the cash held by the Trust, including net proceeds of the offering, is usually used to pay distributions in accordance with the Trust’s distribution policy and may be a return of capital, which is in effect a partial return of the amount a Common Shareholder invested in the Trust. Common Shareholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net investment income or profit when they are not. The Trust’s distributions may be greater than the Trust’s net investment income or profit.
MARKET AND NET ASSET VALUE INFORMATION
The Trust’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus, will be, subject to notice of issuance, listed on the NYSE under the symbol “GBAB.” The Trust’s Common Shares commenced trading on the NYSE on October 28, 2010.
The Common Shares have traded both at a premium and at a discount in relation to the Trust’s net asset value per share. Although the Common Shares have at times recently and historically traded at a premium to net asset value, there can be no assurance that this will continue after the offering nor that the Common Shares will not trade at a discount in the future. Shares of closed-end investment companies frequently trade at a discount to net asset value. The Trust’s net asset value will be reduced immediately following an offering of the Common Shares due to the costs of such offering, which will be borne entirely by the Trust. The sale of Common Shares by the Trust (or the perception that such sales may occur) may have an adverse effect on prices of Common Shares in the secondary market. An increase in the number of Common Shares available may put downward pressure on the market price for Common Shares.

The following table sets forth, for each of the periods indicated, the high and low closing market prices for the Common Shares on the NYSE, the net asset value per Common Share and the premium or discount to net asset value per Common Share at which the Common Shares were trading on the date of the high and low closing prices. The Trust calculates its net asset value as of the close of business, usually 4:00 p.m. Eastern Time, every day on which the NYSE is open. See “Net Asset Value” for information as to the determination of the Trust’s net asset value.
	Market Price		Net Asset Value per Common Share on Date of Market Price High and Low(1)		Premium/(Discount) on Date of Market Price High and Low(2)
Fiscal Quarter Ended	High	Low	High	Low	High	Low
February 28, 2023	$17.73	$15.51	$16.63	$15.93	6.61%	(2.64)%
November 30, 2022	17.59	14.91	17.32	15.64	1.56	(4.67)
August 31, 2022	19.29	17.01	18.29	17.36	5.47	(2.02)
May 31, 2022	21.16	18.06	21.51	18.18	(1.63)	(0.66)
February 28, 2022	23.73	20.00	23.04	21.17	2.99	(5.53)
November 30, 2021	25.25	23.29	23.52	22.75	7.36	2.37
August 31, 2021	24.89	24.30	23.12	23.36	7.66	4.02
May 31, 2021	24.30	22.62	22.61	22.03	7.47	2.68
February 28, 2021	25.68	23.88	23.37	22.49	9.88	6.18
November 30, 2020	25.69	23.57	22.62	22.82	13.57	3.29
August 31, 2020	24.40	22.53	22.94	22.47	6.36	0.27

(1)
Based on the Trust’s computations.
(2)
Calculated based on the information presented. Percentages are rounded.
The last reported market price, net asset value per Common Share and percentage premium to net asset value per Common Share as of March 14, 2023 was $16.75, $16.12 and 3.91%, respectively. The Trust cannot predict whether its Common Shares will trade in the future at a premium to or discount from net asset value, or the level of any premium or discount. Shares of closed-end investment companies frequently trade at a discount from net asset value. As of March 14, 2023, 22,675,040 Common Shares of the Trust were outstanding.
INVESTMENT OBJECTIVES, STRATEGIES AND POLICIES
Investment Objectives and Strategy
The Trust’s primary investment objective is to provide current income with a secondary objective of long-term capital appreciation. There can be no assurance that the Trust will achieve its investment objectives or be able to structure its investments as anticipated. The Trust’s investment objectives are considered fundamental and may not be changed without the approval of the Common Shareholders.
The Trust seeks to achieve its investment objectives by investing primarily in a diversified portfolio of taxable municipal securities, including Build America Bonds (“BABs”), and other investment grade, income generating debt securities, including debt instruments issued by non-profit entities (such as entities related to healthcare, higher education and housing), municipal conduits, project finance corporations, and tax-exempt municipal securities.
Investment Policies
Under normal market conditions:
•
The Trust invests at least 80% of its Managed Assets in taxable municipal securities, including BABs, and other investment grade, income generating debt securities, including debt instruments issued by non-profit entities (such as entities related to healthcare, higher education and housing), municipal conduits, project finance corporations, and tax-exempt municipal securities.
•
The Trust will not invest more than 25% of its Managed Assets in municipal securities in any one state of origin.
•
The Trust will invest at least 50% of its Managed Assets in taxable municipal securities.For purposes of the 50% investment policy set forth above, taxable municipal securities means taxable municipal bonds.

Credit Quality. Under normal market conditions, the Trust invests at least 80% of its Managed Assets in securities that, at the time of investment, are investment grade quality. A security is considered investment grade quality if, at the time of investment, it is rated within the four highest letter grades by at least one of the nationally recognized statistical rating organizations (“NRSROs”) (that is Baa3 or better by Moody’s Investors Service, Inc. (“Moody’s”) or BBB- or better by Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings (“Fitch”)) that rate such security, even if it is rated lower by another, or if it is unrated by any NRSRO but judged to be of comparable quality by the Adviser.
Under normal market conditions, the Trust may invest up to 20% of its Managed Assets in securities that, at the time of investment, are rated below investment grade (that is below Baa3 by Moody’s or below BBB- by S&P or Fitch) or are unrated by any NRSRO but judged to be of comparable quality by the Adviser. If NRSROs assign different ratings to the same security, the Trust will use the highest rating for purposes of determining the security’s credit quality. Securities of below investment grade quality are regarded as having predominately speculative characteristics with respect to capacity to pay interest and repay principal, and are commonly referred to as “junk bonds.”
The credit quality policies noted above apply only at the time a security is purchased, and the Trust is not required to dispose of a security in the event that an NRSRO downgrades its assessment of the credit characteristics of a particular issue. In determining whether to retain or sell such a security, the Adviser may consider such factors as the Adviser’s assessment of the credit quality of the issuer of such security, the price at which such security could be sold and the rating, if any, assigned to such security by other NRSROs.
NRSROs are private services that provide ratings of the credit quality of debt obligations. Ratings assigned by an NRSRO are not absolute standards of credit quality and do not evaluate market risks or the liquidity of securities. NRSROs may fail to make timely changes in credit ratings and an issuer’s current financial condition may be better or worse than a rating indicates. To the extent that the issuer of a security pays an NRSRO for the analysis of its security, an inherent conflict of interest may exist that could affect the reliability of the rating. Although these ratings may be an initial criterion for selection of portfolio investments, the Adviser also independently evaluates these securities and the ability of the issuers of such securities to pay interest and principal. To the extent that the Trust invests in unrated lower grade securities, the Trust’s ability to achieve its investment objectives will be more dependent on the Adviser’s credit analysis than would be the case when the Trust invests in rated securities. A general description of the ratings of S&P, Moody’s and Fitch is set forth in Appendix A to the SAI.
Duration Management Strategy. “Duration” is a measure of the price volatility of a security as a result of changes in market rates of interest, based on the weighted average timing of a security’s expected principal and interest payments. Duration differs from “maturity” of a security (which is the date on which the issuer is obligated to repay the principal amount) in that it considers a security’s yield, coupon payments, principal payments and call features in addition to the amount of time until the security finally matures. As the value of a security changes over time, so will its duration. Prices of securities with longer durations tend to be more sensitive to interest rate changes than securities with shorter durations, and (in general) a portfolio of securities with a longer duration can be expected to be more sensitive to interest rate changes than a portfolio with a shorter duration. There is no limit on the remaining maturity or duration of any individual security in which the Trust may invest, nor will the Trust’s portfolio be managed to any duration benchmark prior to taking into account the duration management strategy discussed herein.
The Trust intends to employ investment and trading strategies to seek to reduce the leverage-adjusted portfolio duration to generally less than fifteen (15) years. The Adviser may seek to manage the duration of the Trust’s portfolio through the use of derivative instruments, including U.S. treasury swaps, credit default swaps, total return swaps and futures contracts to seek to reduce the overall volatility of the Trust’s portfolio to changes in market interest rates. For example, the Adviser may seek to manage the overall duration through the combination of the sale of interest-rate swaps on the long end of the yield curve (for example a transaction in which the Trust would pay a fixed interest rate on a 30 year swap transaction) with the purchase of an interest-rate swap on the intermediate portion of the yield curve (for example a transaction in which the Trust would receive a fixed interest rate on a ten year swap transaction). In addition, the Trust may invest in short-duration fixed-income securities, which may help to decrease the overall duration of the Trust’s portfolio while also potentially adding incremental yield. The Adviser may seek to manage the Trust’s duration in a flexible and opportunistic manner based primarily on then current market conditions and interest rate levels. The Trust may incur costs in implementing the duration management strategy, but such strategy will seek to reduce the volatility of the Trust’s portfolio. There can be no assurance that the Adviser’s duration management strategy will be successful at any given time in managing the duration of the Trust’s portfolio or helping the Trust to achieve its investment objectives.
The investment policies set forth above may be changed by the Board of Trustees of the Trust (the “Board of Trustees”). If the Trust’s policy with respect to investing at least 80% of its Managed Assets in taxable municipal securities and other investment grade, income generating debt securities, including debt instruments issued by non-profit entities (such as entities related to healthcare, higher education and housing), municipal conduits, project finance corporations, and tax-exempt municipal securities changes, the Trust will provide shareholders at least 60 days’ prior notice before implementation of the change. Except as otherwise noted, all percentage limitations set forth in this Prospectus and the SAI apply immediately after a purchase or initial investment and any subsequent change in any applicable percentage resulting from market fluctuations does not require any action.

THE TRUST’S INVESTMENTS
The Trust’s investment portfolio may include investments in the following types of securities and investments. There is no guarantee the Trust will buy all of the types of securities or use all of the investment techniques that are described herein.
Municipal Securities
The Trust may invest in taxable municipal securities (including BABs) and tax-exempt municipal securities, including municipal bonds and notes, other securities issued to finance and refinance public projects, and other related securities and derivative instruments creating exposure to municipal bonds, notes and securities that provide for the payment of interest income that is exempt from regular federal income tax. Municipal securities are often issued by state and local governmental entities to finance or refinance public projects such as roads, schools, and water supply systems. Municipal securities may also be issued on behalf of private entities or for private activities, such as housing, medical and educational facility construction, or for privately owned transportation, electric utility or pollution control projects. Municipal securities may be issued on a long term basis to provide permanent financing. The repayment of such debt may be secured generally by a pledge of the full faith and credit taxing powers of the issuer, a limited or special tax, or any other revenue source, including project revenues, which may include tolls, fees and other user charges, lease payments and mortgage payments. Municipal securities may also be issued to finance projects on a short-term interim basis, anticipating repayment with the proceeds of the later issuance of long-term debt.
Municipal securities are either general obligation or revenue bonds and typically are issued to finance public projects (such as roads or public buildings), to pay general operating expenses or to refinance outstanding debt. General obligation bonds are backed by the full faith and credit, or taxing authority, of the issuer and may be repaid from any revenue source; revenue bonds may be repaid only from the revenues of a specific facility or source. The Trust also may purchase municipal securities that represent lease obligations, municipal notes, pre-refunded municipal bonds, private activity bonds, taxable municipal bonds, floating rate securities and other related securities and may purchase derivative instruments that create exposure to municipal bonds, notes and securities. The Trust may purchase municipal securities representing a wide range of sectors and issued for a wide range of purposes.
The yields on municipal securities depend on a variety of factors, including prevailing interest rates and the condition of the general money market and the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. A municipal security’s market value generally will depend upon its form, maturity, call features, and interest rate, as well as the credit quality of the issuer, all such factors examined in the context of the municipal securities market and interest rate levels and trends. The market value of municipal securities will vary with changes in interest rate levels and as a result of changing evaluations of the ability of their issuers to meet interest and principal payments.
Municipal Leases and Certificates of Participation. The Trust also may purchase municipal securities that represent lease obligations and certificates of participation in such leases. These carry special risks because the issuer of the securities may not be obligated to appropriate money annually to make payments under the lease. A municipal lease is an obligation in the form of a lease or installment purchase that is issued by a state or local government to acquire equipment and facilities. Income from such obligations generally is exempt from state and local taxes in the state of issuance. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. The debt issuance limitations are deemed to be inapplicable because of the inclusion in many leases or contracts of “non-appropriation” clauses that relieve the governmental issuer of any obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. In addition, such leases or contracts may be subject to the temporary abatement of payments in the event the issuer is prevented from maintaining occupancy of the leased premises or utilizing the leased equipment or facilities. Although the obligations may be secured by the leased equipment or facilities, the disposition of the property in the event of non-appropriation or foreclosure might prove difficult, time consuming and costly, and result in a delay in recovering, or the failure to recover fully, the Trust’s original investment. To the extent that the Trust invests in unrated municipal leases or participates in such leases, the credit quality and risk of cancellation of such unrated leases will be monitored on an ongoing basis. In order to seek to reduce this risk, the Trust will only purchase municipal securities representing lease obligations where the Adviser believes the issuer has a strong incentive to continue making appropriations until maturity.
A certificate of participation represents an undivided interest in an unmanaged pool of municipal leases, an installment purchase agreement or other instruments. The certificates are typically issued by a municipal agency, a trust or other entity that has received an assignment of the payments to be made by the state or political subdivision under such leases or installment purchase agreements. Such certificates provide the Trust with the right to a pro rata undivided interest in the underlying municipal securities. In addition, such participations generally provide the Trust with the right to demand payment, on not more than seven days’ notice, of all or any part of the Trust’s participation interest in the underlying municipal securities, plus accrued interest.

Municipal Notes. The Trust also may purchase municipal securities in the form of notes that generally are used to provide for short-term capital needs, in anticipation of an issuer’s receipt of other revenues or financing, and typically have maturities of up to three years. Such instruments may include tax anticipation notes, revenue anticipation notes, bond anticipation notes, tax and revenue anticipation notes and construction loan notes. Tax anticipation notes are issued to finance the working capital needs of governments. Generally, they are issued in anticipation of various tax revenues, such as income, sales, property, use and business taxes, and are payable from these specific future taxes. Revenue anticipation notes are issued in expectation of receipt of other kinds of revenue, such as federal revenues available under federal revenue sharing programs. Bond anticipation notes are issued to provide interim financing until long-term bond financing can be arranged. In most cases, the long-term bonds then provide the funds needed for repayment of the bond anticipation notes. Tax and revenue anticipation notes combine the funding sources of both tax anticipation notes and revenue anticipation notes. Construction loan notes are sold to provide construction financing. Mortgage notes insured by the Federal Housing Authority secure these notes; however, the proceeds from the insurance may be less than the economic equivalent of the payment of principal and interest on the mortgage note if there has been a default. The anticipated revenues from taxes, grants or bond financing generally secure the obligations of an issuer of municipal notes. An investment in such instruments, however, presents a risk that the anticipated revenues will not be received or that such revenues will be insufficient to satisfy the issuer’s payment obligations under the notes or that refinancing will be otherwise unavailable.
Pre-Refunded Municipal Securities. The principal of, and interest on, pre-refunded municipal securities are no longer paid from the original revenue source for the securities. Instead, the source of such payments is typically an escrow fund consisting of U.S. Government securities. The assets in the escrow fund are derived from the proceeds of refunding bonds issued by the same issuer as the pre-refunded municipal securities. Issuers of municipal securities use this advance refunding technique to obtain more favorable terms with respect to securities that are not yet subject to call or redemption by the issuer. For example, advance refunding enables an issuer to refinance debt at lower market interest rates, restructure debt to improve cash flow or eliminate restrictive covenants in the indenture or other governing instrument for the pre-refunded municipal securities. However, except for a change in the revenue source from which principal and interest payments are made, the pre-refunded municipal securities remain outstanding on their original terms until they mature or are redeemed by the issuer.
Insured Municipal Securities. The Trust may purchase municipal securities that are additionally secured by insurance, bank credit agreements or escrow accounts. The credit quality of companies that provide such credit enhancements will affect the value of these securities. Although the insurance feature is designed to reduce certain financial risks, the premiums for insurance and the higher market price paid for insured obligations may reduce the Trust’s income, which may in turn negatively affect the Trust’s net asset value. The Trust may use any insurer, regardless of its rating. A municipal security typically will be deemed to have the rating of its insurer. However, in the event an insurer has a credit rating below the rating of an underlying municipal security or is perceived by the market to have such a lower rating, the municipal security rating would be the more relevant rating and the value of the municipal security would more closely, if not entirely, reflect such rating. As a result, the value of insurance associated with a municipal security may decline and the insurance may not add any value. The insurance feature normally provides that it guarantees the full payment of principal and interest when due of an insured obligation, but does not guarantee the market value of the insured obligation or the net asset value of the Common Shares represented by such insured obligation.
Private Activity Bonds. Private activity bonds, formerly referred to as industrial development bonds, are issued by or on behalf of public authorities to obtain funds to provide privately operated housing facilities, airport, mass transit or port facilities, sewage disposal, solid waste disposal or hazardous waste treatment or disposal facilities and certain local facilities for water supply, gas or electricity. Other types of private activity bonds, the proceeds of which are used for the construction, equipment, repair or improvement of privately operated industrial or commercial facilities, may constitute municipal securities, although the current federal tax laws place substantial limitations on the size of such issues.
Taxable Municipal Bonds. The Trust invests in taxable municipal bonds that do not qualify for federal support. Taxable municipal bonds are municipal bonds in which interest paid to the bondholder does not qualify as tax-exempt for federal tax purposes because of the use to which the bond proceeds are put by the municipal borrower. Taxable municipal bonds may include bonds issued to finance sports facilities or investor-led housing, refunding of a refunded issue or borrowing to replenish a municipality’s underfunded pension plan. Taxable municipal bonds may be issued on behalf of private non-profit universities or hospitals. Although taxable municipal bonds are subject to federal taxation, they may not be subject to taxation by the state in which the municipal issuer is located.
Special Taxing Districts. Special taxing districts are organized to plan and finance infrastructure developments to induce residential, commercial and industrial growth and redevelopment. The bond financing methods such as tax increment finance, tax assessment, special services district and Mello-Roos bonds (a type of municipal bond established by the Community Facilities District Act of 1982), are generally payable solely from taxes or other revenues attributable to the specific projects financed by the bonds without recourse to the credit or taxing powers of related or overlapping municipalities. They often are exposed to real estate development-related risks and can have more taxpayer concentration risk than general tax-supported bonds, such as general obligation bonds. Further, the fees, special taxes, or tax allocations and other revenues that are established to secure such financings are generally limited as to the rate or amount that may be levied or assessed and are not subject to increase pursuant to rate covenants or municipal or corporate guarantees. The bonds could default if development fails to progress as anticipated or if larger taxpayers fail to pay the assessments, fees and taxes as provided in the financing plans of the districts.

Corporate Bonds
The Trust may invest in corporate bonds. Corporate bonds are debt obligations issued by corporations and other business entities. Corporate bonds may be either secured or unsecured. Collateral used for secured debt includes real property, machinery, equipment, accounts receivable, stocks, bonds or notes. If a bond is unsecured, it is known as a debenture. Bondholders, as creditors, have a prior legal claim over common and preferred stockholders as to both income and assets of the corporation for the principal and interest due them and may have a prior claim over other creditors if liens or mortgages are involved. Interest on corporate bonds may be fixed or floating, or the bonds may be zero coupons. Interest on corporate bonds is typically paid semi-annually and is fully taxable to the bondholder. Corporate bonds contain elements of both interest-rate risk and credit risk. The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates and may also be affected by the credit rating of the corporation, the corporation’s performance and perceptions of the corporation in the marketplace.
Debt Instruments
The Trust may invest in a variety of debt instruments (including bonds issued by non-profit entities, municipal conduits and project finance corporations), the value of which depends on the continuing ability of the debt issuers to meet their obligations for the payment of interest and principal when due.
Municipal Conduit Bonds
The Trust may invest in municipal conduit bonds, which are also referred to as private activity bonds or industrial revenue bonds. These bonds are issued by state and local governments or other entities for the purpose of financing the projects of certain private enterprises. Unlike municipal bonds, municipal conduit bonds are not backed by the full faith, credit or general taxing power of the issuing governmental entity. Rather, issuances of municipal conduit bonds are backed solely by revenues of the private enterprise involved.
Project Finance Instruments
The Trust may invest in instruments related to project finance, which is a type of financing commonly used for infrastructure, industry, and public service projects. In a project finance arrangement, the cash flow generated by the project is used to repay lenders while the project’s assets, rights and interest are held as secondary collateral.
Non-Profit Institutions Debt
The Trust may invest in debt issued by non-profit institutions, including foundations, museums, cultural institutions, colleges, universities, hospitals and healthcare systems.
Floating Rate Securities
The Trust may also invest in floating rate securities issued by special purpose trusts. The special purpose trust typically sells two classes of beneficial interests or securities: floating rate securities (sometimes referred to as short-term floaters or tender option bonds) and inverse floating rate securities (sometimes referred to as inverse floaters or residual interest securities). The floating rate securities have first priority on the cash flow from the municipal bonds held by the special purpose trust. Typically, a third party, such as a bank, broker-dealer or other financial institution, grants the floating rate security holders the option, at periodic intervals, to tender their securities to the institution and receive the face value thereof. Floating rate securities may take the form of short-term floating rate securities or the option period may be substantially longer. Generally, the interest rate earned will be based upon the market rates for municipal securities with maturities or remarketing provisions that are comparable in duration to the periodic interval of the tender option, which may vary from weekly, to monthly, to extended periods of one year or multiple years. Since the option feature has a shorter term than the final maturity or first call date of the underlying bond deposited in the special purpose trust, the Trust as the holder of the floating rate security relies upon the terms of the agreement with the financial institution furnishing the option as well as the credit strength of that institution. As further assurance of liquidity, the terms of the special purpose trust provide for a liquidation of the municipal security deposited in the special purpose trust and the application of the proceeds to pay off the floating rate security. The special purpose trusts that are organized to issue both short-term floating rate securities and inverse floaters generally include liquidation triggers to protect the investor in the floating rate security.

Zero Coupon Bonds
A zero coupon bond is a bond that does not pay interest either for the entire life of the obligation or for an initial period after the issuance of the obligation. When held to its maturity, its return comes from the difference between the purchase price and its maturity value. A zero coupon bond is normally issued and traded at a deep discount from face value. Zero coupon bonds allow an issuer to avoid or delay the need to generate cash to meet current interest payments and, as a result, may involve greater credit risk than bonds that pay interest currently or in cash. The market prices of zero coupon bonds are affected to a greater extent by changes in prevailing levels of interest rates and thereby tend to be more volatile in price than securities that pay interest periodically. In addition, the Trust would be required to distribute the income on any of these instruments as it accrues, even though the Trust will not receive all of the income on a current basis or in cash. Thus, the Trust may have to sell other investments, including when it may not be advisable to do so, to make income distributions to its Common Shareholders.
Asset-Backed Securities
Asset-backed securities are a form of structured debt obligation. ABS are securities that are primarily serviced by the cash flows of a discrete pool of receivables or other financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period. Asset-backed securitization is a financing technique in which financial assets, in many cases themselves less liquid, are pooled and converted into instruments that may be offered and sold in the capital markets. In a basic securitization structure, an entity, often a financial institution, originates or otherwise acquires a pool of financial assets, either directly or through an affiliate. It then sells the financial assets, again either directly or through an affiliate, to a specially created investment vehicle that issues securities “backed” or supported by those financial assets. The securities issued by such investment vehicle are ABS. Payment on the ABS depends primarily on the cash flows generated by the assets in the underlying pool and other rights designed to assure timely payment, such as liquidity facilities, guarantees or other features generally known as credit enhancements. The collateral for these securities may include home equity loans, automobile and credit card receivables, boat loans, computer leases, airplane leases, mobile home loans, recreational vehicle loans and hospital account receivables. The Trust may invest in these and other types of asset-backed securities that may be developed in the future.
Senior Loans
Senior Loans are floating rate loans made to corporations and other non-governmental entities and issuers. Senior Loans typically hold the most senior position in the capital structure of a business entity (the “Borrower”), are typically secured with specific collateral and have a claim on the assets and/or stock of the Borrower that is senior to that held by subordinated debt holders and stockholders of the Borrower. The proceeds of Senior Loans primarily are used to finance leveraged buyouts, recapitalizations, mergers, acquisitions, stock repurchases, refinancings and to finance internal growth and for other corporate purposes. Senior Loans typically have rates of interest which are redetermined daily, monthly, quarterly or semi-annually by reference to a base lending rate, plus a premium or credit spread.
Senior Loans typically have a stated term of between five and nine years, and have interest rates which typically are redetermined daily, monthly, quarterly or semi-annually. Longer interest rate reset periods generally increase fluctuations in the Trust’s net asset value as a result of changes in market interest rates. The Trust is not subject to any restrictions with respect to the maturity of Senior Loans held in its portfolio. As a result, as short-term interest rates increase, interest payable to the Trust from its investments in Senior Loans should increase, and as short-term interest rates decrease, interest payable to the Trust from its investments in Senior Loans should decrease. Because of prepayments, the Adviser expects the average life of the Senior Loans in which the Trust invests to be shorter than the stated maturity.
Senior Loans are subject to the risk of non-payment of scheduled interest or principal. Such non-payment would result in a reduction of income to the Trust, a reduction in the value of the investment and a potential decrease in the net asset value of the Trust. There can be no assurance that the liquidation of any collateral securing a Senior Loan would satisfy the Borrower’s obligation in the event of non-payment of scheduled interest or principal payments, or that such collateral could be readily liquidated. In the event of bankruptcy of a Borrower, the Trust could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a Senior Loan. The collateral securing a Senior Loan may lose all or substantially all of its value in the event of the bankruptcy of a Borrower. Some Senior Loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate such Senior Loans to presently existing or future indebtedness of the Borrower or take other action detrimental to the holders of Senior Loans including, in certain circumstances, invalidating such Senior Loans or causing interest previously paid to be refunded to the Borrower. If interest were required to be refunded, it could negatively affect the Trust’s performance.

Many Senior Loans in which the Trust invests may not be rated by an NRSRO, will not be registered with the SEC, or any state securities commission, and will not be listed on any national securities exchange. The amount of public information available with respect to Senior Loans will generally be less extensive than that available for registered or exchange-listed securities. In evaluating the creditworthiness of Borrowers, the Adviser will consider, and may rely in part on, analyses performed by others. Borrowers may have outstanding debt obligations that are rated below investment grade by an NRSRO. Many of the Senior Loans in which the Trust invests will have been assigned below investment grade ratings by an NRSRO. In the event Senior Loans are not rated, they are likely to be the equivalent of below investment grade quality. Because of the protective features of Senior Loans, the Adviser believes that Senior Loans tend to have more favorable loss recovery rates as compared to more junior types of below investment grade debt obligations. The Adviser does not view ratings as the determinative factor in their investment decisions and rely more upon their credit analysis abilities than upon ratings.
No active trading market may exist for some Senior Loans, and some loans may be subject to restrictions on resale. A secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability to realize full value and thus cause a material decline in the Trust’s net asset value. In addition, the Trust may not be able to readily dispose of its Senior Loans at prices that approximate those at which the Trust could sell such loans if they were more widely-traded and, as a result of such illiquidity, the Trust may have to sell other investments including at times when it may not be advisable to do so, or engage in borrowing transactions if necessary to raise cash to meet its obligations. During periods of limited supply and liquidity of Senior Loans, the Trust’s yield may be lower.
Although changes in prevailing interest rates can be expected to cause some fluctuations in the value of Senior Loans (due to the fact that floating rates on Senior Loans reset only periodically), the value of Senior Loans is substantially less sensitive to changes in market interest rates than that of fixed rate instruments. As a result, to the extent the Trust invests in floating-rate Senior Loans, the Trust’s portfolio may be less volatile and less sensitive to changes in market interest rates than if the Trust invested in fixed rate obligations. Similarly, a sudden and significant increase in market interest rates may cause a decline in the value of these investments and in the Trust’s net asset value. Other factors, including rating downgrades, credit deterioration, a large downward movement in stock prices, a disparity in supply and demand of certain securities or market conditions that reduce liquidity, can reduce the value of Senior Loans and other debt obligations, impairing the Trust’s net asset value.
The Trust may purchase and retain in its portfolio a Senior Loan where the Borrower has experienced, or may be perceived to be likely to experience, credit problems, including involvement in or recent emergence from bankruptcy reorganization proceedings or other forms of debt restructuring. Such investments may provide opportunities for enhanced income as well as capital appreciation, although they also will be subject to greater risk of loss. At times, in connection with the restructuring of a Senior Loan either outside of bankruptcy court or in the context of bankruptcy court proceedings, the Trust may determine or be required to accept equity securities or junior debt securities in exchange for all or a portion of a Senior Loan.
The Trust may purchase Senior Loans on a direct assignment basis from a participant in the original syndicate of lenders or from subsequent assignees of such interests. If the Trust purchases a Senior Loan on direct assignment, it typically succeeds to all the rights and obligations under the loan agreement of the assigning lender and becomes a lender under the loan agreement with the same rights and obligations as the assigning lender. Investments in Senior Loans on a direct assignment basis may involve additional risks to the Trust. For example, if such loan is foreclosed, the Trust could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral.
The Trust may also purchase, without limitation, participations in Senior Loans. The participation by the Trust in a lender’s portion of a Senior Loan typically will result in the Trust having a contractual relationship only with such lender, not with the Borrower. As a result, the Trust may have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the participation and only upon receipt by such lender of payments from the Borrower. Such indebtedness may be secured or unsecured. Loan participations typically represent direct participations in a loan to a Borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Trust may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing loan participations, the Trust assumes the credit risk associated with the Borrower and may assume the credit risk associated with an interposed bank or other financial intermediary.
Additionally, the Trust invests in or is exposed to loans and other similar debt obligations that are sometimes referred to as “covenant-lite” loans or obligations (“covenant-lite obligations”), which are generally subject to more risk than investments that contain traditional financial maintenance covenants and financial reporting requirements. The Trust may have fewer rights with respect to covenant-lite obligations, including fewer protections against the possibility of default and fewer remedies in the event of default. As a result, investments in (or exposure to) covenant-lite obligations are subject to more risk than investments in (or exposure to) certain other types of obligations.

Investment Funds
As an alternative to holding investments directly, the Trust may also obtain investment exposure to securities in which it may invest directly by investing up to 20% of its Managed Assets in other investment companies, including U.S. registered investment companies and/or other U.S. or foreign pooled investment vehicles (collectively, “Investment Funds”). Investment Funds do not include structured finance investments, such as asset-backed securities. To the extent that the Trust invests in Investment Funds that invest at least 80% of their total assets in taxable municipal securities and other investment grade, income generating debt securities, including debt instruments issued by non-profit entities (such as entities related to healthcare, higher education and housing), municipal conduits, project finance corporations, and tax-exempt municipal securities, such investment will be counted for purposes of the Trust’s policy of investing at least 80% of its Managed Assets in taxable municipal securities and other investment grade, income generating securities. Investments in other Investment Funds involve operating expenses and fees at the Investment Funds level that are in addition to the expenses and fees borne by the Trust and are borne indirectly by Common Shareholders. Investments in Investment Funds frequently expose the Trust to an additional layer of Financial Leverage. The use of leverage by Investment Funds may cause the Investments Funds’ market price of common shares and/or NAV to be more volatile and can magnify the effect of any losses. From time to time, the Trust may invest a significant portion of its assets in Investment Funds that employ leverage.
Synthetic Investments
As an alternative to holding investments directly, the Trust may also obtain investment exposure to investments in which the Trust may invest directly through the use of derivative instruments (including swaps, options, forwards, notional principal contracts or customized derivative or financial instruments) to seek to replicate, modify or replace the economic attributes associated with an investment in which the Trust may invest directly. The Trust may be exposed to certain additional risks should the Adviser use derivatives as a means to synthetically implement the Trust’s investment strategies, including counterparty risk, lack of liquidity in such derivative instruments and additional expenses associated with using such derivative instruments. To the extent that the Trust obtains indirect investment exposure through the use of the foregoing derivative instruments to investments with economic characteristics similar to taxable municipal securities and other investment grade, income generating debt securities, including debt instruments issued by non-profit entities (such as entities related to healthcare, higher education and housing), municipal conduits, project finance corporations, and tax-exempt municipal securities, such investments will be counted for purposes of the Trust’s 80% investment policies. The Trust has not adopted any percentage limitation with respect to the overall percentage of investment exposure to taxable municipal securities and other investment grade, income generating debt securities, including debt instruments issued by non-profit entities (such as entities related to healthcare, higher education and housing), municipal conduits, project finance corporations, and tax-exempt municipal securities that the Trust may obtain through the use of derivative instruments.
Unregistered, Restricted and Illiquid Securities
The Trust may invest in securities that are, at the time of investment, illiquid. Illiquid securities include securities legally restricted as to resale, securities for which there is no readily available trading market or that are otherwise illiquid. The Trust may acquire securities through private placements under which it may agree to contractual restrictions on the resale of such securities. Such restrictions might prevent their sale at a time when such sale would otherwise be desirable. Certain restricted securities may, however, be treated as liquid by the Adviser after consideration of factors such as trading activity, availability of market quotations and number of dealers willing to purchase the security. If the Trust invests in restricted securities for which there is a limited trading market, the level of portfolio illiquidity may be increased to the extent that eligible buyers become uninterested in purchasing such securities.
Securities in which the Trust may invest may be unregistered, restricted or illiquid. The Trust may invest in privately issued securities of both public and private companies, which may be illiquid. Securities of below investment grade quality tend to be less liquid than investment grade debt securities, and securities of financial distressed or bankrupt issuers may be particularly illiquid. Loans typically are not registered with the SEC and are not listed on any securities exchange and may at times be illiquid. Loan investments through participations and assignments are subject to illiquidity risk. Structured finance securities are typically privately offered and sold, and thus are not registered under the securities laws. As a result, investments in structured finance securities may be characterized by the Trust as illiquid securities; however, an active dealer market may exist which would allow such securities to be considered liquid in some circumstances. The securities and obligations of foreign issuers, particular issuers in emerging markets, may be more likely to experience periods of illiquidity. Derivative instruments, particularly privately-negotiated or over-the-counter (“OTC”) derivatives, may be illiquid, and there can be no assurance that a liquid market will exist when the Trust seeks to close out an exchange traded derivative position.
It may be difficult to sell illiquid securities at a price representing the fair value until such time as such securities may be sold publicly. In the case of unregistered securities, where registration is required to facilitate the sale of such securities, a considerable period may elapse between a decision to sell the securities and the time when it would be permitted to sell. Thus, the Trust may not be able to obtain as favorable a price as that prevailing at the time of the decision to sell.

Interest Rate Transactions
In connection with the Trust’s duration management strategy and use of Financial Leverage, the Trust may enter into interest rate swap or cap transactions. Interest rate swaps involve the Trust’s agreement with the swap counterparty to pay or receive a fixed-rate payment in exchange for a variable-rate payment. An interest rate cap transaction would require the Trust to pay a premium to the cap counterparty and would entitle it, to the extent that a specified variable-rate index exceeds a predetermined fixed rate, to receive payment from the counterparty of the difference based on the notional amount.
In connection with the Trust’s duration management strategy, the Trust may use interest rate swaps to reduce the overall duration of the portfolio. In connection with the Trust’s use of leverage, the Trust may use interest rate swaps or caps to seek to reduce or eliminate the risk that an increase in short-term interest rates could have on Common Share net earnings as a result of Financial Leverage. For example, the Trust may agree to pay to the swap counterparty a fixed-rate payment in exchange for the counterparty’s paying the Trust a variable-rate payment that is intended to approximate all or a portion of the Trust’s variable-rate payment obligation on the Trust’s Financial Leverage.
The Trust will usually enter into swaps or caps on a net basis; that is, the two payment streams will be netted out in a cash settlement on the payment date or dates specified in the instrument, with the Trust’s receiving or paying, as the case may be, only the net amount of the two payments. The use of interest rate swaps and caps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio security transactions. Depending on the state of interest rates in general, the Trust’s use of interest rate instruments could enhance or harm the overall performance of the Common Shares.
Interest rate swaps and caps do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that the Trust is contractually obligated to make. The Trust will be subject to credit risk with respect to the counterparties to interest rate transactions entered into by the Trust. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract, the Trust may experience significant delays in obtaining any recovery under the derivative contract in bankruptcy or other reorganization proceedings. The Trust may obtain only a limited recovery or may obtain no recovery in such circumstances. Depending on whether the Trust would be entitled to receive net payments from the counterparty on the swap or cap, which in turn would depend on the general state of short-term interest rates at that point in time, such default by a counterparty could negatively impact the performance of the Common Shares.
Although this will not guarantee that the counterparty does not default, the Trust will not enter into an interest rate swap or cap transaction with any counterparty that the Adviser believes does not have the financial resources to honor its obligation under the interest rate swap or cap transaction. In order to help protect the soundness of derivative transactions and outstanding derivative positions, the Sub-Adviser generally requires derivative counterparties to have a minimum credit rating of A from Moody’s Investors Service (or a comparable rating from another NRSRO) and monitors such rating on an ongoing basis. Further, the Adviser will regularly monitor the financial stability of a counterparty to an interest rate swap or cap transaction in an effort to proactively protect the Trust’s investments.
At the time the interest rate swap or cap transaction reaches its scheduled termination date, there is a risk that the Trust will not be able to obtain a replacement transaction or that the terms of the replacement will not be as favorable as on the expiring transaction. If this occurs, it could have a negative impact on the performance of the Common Shares. The Trust may choose or be required to prepay Indebtedness. Such a prepayment would likely result in the Trust’s seeking to terminate early all or a portion of any swap or cap transaction entered into in connection with the Trust’s use of Financial Leverage. Such early termination of a swap could result in a termination payment by or to the Trust. An early termination of a cap could result in a termination payment to the Trust. There may also be penalties associated with early termination.
Temporary Defensive Investments
At any time when a temporary defensive posture is believed by the Adviser to be warranted (a “temporary defensive period”), the Trust may, without limitation, hold cash or invest its assets in money market instruments and repurchase agreements. The money market instruments in which the Trust may invest are obligations of the U.S. Government, its agencies or instrumentalities; commercial paper rated A-1 or higher by S&P or Prime-1 by Moody’s; and certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation. During a temporary defensive period, the Trust may also invest in shares of money market mutual funds. Money market mutual funds are investment companies, and the investments in those companies by the Trust are in some cases subject to certain fundamental investment restrictions and applicable law. See “Investment Restrictions” in the SAI. As a shareholder in a mutual fund, the Trust will bear its ratable share of its expenses, including management fees, and will remain subject to payment of the fees to the Adviser, with respect to assets so invested. See “Management of the Trust.” The Trust may not achieve its investment objectives during a temporary defensive period or be able to sustain its historical distribution levels.

Certain Other Investment Practices
Reverse Repurchase Agreements. The Trust may engage in reverse repurchase agreements. At times, the Trust engages significantly in reverse repurchase agreements and, as a result, the Trust is particularly subject to the risks associated with reverse repurchase agreements during these times. In reverse repurchase agreement transactions, the Trust sells portfolio securities to financial institutions such as banks and broker-dealers and agrees to repurchase them at a particular date and price. Such agreements may be considered either to be borrowings or to be derivatives transactions under the 1940 Act, depending on the Trust’s election under applicable SEC requirements. The Trust may utilize reverse repurchase agreements when it is anticipated that the interest income to be earned from the investment of the proceeds of the transaction is greater than the interest expense of the transaction. Proceeds of the sale will be invested in additional instruments for the Trust, and the income from these investments will generate income for the Trust. If such income does not exceed the income, capital appreciation and gain or loss that would have been realized on the securities sold as part of the reverse repurchase transaction, the use of this technique will diminish the investment performance of the Trust compared with what the performance would have been without the use of reverse repurchase transactions. The risks associated with reverse repurchase agreements include, among others, the risks that a counterparty insolvency may result in a delay in the recovery of the repurchase price owed to the Trust or the securities or other assets sold by the Trust, which may result in a loss to the extent that the value of the purchased securities or other assets decreases during the delay or that value has otherwise not been maintained at an amount equal to the repurchase price. In addition, credit, liquidity and other risks associated with reverse repurchase agreements are magnified to the extent a reverse repurchase agreement is secured by collateral other than cash, government securities or liquid securities or instruments issued by an issuer that has an exceptionally strong credit quality.
When Issued, Delayed Delivery Securities and Forward Commitments. The Trust may enter into forward commitments for the purchase or sale of securities, including on a “when issued” or “delayed delivery” basis, in excess of customary settlement periods for the type of security involved, in order to acquire the security or to hedge against anticipated changes in interest rates and price. In some cases, a forward commitment may be conditioned upon the occurrence of a subsequent event, such as approval and consummation of a merger, corporate reorganization or debt restructuring (i.e., a when, as and if issued security). When such transactions are negotiated, the price is fixed at the time of the commitment, with payment and delivery taking place in the future, generally a month or more after the date of the commitment. While it will only enter into a forward commitment with the intention of actually acquiring the security, the Trust may sell the security before the settlement date if it is deemed advisable. Securities purchased under a forward commitment are subject to market fluctuation, and no interest (or dividends) accrues to the Trust prior to the settlement date.
To-Be-Announced Transactions. The Trust may enter into forward commitments to purchase or sell mortgage-backed securities for a fixed price at a future date on a “To-Be-Announced” (“TBA”) basis. In a TBA trade, the selling counterparty does not specify the particular securities to be delivered. Instead, the purchasing counterparty agrees to accept any security that meets specified terms. TBA trades may be considered securities in themselves. The purchasing counterparty incurs a risk of loss, which would occur if the value of the securities to be purchased goes down prior to the settlement date. The selling counterparty incurs a risk of loss, which would occur if the value of the securities to be sold goes up prior to the settlement date. In addition, the selling counterparty may not deliver the security as promised. Recently finalized FINRA rules include mandatory margin requirements that will require the Trust to post collateral in connection with their TBA transactions. There is no similar requirement applicable to the Trust’s TBA counterparties. The required collateralization of TBA trades could increase the cost of TBA transactions to the Trust and impose added operational complexity.
The Trust may enter into roll transactions using TBAs in which it offsets a TBA trade requiring delivery in the current month and simultaneously enters into a similar TBA trade (for example, same type, coupon and maturity) requiring delivery at an agreed upon future time. Such TBA transactions represent purchases and sales and thus do not constitute Financial Leverage. However, similar to other forward transactions, such TBA transactions may create investment leverage and may increase the Trust’s risk and volatility.
Loans of Portfolio Securities. To seek to increase income, the Trust may lend its portfolio securities to securities broker-dealers or financial institutions if (i) the loan is collateralized in accordance with applicable regulatory requirements and (ii) no loan will cause the value of all loaned securities to exceed 331/3% of the value of the Trust’s total assets. If the borrower fails to maintain the requisite amount of collateral, the loan automatically terminates and the Trust could use the collateral to replace the securities while holding the borrower liable for any excess of replacement cost over the value of the collateral. As with any extension of credit, there are risks of delay in recovery and in some cases even loss of rights in collateral should the borrower of the securities fail financially. There can be no assurance that borrowers will not fail financially. On termination of the loan, the borrower is required to return the securities to the Trust, and any gain or loss in the market price during the period of the loan would inure to the Trust. If the other party to the loan petitions for bankruptcy or becomes subject to the U.S. Bankruptcy Code, the law regarding the rights of the Trust is unsettled. As a result, under extreme circumstances, there may be a restriction on the Trust’s ability to sell the collateral and the Trust would suffer a loss. See “Investment Objectives and Policies—Loans of Portfolio Securities” in the SAI.

Repurchase Agreements. Repurchase agreements may be seen as loans by the Trust collateralized by underlying securities. In a typical Trust repurchase agreement, the Trust enters into a contract with a broker, dealer, or bank (the “counterparty” to the transaction) for the purchase of securities or other assets. The counterparty agrees to repurchase the securities at a specified future date, or on demand, for a price that is sufficient to return to the Trust its original purchase price, plus an additional amount representing the return on the Trust’s investment. This arrangement results in a fixed rate of return to the Trust that is not subject to market fluctuations during the holding period. The Trust bears a risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the Trust is delayed in or prevented from exercising its rights to dispose of the collateral securities, and will be subject to the risk of a possible decline in the value of the underlying securities during the period in which it seeks to assert these rights. The Trust may accept a wide variety of underlying securities as collateral for repurchase agreements entered into by the Trust. Such collateral may include U.S. government securities, certain corporate debt securities, MBS, municipal debt securities, other asset-backed securities, equity securities, convertible securities and other securities or instruments determined by the Adviser to be in the best interests of the Trust to accept as collateral for such repurchase agreement (which may include high yield debt instruments that are rated below investment grade). Any such securities serving as collateral are marked-to-market daily in order to maintain full collateralization. The Adviser, acting under the supervision of the Board of Trustees, reviews the creditworthiness of those counterparties with which the Trust enters into repurchase agreements to evaluate these risks. The Trust intends to enter into repurchase agreements only with brokers, dealers, or banks or other permitted counterparties after the Adviser evaluates the creditworthiness of the counterparty. The Trust will not enter into repurchase agreements with the Adviser or its affiliates.
Strategic Transactions
In addition to those derivatives transactions utilized in connection with the Trust’s duration management strategy and those described above under “The Trust’s Investments—Interest Rate Transactions,” the Trust may, but is not required to, use various portfolio strategies, including derivatives transactions involving interest rate and foreign currency transactions, swaps, options and futures. In the course of pursuing Strategic Transactions, the Trust may purchase and sell exchange-listed and OTC put and call options on securities, instruments or equity and fixed-income indices, purchase and sell futures contracts and options thereon, and enter into swap, cap, floor or collar transactions. In addition, Strategic Transactions may also include new techniques, instruments or strategies that are developed or permitted as regulatory changes occur.
The Trust generally may seek to use Strategic Transactions to seek to earn income, facilitate portfolio management and mitigate risks. The Trust may use Strategic Transactions as a portfolio management or hedging technique to seek to protect against possible adverse changes in the market value of securities held in or to be purchased for the Trust’s portfolio, protect the value of the Trust’s portfolio, facilitate the sale of certain securities for investment purposes, manage the effective interest rate exposure of the Trust, protect against changes in currency exchange rates, manage the effective maturity or duration of the Trust’s portfolio, or obtain indirect investment exposure as a substitute for purchasing or selling particular securities directly. The Trust will not enter into a Strategic Transaction to the extent such Strategic Transaction would cause the Trust to become subject to regulation by the Commodity Futures Trading Commission as a commodity pool.
Strategic Transactions have risks, including the imperfect correlation between the value of such instruments and the underlying assets, the possible default of the other party to the transaction or illiquidity of the derivative instruments. Furthermore, the ability to successfully use Strategic Transactions depends on the Adviser’s ability to predict pertinent market movements, which cannot be assured. Losses on Strategic Transactions may reduce the Trust’s net asset value and its ability to pay distributions if they are not offset by gains on portfolio positions being hedged. The use of Strategic Transactions may require the Trust to sell or purchase portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation the Trust can realize on an investment, or may cause the Trust to hold a security that it might otherwise sell. Additionally, amounts paid by the Trust as premiums and cash or other assets held in margin accounts with respect to Strategic Transactions are not otherwise available to the Trust for investment purposes. The use of Financial Leverage by the Trust, if any, may limit the Trust’s ability to use Strategic Transactions.
For a more detailed discussion of certain derivatives and their attendant risks, see “Investment Objectives and Policies—Derivative Instruments” in the SAI.
Portfolio Turnover
The Trust will buy and sell securities to seek to accomplish its investment objectives. Portfolio turnover generally involves some expense to the Trust, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestment in other securities. The portfolio turnover rate is computed by dividing the lesser of the amount of the securities purchased or securities sold by the average monthly value of securities owned during the year (excluding securities whose maturities at acquisition were one year or less). The Trust’s portfolio turnover rate may vary greatly from year to year. Higher portfolio turnover may decrease the after-tax return to individual investors in the Trust to the extent it results in a decrease of the long-term capital gains portion of distributions to shareholders. For the fiscal years ended May 31, 2022 and May 31, 2021, the Trust’s portfolio turnover rate was 36% and 33%, respectively.

Investment Restrictions
The Trust has adopted certain other investment limitations designed to limit investment risk. These limitations are fundamental and may not be changed without the approval of the holders of a majority of the outstanding Common Shares, as defined in the 1940 Act (and preferred shares, if any, voting together as a single class). See “Investment Restrictions” in the SAI for a complete list of the fundamental investment policies of the Trust.
USE OF LEVERAGE
The Trust may employ leverage through (i) the issuance of senior securities representing indebtedness, including through borrowing from financial institutions or issuance of debt securities, including notes or commercial paper (collectively, “Indebtedness”), (ii) engaging in reverse repurchase agreements, dollar rolls and economically similar transactions, (iii) investments in inverse floating rate securities, which have the economic effect of leverage, and (iv) the issuance of preferred shares (“Preferred Shares”) (collectively, “Financial Leverage”). The Trust has no current intention to issue Preferred Shares. The Trust may utilize Financial Leverage up to the limits imposed by the 1940 Act. Under the 1940 Act, the Trust may not incur Indebtedness if, immediately after incurring such Indebtedness, the Trust would have asset coverage (as defined in the 1940 Act) of less than 300% (i.e., for every dollar of Indebtedness outstanding, the Trust is required to have at least three dollars of assets). Under the 1940 Act, the Trust may not issue Preferred Shares if, immediately after issuance, the Trust would have asset coverage (as defined in the 1940 Act) of less than 200% (i.e., for every dollar of Indebtedness plus Preferred Shares outstanding, the Trust is required to have at least two dollars of assets). However, under current market conditions, the Trust currently expects to utilize Financial Leverage through Indebtedness and/or reverse repurchase agreements, such that the aggregate amount of Financial Leverage is not expected to exceed 331/3% of the Trust’s Managed Assets (including the proceeds of such Financial Leverage) (or 50% of net assets). The Adviser anticipates that the use of Financial Leverage will result in higher income to Common Shareholders over time. Use of Financial Leverage creates an opportunity for increased income and capital appreciation but, at the same time, creates special risks. The rights of Common Shareholders will be subordinate to any Financial Leverage of the Trust. The costs associated with the issuance and use of Financial Leverage, including the portion of the investment advisory fee attributable to the assets purchased with the proceeds of Financial Leverage, will be borne by Common Shareholders, which may result in a reduction of net asset value of the Common Shares. The Trust has entered into a committed facility agreement with Société Générale S.A. (discussed below).
In addition, the Trust may engage in certain derivative transactions, including swaps, that have economic characteristics similar to leverage. The Trust’s obligations under such transactions will not be considered Indebtedness for purposes of the 1940 Act and will not be included in calculating the aggregate amount of the Trust’s Financial Leverage, but the Trust’s use of such transactions may be limited by the applicable requirements of the SEC.
The Trust’s total Financial Leverage may vary significantly over time based on the Adviser’s assessment of market conditions, available investment opportunities and cost of Financial Leverage. Although the use of Financial Leverage by the Trust may create an opportunity for increased total return for the Common Shares, it also results in additional risks and can magnify the effect of any losses. Financial Leverage involves risks and special considerations for shareholders, including the likelihood of greater volatility of net asset value and market price of and dividends on the Common Shares. To the extent the Trust increases its amount of Financial Leverage outstanding, it will be more exposed to these risks and the Trust’s annual expenses as a percentage of net assets attributable to Common Shares will increase.
Conflicts of Interest. During the time in which the Trust is utilizing Financial Leverage, the amount of the fees paid to the Investment Adviser and the Sub-Adviser for investment advisory services will be higher than if the Trust did not utilize Financial Leverage because the fees paid will be calculated based on the Trust’s Managed Assets, including proceeds of Financial Leverage. This may create a conflict of interest between the Investment Adviser and the Sub-Adviser, on the one hand, and the Common Shareholders, on the other hand. Common Shareholders bear the portion of the investment advisory fee attributable to the assets purchased with the proceeds of Financial Leverage, which means that Common Shareholders effectively bear the entire advisory fee. In order to manage this conflict of interest, the maximum level of Financial Leverage used by the Trust will be approved by the Board of Trustees. To the extent the cost of leverage is no longer favorable, the cost of leverage may exceed the income or gains derived from investments purchased with the proceeds of leverage. There can be no assurance that a leveraging strategy will be utilized or, if utilized, will be successful.

Indebtedness
The Trust may utilize Indebtedness to the maximum extent permitted under the 1940 Act. Under the 1940 Act, the Trust may not incur Indebtedness if, immediately after incurring such Indebtedness, the Trust would have an asset coverage (as defined in the 1940 Act) of less than 300% (i.e., the value of the Trust’s total assets less liabilities other than the principal amount represented by Indebtedness must be at least 300% of the principal amount represented by Indebtedness at the time of issuance). In addition, the Trust generally is not permitted to declare any cash dividend or other distribution on the Common Shares unless, at the time of such declaration and after deducting the amount of such dividend or other distribution, the Trust maintains asset coverage of 300%. However, the foregoing restriction does not apply with respect to certain types of Indebtedness, including a line of credit or other privately arranged borrowings from a financial institution. To the extent the Trust utilizes Indebtedness, the Trust intends, to the extent possible, to prepay all or a portion of the principal amount of any outstanding Indebtedness to the extent necessary to maintain the required asset coverage. The Trust may also utilize Indebtedness in excess of such limit for temporary purposes such as the settlement of transactions.
The terms of any such Indebtedness may require the Trust to pay a fee to maintain a line of credit, such as a commitment fee, or to maintain minimum average balances with a lender. Any such requirements would increase the cost of such Indebtedness over the stated interest rate. Such lenders would have the right to receive interest on and repayment of principal of any such Indebtedness, which right will be senior to those of the Common Shareholders. Any such Indebtedness may contain provisions limiting certain activities of the Trust, including the payment of dividends to Common Shareholders in certain circumstances. Any Indebtedness will likely be ranked senior or equal to all other existing and future Indebtedness of the Trust. If the Trust utilizes Indebtedness, the Common Shareholders will bear the offering costs of the issuance of any Indebtedness.
Certain types of Indebtedness subject the Trust to covenants in credit agreements relating to asset coverage and portfolio composition requirements. Certain Indebtedness issued by the Trust also may subject the Trust to certain restrictions on investments imposed by guidelines of one or more NRSROs, which may issue ratings for such Indebtedness. Such guidelines may impose asset coverage or portfolio composition requirements that are more stringent than the requirements imposed by the 1940 Act. It is not anticipated that these covenants or guidelines will impede the Adviser from managing the Trust’s portfolio in accordance with the Trust’s investment objectives and policies.
The 1940 Act grants to the lenders to the Trust, under certain circumstances, certain voting rights in the event of default in the payment of interest on or repayment of principal. Failure to maintain certain asset coverage requirements could result in an event of default and entitle the debt holders to elect a majority of the Board of Trustees.
Committed Facility Agreement. The Trust has entered into a committed facility agreement with Société Générale S.A., dated as of February 27, 2015, as amended through the date hereof, pursuant to which the Trust may borrow up to $100 million. Under the most recent amended terms, the interest rate on the amount borrowed is based on the 3-month SOFR (Secured Overnight Financing Rate) plus 95 basis points, and an unused commitment fee of 30 basis points is charged on the difference between the amount available to borrow under the credit agreement and the actual amount borrowed. The Trust’s Borrowings under the committed facility are collateralized by portfolio assets which are maintained by the Trust in a separate account with the Trust’s custodian for the benefit of the lender, which collateral exceeds the amount borrowed. Securities deposited in the collateral account may be rehypothecated by Société Générale S.A. In the event of a default by the Trust under the committed facility, the lender has the right to sell such collateral assets to satisfy the Trust’s obligation to the lender.
The committed facility agreement includes usual and customary covenants. These covenants impose on the Trust asset coverage requirements, collateral requirements, investment strategy requirements, and certain financial obligations. These covenants place limits or restrictions on the Trust’s ability to (i) enter into additional indebtedness with a party other than Société Générale S.A., (ii) change its fundamental investment policy, or (iii) pledge to any other party, other than to the counterparty, securities owned or held by the Trust over which the counterparty has a lien. In addition, the Trust is required to deliver financial information to the counterparty within established deadlines, maintain an asset coverage ratio (as defined in Section 18(g) of the 1940 Act) greater than 300%, comply with the rules of the stock exchange on which its shares are listed, and maintain its classification as a “closed-end management investment company” as defined in the 1940 Act. As of November 30, 2022 (unaudited), there was approximately $1,000,000 in borrowings outstanding under the committed facility agreement, representing approximately 0.20% of the Trust’s Managed Assets as of such date. However, amounts drawn under the committed facility may vary over time and such amounts will be reported in the Trust’s audited and unaudited financial statements contained in the Trust’s annual and semi-annual reports to shareholders, respectively.

Reverse Repurchase Agreements and Dollar Roll Transactions
In reverse repurchase agreement transactions, the Trust sells portfolio securities to financial institutions such as banks and broker-dealers and agrees to repurchase them at a particular date and price. Such agreements may be considered either to be borrowings or to be derivatives transactions under the 1940 Act, depending on the Trust’s election under applicable SEC requirements. The Trust may utilize reverse repurchase agreements when it is anticipated that the interest income to be earned from the investment of the proceeds of the transaction is greater than the interest expense of the transaction. Proceeds of the sale will be invested in additional instruments for the Trust, and the income from these investments will generate income for the Trust. If such income does not exceed the income, capital appreciation and gain or loss that would have been realized on the securities sold as part of the reverse repurchase transaction, the use of this technique will diminish the investment performance of the Trust compared with what the performance would have been without the use of reverse repurchase transactions. At times, the Trust engages significantly in reverse repurchase agreements and, as a result, the Trust is particularly subject to the risks associated with reverse repurchase agreements during these times.
A dollar roll transaction involves a sale by the Trust of a MBS or other security concurrently with an agreement by the Trust to repurchase a similar security at a later date at an agreed-upon price. The securities that are repurchased will bear the same interest rate and stated maturity as those sold, but pools of mortgages collateralizing those securities may have different prepayment histories than those sold. Proceeds of the sale will be invested in additional instruments for the Trust, and the income from these investments will generate income for the Trust. If such income does not exceed the income, capital appreciation and gain or loss that would have been realized on the securities sold as part of the dollar roll, the use of this technique will diminish the investment performance of the Trust compared with what the performance would have been without the use of dollar rolls.
With respect to any reverse repurchase agreement, dollar roll or similar transaction, the Trust’s Managed Assets shall include any proceeds from the sale of an asset of the Trust to a counterparty in such a transaction, in addition to the value of the underlying asset as of the relevant measuring date.
The Trust’s use of leverage through reverse repurchase agreements, dollar rolls and economically similar transactions will be included when calculating the Trust’s Financial Leverage and therefore will be limited by the Trust’s maximum overall leverage levels approved by the Board of Trustees. As of November 30, 2022 (unaudited), there was approximately $134,762,475 in reverse repurchase agreements outstanding, representing approximately 26.92% of the Trust’s Managed Assets as of such date.
Inverse Floating Rate Securities
Under current market conditions, the Trust anticipates utilizing Financial Leverage through Indebtedness and/or engaging in reverse repurchase agreements. However, the Trust also may utilize Financial Leverage through investments in inverse floating rate securities (sometimes referred to as “inverse floaters”). Typically, inverse floating rate securities are securities whose interest rates bear an inverse relationship to the interest rate on another security or the value of an index. Generally, inverse floating rate securities represent beneficial interests in a special purpose trust formed by a third party sponsor for the purpose of holding municipal bonds. The special purpose trust typically sells two classes of beneficial interests or securities: floating rate securities (sometimes referred to as short-term floaters or tender option bonds) and inverse floating rate securities (sometimes referred to as inverse floaters or residual interest securities). The short-term floating rate securities have first priority on the cash flow from the municipal bonds held by the special purpose trust. The holder of the inverse floating rate securities receives the residual cash flow from the special purpose trust. Because the holder of the short-term floater is generally assured liquidity at the face value of the security, the holder of the inverse floater assumes the interest rate cash flow risk and the market value risk associated with the municipal security deposited into the special purpose trust. In addition, all voting rights and decisions to be made with respect to any other rights relating to the municipal bonds held in the special purpose trust are passed through to the holder of the residual inverse floating rate securities.
Because increases in the interest rate on the short-term floaters reduce the residual interest paid on inverse floaters, and because fluctuations in the value of the municipal bond deposited in the special purpose trust affect the value of the inverse floater only, and not the value of the short-term floater issued by the special purpose trust, inverse floaters’ value is generally more volatile than that of fixed rate bonds. The market price of inverse floating rate securities is generally more volatile than that of the underlying securities due to the leveraging effect of this ownership structure. The volatility of the interest cash flow and the residual market value will vary with the degree to which the special purpose trust is leveraged. This is expressed in the ratio of the total face value of the short-term floaters in relation to the value of the residual inverse floaters that are issued by the special purpose trust. These securities generally will underperform the market of fixed rate bonds in a rising interest rate environment (i.e., when bond values are falling), but tend to outperform the market of fixed rate bonds when interest rates decline or remain relatively stable. Although volatile, inverse floaters typically offer the potential for yields exceeding the yields available on fixed rate bonds with comparable credit quality, coupon, call provisions and maturity.
Inverse floaters have varying degrees of liquidity based upon the liquidity of the underlying securities deposited in a special purpose trust. The market for such inverse floating rate securities issued by special purpose trusts formed with taxable municipal securities is relatively new and undeveloped. Initially, there may be a limited number of counterparties, which may increase the credit risks, counterparty risk and liquidity risk of investing in taxable inverse floating rate securities.

The Trust may invest in inverse floating rate securities, issued by special purpose trusts that have recourse to the Trust. At the Adviser’s discretion, the Trust may enter into a separate shortfall and forbearance agreement with the third party sponsor of a special purpose trust. The Trust may enter into such shortfall and forbearance agreements (i) when the liquidity provider to the special purpose trust requires such an agreement because the level of leverage in the special purpose trust exceeds the level that the liquidity provider is willing support absent such an agreement; and/or (ii) to seek to prevent the liquidity provider from collapsing the special purpose trust in the event that the municipal obligation held in the special purpose trust has declined in value. Such an agreement would require the Trust to reimburse the third party sponsor of the special purpose trust, upon termination of the special purpose trust issuing the inverse floating rate security, the difference between the liquidation value of the bonds held in the special purpose trust and the principal amount due to the holders of floating rate interests. Such agreements may expose the Trust to a risk of loss that exceeds its investment in the inverse floating rate securities. Absent a shortfall and forbearance agreement, the Trust would not be required to make such a reimbursement. If the Trust chooses not to enter into such an agreement, the special purpose trust could be liquidated and the Trust could incur a loss.
The Trust’s ability to utilize Financial Leverage through investments in inverse floating rate securities will be limited by the Trust’s maximum overall leverage levels approved by the Board of Trustees (currently 331/3% of the Trust’s Managed Assets).
The Trust’s Managed Assets include the assets attributable to the proceeds from financial leverage, including the effective leverage of certain portfolio transactions such as inverse floating rate securities. With respect to inverse floating rate securities, this includes the portion of assets in special purpose trusts of which the Trust owns the inverse floater certificates that has been effectively financed by the special purpose trust’s issuance of floating rate certificates.
Preferred Shares
The Trust’s Governing Documents provide that the Board of Trustees may authorize and issue Preferred Shares with rights as determined by the Board of Trustees, by action of the Board of Trustees without prior approval of the holders of the Common Shares. Common Shareholders have no preemptive right to purchase any Preferred Shares that might be issued. Any such Preferred Share offering would be subject to the limits imposed by the 1940 Act. Although the Trust has no present intention to issue Preferred Shares, it may in the future utilize Preferred Shares to the maximum extent permitted by the 1940 Act. Under the 1940 Act, the Trust may not issue Preferred Shares if, immediately after issuance, the Trust would have asset coverage (as defined in the 1940 Act) of less than 200% (i.e., for every dollar of Indebtedness plus Preferred Shares outstanding, the Trust is required to have at least two dollars of assets). See “Description of Capital Structure—Preferred Shares.”
Certain Portfolio Transactions
In addition, the Trust may engage in certain derivative transactions, including swaps, that have economic characteristics similar to leverage. In October 2020, the SEC adopted a final rule related to the use of derivatives, reverse repurchase agreements and certain other transactions by registered investment companies. The rule requires the Trust to trade derivatives and other transactions that create future payment or delivery obligations (except reverse repurchase agreements and similar financing transactions) subject to value-at-risk (“VaR”) leverage limits and derivatives risk management program and reporting requirements. Generally, these requirements apply unless the Trust satisfies a “limited derivatives users” exception. When the Trust trades reverse repurchase agreements or similar financing transactions, including certain tender option bonds, it needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the Trust’s asset coverage ratio as discussed above or treat all such transactions as derivatives transactions. Reverse repurchase agreements or similar financing transactions aggregated with other indebtedness do not need to be included in the calculation of whether a fund satisfies the limited derivatives users exception, but for funds subject to the VaR testing requirement, reverse repurchase agreements and similar financing transactions must be included for purposes of such testing whether treated as derivatives transactions or not. The SEC also provided guidance in connection with the new rule regarding the use of securities lending collateral that may limit the Trust’s securities lending activities. In addition, the Trust is permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security, provided that (i) the Trust intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). The Trust may otherwise engage in such transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as the Trust treats any such transaction as a “derivatives transaction” for purposes of compliance with the rule. Furthermore, under the rule, the Trust will be permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if the Trust reasonably believes, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all such agreements as they come due. These requirements may limit the ability of the Trust to use derivatives and reverse repurchase agreements and similar financing transactions as part of its investment strategies. These requirements may increase the cost of the Trust’s investments and cost of doing business, which could adversely affect investors.
Effects of Leverage
Please refer to the section of the Trust’s most recent annual report on Form N-CSR entitled “Effects of Leverage,” which is incorporated by reference herein, for a discussion of the effects of leverage.

RISKS
Please refer to the section of the Trust’s most recent annual report on Form N-CSR entitled “Principal Risks of the Trust,” which is incorporated by reference herein, for a discussion of the associated risks of investment in the Trust, in addition of the following.
Repurchase Agreement Risk
The Trust may enter into bilateral and tri-party repurchase agreements. In a typical Trust repurchase agreement, the Trust enters into a contract with a broker, dealer, or bank (the “counterparty” to the transaction) for the purchase of securities or other assets. The counterparty agrees to repurchase the securities or other assets at a specified future date, or on demand, for a price that is sufficient to return to the Trust its original purchase price, plus an additional amount representing the return on the Trust’s investment. Such repurchase agreements economically function as a secured loan from the Trust to a counterparty. If the counterparty defaults on the repurchase agreement, the Trust will retain possession of the underlying securities or other assets. If bankruptcy proceedings are commenced with respect to the seller, realization on the collateral by the Trust may be delayed or limited and the Trust may incur additional costs. In such case, the Trust will be subject to risks associated with changes in market value of the collateral securities or other assets. The Trust intends to enter into repurchase agreements only with brokers, dealers, or banks or other permitted counterparties after the Investment Adviser (or the Sub-Adviser) evaluates the creditworthiness of the counterparty. The Trust will not enter into repurchase agreements with the Investment Adviser or the Sub-Adviser or their affiliates. Except as provided under applicable law, the Trust may enter into repurchase agreements without limitation.
Repurchase agreements collateralized fully by cash items, U.S. government securities or by securities issued by an issuer that the Trust’s Board of Trustees, or its delegate, has determined at the time the repurchase agreement is entered into has an exceptionally strong capacity to meet its financial obligations (“Qualifying Collateral”) and meet certain liquidity standards generally may be deemed to be “collateralized fully” and may be deemed to be investments in the underlying securities for certain purposes. The Trust may accept collateral other than Qualifying Collateral determined by the Investment Adviser or the Sub-Adviser to be in the best interests of the Trust to accept as collateral for such repurchase agreement (which may include high yield debt instruments that are rated below investment grade) (“Alternative Collateral”). Repurchase agreements secured by Alternative Collateral are not deemed to be “collateralized fully” under applicable regulations and the repurchase agreement is therefore considered a separate security issued by the counterparty to the Trust. Accordingly, the Trust must include repurchase agreements that are not “collateralized fully” in its calculations of securities issued by the selling institution held by the Trust for purposes of various portfolio diversification and concentration requirements applicable to the Trust. In addition, Alternative Collateral may not qualify as permitted or appropriate investments for the Trust under the Trust’s investment strategies and limitations. Accordingly, if a counterparty to a repurchase agreement defaults and the Trust takes possession of Alternative Collateral, the Trust may need to promptly dispose of the Alternative Collateral (or other securities held by the Trust, if the Trust exceeds a limitation on a permitted investment by virtue of taking possession of the Alternative Collateral). The Alternative Collateral may be particularly illiquid, especially in times of market volatility or in the case of a counterparty insolvency or bankruptcy, which may restrict the Trust’s ability to dispose of Alternative Collateral received from the counterparty. Depending on the terms of the repurchase agreement, the Trust may determine to sell the collateral during the term of the repurchase agreement and then purchase the same collateral at the market price at the time of the resale. In tri-party repurchase agreements, an unaffiliated third party custodian maintains accounts to hold collateral for the Trust and its counterparties and, therefore, the Trust may be subject to the credit risk of those custodians. Securities subject to repurchase agreements (other than tri-party repurchase agreements) and purchase and sale contracts will be held by the Trust’s custodian (or sub-custodian) in the Federal Reserve/Treasury book-entry system or by another authorized securities depository.
Sector Risk
The Trust may invest a significant portion of its managed assets in certain sectors which may subject the Trust to additional risk and variability. To the extent that the Trust focuses its managed assets in the hospital and healthcare facilities sector, for example, the Trust will be subject to risks associated with such sector, including adverse government regulation and reduction in reimbursement rates, as well as government approval of products and services and intense competition. Securities issued with respect to special taxing districts will be subject to various risks, including real-estate development related risks and taxpayer concentration risk. Further, the fees, special taxes or tax allocations and other revenues established to secure the obligations of securities issued with respect to special taxing districts are generally limited as to the rate or amount that may be levied or assessed and are not subject to increase pursuant to rate covenants or municipal or corporate guarantees. To the extent that the Trust focuses its managed assets in the education sector, for example, the Trust will be subject to risks associated with such sector, including unanticipated revenue decline resulting primarily from a decrease in student enrollment or reductions in state and federal funding, restrictions on students’ ability to pay tuition, and declining general economic conditions or fluctuations in interest rates, which may lead to declining or insufficient revenues. In addition, charter schools and other private educational facilities are subject to various risks, including the reversal of legislation authorizing or funding charter schools, the failure to renew or secure a charter, the failure of a funding entity to appropriate necessary funds and competition from alternatives such as voucher programs. Issuers of municipal utility securities can be significantly affected by government regulation, financing difficulties, supply and demand of services or fuel and natural resource conservation. The transportation sector, including airports, airlines, ports and other transportation facilities, can be significantly affected by changes in the economy, fuel prices, maintenance, labor relations, insurance costs and government regulation.

MANAGEMENT OF THE TRUST
Trustees and Officers
The Board of Trustees is broadly responsible for the management of the Trust, including general supervision of the duties performed by the Investment Adviser and the Sub-Adviser. The names and business addresses of the Trustees and officers of the Trust and their principal occupations and other affiliations during the past five years are set forth under “Management of the Trust” in the SAI.
Adviser
Investment Adviser. Guggenheim Funds Investment Advisors, LLC acts as the Trust’s investment adviser. The Investment Adviser is a registered investment adviser and acts as investment adviser to a number of closed-end and open-end management investment companies. The Investment Adviser is a Delaware limited liability company, with its principal offices located at 227 West Monroe Street, Chicago, Illinois 60606. The Investment Adviser is responsible for the management of the Trust. The Investment Adviser furnishes office facilities and equipment and clerical, bookkeeping and administrative services on behalf of the Trust and oversees the activities of the Trust’s Sub-Adviser. The Investment Adviser provides all services through the medium of any directors, officers or employees of the Investment Adviser or its affiliates as the Investment Adviser deems appropriate in order to fulfill its obligations.
Sub-Adviser. Guggenheim Partners Investment Management, LLC acts as the Trust’s investment sub-adviser. The Sub-Adviser is a Delaware limited liability company, with its principal offices located at 100 Wilshire Boulevard, Santa Monica, California 90401. The Sub-Adviser, under the oversight and supervision of the Board of Trustees and the Investment Adviser, manages the investment of the assets of the Trust in accordance with its investment objectives and policies, places orders to purchase and sell securities on behalf of the Trust, and, at the request of the Investment Adviser, consults with the Investment Adviser as to the overall management of the assets of the Trust and its investment policies and practices.
Each of the Investment Adviser and the Sub-Adviser is a wholly-owned subsidiary of Guggenheim Partners, LLC (“Guggenheim Partners”). Guggenheim Partners is a diversified financial services firm with wealth management, capital markets, investment management and proprietary investing businesses, whose clients are a mix of individuals, family offices, endowments, investment funds, foundations, insurance companies and other institutions that have entrusted Guggenheim Partners with the supervision of more than $285 billion of assets as of December 31, 2022. Guggenheim Partners is headquartered in Chicago and New York with a global network of offices throughout the United States, Europe, and Asia.
Investment Advisory Agreement and Sub-Advisory Agreement
Pursuant to an investment advisory agreement between the Trust and the Investment Adviser (the “Advisory Agreement”), the Trust pays the Investment Adviser a fee, payable monthly in arrears at an annual rate equal to 0.60% of the Trust’s average daily Managed Assets (from which the Investment Adviser will pay the Sub-Adviser’s fees).
Pursuant to an investment sub-advisory agreement among the Trust, the Investment Adviser and the Sub-Adviser, the Investment Adviser pays the Sub-Adviser a fee, payable monthly in arrears at an annual rate equal to 0.30% of the Trust’s average daily Managed Assets.
A discussion regarding the basis for the approval of the Advisory Agreement and the sub-advisory agreement by the Board of Trustees is available in the Trust’s annual report to shareholders for the fiscal year ended May 31, 2022.
Portfolio Management
The Sub-Adviser’s personnel primarily responsible for the day-to-day management of the Trust’s portfolio are:
Anne B. Walsh, Managing Partner, Chief Investment Officer and Portfolio Manager of the Sub-Adviser. Ms. Walsh has been a portfolio manager for the Trust since its inception in October 2010. Ms. Walsh joined Guggenheim Partners in 2007 and is the Chief Investment Officer for Fixed Income at Guggenheim Investments, the global asset management business of Guggenheim Partners, where she is responsible for meeting the investment needs of the firm’s fixed-income clients, including insurance companies, corporate and public pension funds, sovereign wealth funds, endowments and foundations, consultants, wealth managers, and high-net-worth investors. In her role she oversees elements of portfolio design, strategy, sector allocation, and risk management of fixed-income portfolios, as well as conveying Guggenheim’s macroeconomic outlook to portfolio managers and fixed-income sector specialists. She also serves as head of the Portfolio Construction Group and Portfolio Management teams. Ms. Walsh is also a Managing Partner of Guggenheim Partners. Ms. Walsh has over 35 years of experience in investment management, and her specialization in liability-driven portfolio management derives from her deep background in insurance asset management. Before joining Guggenheim, she served as Chief Investment Officer at Reinsurance Group of America, and as vice president and senior investment consultant at Zurich Scudder Investments. Ms. Walsh also served in senior investment roles at Lincoln Investment Management and American Bankers Insurance Group. Ms. Walsh holds a BSBA and MBA from Auburn University and a JD from the University of Miami School of Law. She has earned the right to use the Chartered Financial Analyst® designation and is a member of the CFA Institute.

Steven H. Brown, CFA, Chief Investment Officer, Total Return and Macro Strategies and Senior Managing Director of the Sub-Adviser. Mr. Brown has been a portfolio manager for the Trust since August 2019. Mr. Brown joined Guggenheim Partners (or its affiliate or predecessor) in 2010 and is a Portfolio Manager for Guggenheim Partners’ Active Fixed Income and Total Return mandates. He works with the Chief Investment Officers and other members of the Portfolio Management team to develop and execute portfolio strategy. Additionally, he works closely with the Sector Teams and Portfolio Construction Group. Prior to joining Portfolio Management in 2012, Brown worked in Guggenheim Partners’ Asset Backed Securities group. His responsibilities on that team included trading and evaluating investment opportunities and monitoring credit performance. Prior to joining Guggenheim Partners in 2010, Mr. Brown held roles within structured products at ABN AMRO and Bank of America in Chicago and London. Mr. Brown earned a BS in Finance from Indiana University’s Kelley School of Business. He has earned the right to use the Chartered Financial Analyst® designation and is a member of the CFA Institute.
Allen Li, CFA, Managing Director and Portfolio Manager of the Sub-Adviser. Mr. Li. has been a portfolio manager for the Trust since January 2017. Mr. Li joined Guggenheim in 2007 with a dual role in equities and investment grade corporate research. He began covering municipal bonds when Guggenheim built up sector exposure to take advantage of the auction-rate securities market dislocation in early 2008. He manages Guggenheim’s dedicated municipal portfolios in addition to overseeing multi-strategy accounts’ exposure to the sector. Mr. Li received a B.A. in Economics from Cornell University. He has earned the right to use the Chartered Financial Analyst® designation and is a member of the CFA Institute.
Adam J. Bloch, Managing Director and Portfolio Manager of the Sub-Adviser. Mr. Bloch has been a portfolio manager for the Trust since August 2019. Mr. Bloch joined Guggenheim Partners in 2012 and is a Portfolio Manager for the firm’s Active Fixed Income and Total Return mandates. Mr. Bloch works with the Chief Investment Officers and other Portfolio Managers to develop portfolio strategy that is in line with the firm’s views. He oversees strategy implementation, working with research analysts and traders to generate trade ideas, hedge portfolios, and manage day-to-day risk. Prior to joining Guggenheim Partners, he worked in Leveraged Finance at Bank of America Merrill Lynch in New York where he structured high-yield bonds and leveraged loans for leveraged buyouts, restructurings, and corporate refinancings across multiple industries. Mr. Bloch graduated from the University of Pennsylvania.
Evan L. Serdensky, Director and Portfolio Manager of the Sub-Adviser. Mr. Serdensky joined Guggenheim in 2018 and is a Portfolio Manager for Guggenheim’s Active Fixed Income and Total Return mandates, specializing in corporate credit. Previously, Mr. Serdensky was a Trader on the Investment Grade Corporate team at Guggenheim Investments, where he was responsible for identifying and executing investment opportunities across corporate securities. Prior to joining Guggenheim, Mr. Serdensky was a Vice President and Portfolio Manager at BlackRock, responsible for actively managing High Yield and Multi-Sector Credit portfolios. Mr. Serdensky started his career at PIMCO supporting Total Return and Alternative strategies. Mr. Serdensky completed his B.S. in Finance from the University of Maryland and earned his M.S. in Finance from the Washington University in St. Louis.
The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities of the Trust.
NET ASSET VALUE
The net asset value of the Common Shares is calculated by subtracting the Trust’s total liabilities (including from Borrowings) and the liquidation preference of any outstanding Preferred Shares from total assets (the market value of the securities the Trust holds plus cash and other assets). The per share net asset value is calculated by dividing its net asset value by the number of Common Shares outstanding and rounding the result to the nearest full cent. The Trust generally calculates its net asset value once each day on which there is a regular trading session on the NYSE as of the scheduled close of normal trading on the NYSE (normally 4:00 p.m., Eastern time). The NYSE is open Monday through Friday, except on observation of the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Juneteenth, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE has an earlier closing time (scheduled or unscheduled), such as on days in advance of holidays generally observed by the NYSE, the Trust may calculate its net asset value as of the earlier closing time or calculate its net asset value as of the normally scheduled close of regular trading on the NYSE for that day, so long as the Investment Adviser, with the assistance of the Sub-Adviser, believes there generally remains an adequate market to obtain reliable and accurate market quotations. The Trust generally does not calculate its net asset value on any day that the NYSE is not open for business. However, if the NYSE is closed for any other reason on a day it would normally be open for business, the Trust may calculate its net asset value as of the normally scheduled close of regular trading on the NYSE for that day, so long as the Investment Adviser, with the assistance of the Sub-Adviser, believes there generally remains an adequate market to obtain reliable and accurate market quotations. The Trust discloses its net asset value on a daily basis. Information that becomes known to the Trust or its agent after the Trust’s net asset value has been calculated on a particular day will not be used to retroactively adjust the price of a security or the Trust’s previously determined net asset value.

The Board of Trustees has adopted policies and procedures for the valuation of the Trust’s investments (the “Valuation Procedures”). Pursuant to Rule 2a-5 under the 1940 Act, the Board has designated the Investment Adviser as the valuation designee to perform fair valuation determinations for the Trust with respect to all Trust investments and/or other assets. As the Trust’s valuation designee pursuant to Rule 2a-5 under the 1940 Act, the Investment Adviser has adopted separate procedures (the “Valuation Designee Procedures”) reasonably designed to prevent violations of the requirements of Rule 2a-5 and Rule 31a-4 under the 1940 Act. The Investment Adviser, in its role as valuation designee, utilizes the assistance of a valuation committee, consisting of representatives from Guggenheim’s investment management, fund administration, legal and compliance departments (the “Valuation Committee”), in determining fair value of the Trust’s securities and/or other assets.
In general, portfolio securities and assets of the Trust will be valued on the basis of readily available market quotations at their current market value. With respect to portfolio securities and assets of the Trust for which market quotations are not readily available or are deemed not reliable by the Investment Adviser, the Trust will fair value those securities and assets in good faith. The Valuation Procedures and Valuation Designee Procedures permit the Trust to use a variety of valuation methodologies in connection with valuing the Trust’s investments. The methodology used for a specific type of investment may vary based on available market data or other relevant considerations. As a general matter, valuing securities and assets accurately is difficult and can be based on inputs and assumptions which may not always be accurate.
Equity securities listed or traded on a recognized U.S. securities exchange or the National Association of Securities Dealers Automated Quotations (“NASDAQ”) National Market System are generally valued on the basis of the last sale price on the primary U.S. exchange or market on which the security is listed or traded; provided, however, that securities listed on NASDAQ will be valued at the NASDAQ Official Closing Price, which may not necessarily represent the last sale price.
Exchange-traded options and other exchange-traded derivative contracts are valued at the mean of the bid and ask prices on the principal exchange on which they are traded.
The value of an interest rate swap agreement entered into by the Trust shall be valued on the basis of the last sale price on the primary exchange on which the swap is traded, adjusted for the current day’s spreads. The values of other swap agreements entered into by the Trust are accounted for using the unrealized appreciation or depreciation on the agreements that are determined by marking the agreements to the last quoted value of the index or other underlying positions that the swap pertains to at the close of NYSE.
Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of the NYSE. The values of foreign securities are determined as of the close of such foreign markets or the close of the NYSE, if earlier. All investments quoted in foreign currencies are valued in U.S. dollars on the basis of the foreign currency exchange rates prevailing at the close of U.S. business at 4:00 p.m E.T.. Investments in foreign securities may involve risks not present in domestic investments. The Investment Adviser, with the assistance of the Valuation Committee, will determine the current value of such foreign securities by taking into consideration certain factors which may include those discussed above, as well as the following factors, among others: the value of the securities traded on other foreign markets, ADR trading, closed-end fund trading, foreign currency exchange activity, and the trading prices of financial products that are tied to foreign securities. In addition, under the Valuation Procedures and Valuation Designee Procedures, the Investment Adviser, with the assistance of the Valuation Committee, are authorized to use prices and other information supplied by a third party pricing vendor in valuing foreign securities.
The Trust may utilize independent third party pricing services or dealer quotations to value certain of its investments at their market value pursuant to the processes set forth in the Valuation Designee Procedures. The Investment Adviser regularly reviews valuations provided by independent pricing services. The Valuation Committee, consistent with the monitoring and review responsibilities set forth in the Valuation Designee Procedures, regularly review procedures used and valuations provided by the pricing services. Valuations provided by pricing services are generally based on methods that the Investment Adviser believes are reasonably designed to approximate the amount that the Trust would receive upon the sale of the portfolio security or asset. Pricing services face the same challenges as the Trust in valuing securities and assets and may rely on limited available information. If independent pricing services or dealer quotations are not readily available or are deemed unreliable by the Investment Adviser for a given investment, such investment will be valued in accordance with the Valuation Procedures and Valuation Designee Procedures that the Board of Trustees believes are designed to accurately reflect the fair value of investments valued in accordance with such guidelines. For certain credit securities, including CLOs and certain other structured finance securities, fair valuations may include input utilizing a wide variety of market data including yields or prices of investments of comparable quality, type of issue, coupon, maturity, rating, indications of value from security dealers, evaluations of anticipated cash flows or collateral, spread over U.S. Treasury obligations, and other information and analysis. The Trust may also use third party service providers to model certain securities, including CLOs and certain other structured finance securities, using cash flow models to determine fair market value. While the Trust’s use of fair valuation is intended to result in calculation of net asset value that fairly reflects values of the Trust’s portfolio securities as of the time of pricing, the Trust cannot guarantee that any fair valuation will, in fact, approximate the amount the Trust would actually realize upon the sale of the securities in question.

Commercial paper and discount notes with a maturity of greater than 60 days at acquisition are valued at prices that reflect broker-dealer supplied valuations or are obtained from independent pricing services, which may consider the trade activity, treasury spreads, yields or price of bonds of comparable quality, coupon, maturity, and type, as well as prices quoted by dealers who make markets in such securities. Commercial paper and discount notes with remaining maturities of less than 60 days at acquisition may be valued at amortized cost, unless the Investment Adviser concludes that amortized cost does not represent the fair value of the applicable asset in which case it will be valued using a third party pricing vendor.
Repurchase agreements are valued at amortized cost, provided such amounts approximate market value.
Investments for which market quotations are not readily available are fair valued as determined in good faith by the Investment Adviser, subject to oversight by the Board of Trustees. The Valuation Committee convenes regularly to review the valuation of all portfolio securities and assets which have been fair valued. Valuations in accordance with these methods are intended to reflect each security’s (or asset’s or liability’s) “fair value.” Each such determination is based on a consideration of all relevant factors, which are likely to vary from one pricing context to another. Examples of such factors may include, but are not limited to market prices; sale prices; broker quotes; and models which derive prices based on inputs such as prices of securities with comparable maturities and characteristics, or based on inputs such as anticipated cash flows or collateral, spread over U.S. Treasury securities, and other information analysis. In connection with futures contracts and other derivative investments, such factors may include obtaining information as to how (a) these contracts and other derivative investments trade in the futures or other derivative markets, respectively, and (b) the securities underlying these contracts and other derivative investments trade in the cash market.
The Trust may also fair value securities and assets when a significant event is deemed to have occurred after the time of a market quotation including for securities and assets traded on foreign markets and securities and assets for which market quotations are provided by pricing services as of a time that is prior to the time when the Trust determines its NAV. There can be no assurance in each case that significant events will be identified.
Proportions of the Trust’s investments that are fair valued vary from time to time and the Trust may fair value a significant amount of its portfolio securities and assets. The Trust’s shareholder report contains more information about the Trust’s holdings that are fair valued. Investors should consult these reports for additional information.
Fair value represents a good faith approximation of the value of a security. Fair value determinations may be based on limited inputs and involve the consideration of a number of subjective factors, an analysis of applicable facts and circumstances, and the exercise of judgment. As a result, it is possible that the fair value for a security determined in good faith in accordance with the Trust’s Valuation Procedures and Valuation Designee Procedures may differ from valuations for the same security determined by other funds using their own valuation procedures. Although the Trust’s Valuation Procedures and Valuation Designee Procedures are designed to value a portfolio security or asset at the price the Trust may reasonably expect to receive upon its sale in an orderly transaction, there can be no assurance that any fair value determination thereunder would, in fact, approximate the amount that the Trust could reasonably expect to receive upon the sale of the portfolio security or asset or the price at which the portfolio security or asset would trade if a reliable market quotation were readily available.
DISTRIBUTIONS
The Trust intends to pay substantially all of its net investment income, if any, to Common Shareholders through monthly distributions. In addition, the Trust intends to distribute any net long-term capital gains to Common Shareholders at least annually. The Trust expects that distributions paid on the Common Shares will generally consist of (i) investment company taxable income taxed as ordinary income, which includes, among other things, ordinary income, short-term capital gain and income from certain hedging and interest rate transactions, (ii) long-term capital gain (gain from the sale of a capital asset held longer than one year) and (iii) return of capital. To the extent the Trust receives dividends with respect to its investments in common equity securities that consist of qualified dividend income (income from domestic and certain foreign corporations), a portion of the Trust’s distributions to its Common Shareholders may consist of qualified dividend income. Qualified dividend income and long-term capital gains of certain non-corporate U.S. Common Shareholders (including individuals) will be taxable at reduced maximum rates. The Trust cannot assure you, however, as to what percentage of the dividends paid on the Common Shares, if any, will consist of qualified dividend income or long-term capital gains.
Pursuant to the requirements of the 1940 Act, in the event the Trust makes distributions from sources other than income, a notice will accompany each monthly distribution with respect to the estimated source of the distribution made. Such notices will describe the portion, if any, of the monthly dividend which, in the Trust’s good faith judgment, constitutes long-term capital gain, short-term capital gain, investment company taxable income or a return of capital. The actual character of such dividend distributions for U.S. federal income tax purposes, however, will only be determined finally by the Trust at the close of its fiscal year, based on the Trust’s full year performance and its actual net investment company taxable income and net capital gains for the year, which may result in a recharacterization of amounts distributed during such fiscal year from the characterization in the monthly estimates.
The Trust’s distributions may be greater than the Fund’s net investment income or profit. As a result, all or a portion of a distribution may be a return of capital, which is in effect a partial return of the amount a Common Shareholder invested in the Trust.

If the Trust’s total distributions in any year exceed the amount of its investment company taxable income and net capital gain for the year, any such excess would generally be characterized as a return of capital for U.S. federal income tax purposes. For example, because of the nature of the Trust’s investments, the Trust may distribute net short-term capital gains early in the calendar year, but incur net short-term capital losses later in the year, thereby offsetting the short-term net capital gains for which distributions have already been made by the Trust. In such a situation, the amount by which the Trust’s total distributions exceed investment company taxable income and net capital gain would generally be treated as a tax-free return of capital up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis, with any amounts exceeding such basis treated as a gain from the sale of their Common Shares. Although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares. Common Shareholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net investment income or profits when they are not. Common Shareholders should not assume that the source of a distribution from the Trust is net investment income or profit.
The Trust expects that over time it will distribute all of its investment company taxable income. The investment company taxable income of the Trust will consist of all dividend and interest income accrued on portfolio assets, short-term capital gain and income from certain hedging and interest rate transactions, less all expenses of the Trust. Expenses of the Trust will be accrued each day.
To permit the Trust to maintain more stable monthly distributions, the Trust may distribute more or less than the entire amount of the net investment income earned in a particular period. As a result, the distributions paid by the Trust for any particular monthly period may be more or less than the amount of net investment income actually earned by the Trust during the period, and, to pay distributions, the Trust may have to use net proceeds of an offering or sell a portion of its investment portfolio to make a distribution at a time when independent investment judgment might not dictate such action. Any undistributed net investment income may be available to supplement future distributions. Undistributed net investment income is included in the Common Shares’ net asset value, and, correspondingly, distributions from net investment income will reduce the Common Shares’ net asset value.
In certain circumstances, the Trust may elect to retain income or capital gain and pay income or excise tax on such undistributed amount, to the extent that the Board of Trustees, in consultation with Trust management, determines it to be in the best interest of shareholders to do so. During the Trust’s fiscal year ended May 31, 2022, the Trust paid excise tax of $0. See “Tax Matters.”
The Trust’s distribution rate is not constant and the amount of distributions, when declared by the Board of Trustees, is subject to change. The Trust reserves the right to change its distribution policy and the basis for establishing the rate of distributions at any time and may do so without prior notice to Common Shareholders.
If you hold your Common Shares in your own name or if you hold your Common Shares with a brokerage firm that participates in the Trust’s Dividend Reinvestment Plan (the “Plan”), unless you elect to receive cash, all dividends and distributions that are declared by the Trust will be automatically reinvested in additional Common Shares of the Trust pursuant to the Plan. If you hold your Common Shares with a brokerage firm that does not participate in the Plan, you will not be able to participate in the Plan and any dividend reinvestment may be effected on different terms than those described above. Consult your financial adviser for more information. See “Dividend Reinvestment Plan.”
DIVIDEND REINVESTMENT PLAN
Please refer to the section of the Trust’s most recent annual report on Form N-CSR entitled “Dividend Reinvestment Plan,” which is incorporated by reference herein, for a discussion of the Trust’s dividend reinvestment plan.
DESCRIPTION OF CAPITAL STRUCTURE
The Trust is an unincorporated statutory trust organized under the laws of Delaware pursuant to a Certificate of Trust filed on June 30, 2010, and pursuant to an Amended and Restated Agreement and Declaration of Trust, dated as of August 27, 2020, as amended and/or restated from time to time. The following is a brief description of the terms of the Common Shares, Borrowings and Preferred Shares which may be issued by the Trust. This description does not purport to be complete and is qualified by reference to the Trust’s Governing Documents.
Common Shares
Pursuant to the Declaration of Trust, the Trust is authorized to issue an unlimited number of Common Shares. Each Common Share has one vote (fractional Common Shares are entitled to a vote of such fraction) and, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable, except that the Board of Trustees shall have the power to cause shareholders to pay certain expenses of the Trust by setting off charges due from shareholders from declared but unpaid dividends or distributions owed the shareholders and/or by reducing the number of Common Shares owned by each respective shareholder. All Common Shares are equal as to dividends, assets and voting privileges and are not entitled to preference, preemptive, appraisal, conversion or exchange rights, except as otherwise required by law or permitted by the Declaration of Trust.

Under Delaware law applicable to the Trust as of August 1, 2022, if a shareholder acquires direct or indirect ownership or power to direct the voting of shares of the Trust in an amount that equals or exceeds certain percentage thresholds specified under Delaware law (beginning at 10% or more of shares of the Trust), the shareholder’s ability to vote certain of these shares may be limited.
The Trust will send annual and semi-annual reports, including financial statements, to all Common Shareholders as required by applicable law or regulation.
Any additional offerings of Common Shares will require approval by the Board of Trustees. Any additional offering of Common Shares will be subject to the requirements of the 1940 Act, which provides that shares may not be issued at a price below the then current net asset value, exclusive of distributing commissions or discounts, except in connection with an offering to existing Common Shareholders or with the consent of a majority of the Trust’s outstanding voting securities or as otherwise permitted under the 1940 Act.
The Trust’s net asset value per Common Share generally increases and decreases based on the market value or fair value of the Trust’s securities. Net asset value per Common Share will be reduced immediately following the offering of Common Shares by the amount of the sales load and offering expenses paid by the Trust. See “Use of Proceeds.”
The Trust will not issue certificates for Common Shares.
Issuance of Additional Common Shares. The provisions of the 1940 Act generally require that the public offering price (less underwriting commissions and discounts) of common shares sold by a closed-end investment company must equal or exceed the net asset value of such company’s common shares (calculated within 48 hours of the pricing of such offering, excluding Sundays and holidays), unless such sale is made with the consent of a majority of its common shareholders and under certain other enumerated circumstances. The Trust may, from time to time, seek the consent of Common Shareholders to permit the issuance and sale by the Trust of Common Shares at a price below the Trust’s then-current net asset value, subject to certain conditions. If such consent is obtained, the Trust may, contemporaneous with and in no event more than one year following the receipt of such consent, sell Common Shares at price below net asset value in accordance with any conditions adopted in connection with the giving of such consent. Additional information regarding any consent of Common Shareholders obtained by the Trust and the applicable conditions imposed on the issuance and sale by the Trust of Common Shares at a price below net asset value will be disclosed in the Prospectus Supplement relating to any such offering of Common Shares at a price below net asset value. Until such consent of Common Shareholders, if any, is obtained (or other applicable 1940 Act requirements are met), the Trust may not sell Common Shares at a price below net asset value. Because the Trust’s advisory fee and sub-advisory fees are based upon average Managed Assets, the Investment Adviser’s and the Sub-Adviser’s interests in recommending the issuance and sale of Common Shares at a price below net asset value may conflict with the interests of the Trust and its Common Shareholders.
Borrowings
The Trust’s Declaration of Trust provides that the Board of Trustees may authorize the borrowing of money by the Trust, without the approval of the holders of the Common Shares. The Trust may issue notes or other evidences of indebtedness (including bank borrowings or commercial paper) and may secure any such borrowings by mortgaging, pledging or otherwise subjecting the Trust’s assets as security. See “Use of Leverage—Indebtedness.”
Preferred Shares
The Trust’s Governing Documents provide that the Board of Trustees may authorize and issue Preferred Shares with rights as determined by the Board of Trustees, by action of the Board of Trustees without prior approval of the holders of the Common Shares. Common Shareholders have no preemptive right to purchase any Preferred Shares that might be issued other than as may be contemplated by the Declaration of Trust. Any such Preferred Share offering would be subject to the limits imposed by the 1940 Act. Issuance of Preferred Shares would constitute Financial Leverage and would entail special risks to the Common Shareholders.
Although the Trust has no present intention to issue Preferred Shares, it may in the future utilize Preferred Shares to the maximum extent permitted by the 1940 Act. Under the 1940 Act, the Trust may not issue Preferred Shares unless, immediately after such issuance, it has an “asset coverage” of at least 200% of the liquidation value of the outstanding Preferred Shares (i.e., such liquidation value may not exceed 50% of the value of the Trust’s total assets). For these purposes, “asset coverage” means the ratio of (i) total assets less all liabilities and indebtedness not represented by “senior securities” to (ii) the amount of “senior securities representing indebtedness” plus the “involuntary liquidation preference” of the Preferred Shares. “Senior security” generally means any bond, note, or similar security evidencing indebtedness and any class of shares having priority over any other class as to distribution of assets or payment of dividends. “Senior security representing indebtedness” means any “senior security” other than stock. The “involuntary liquidation preference” of the Preferred Shares is the amount that holders of Preferred Shares would be entitled to receive in the event of an involuntary liquidation of the Trust in preference to the Common Shares.

In addition, the Trust is not permitted to declare any dividend (except a dividend payable in Common Shares), or to declare any other distribution on its Common Shares, or to purchase any Common Shares, unless the Preferred Shares have at the time of the declaration of any such dividend or other distribution, or at the time of any such purchase of Common Shares, an asset coverage of at least 200% after deducting the amount of such dividend, distribution or purchase price. If Preferred Shares are issued, the Trust intends, to the extent possible, to purchase or redeem Preferred Shares from time to time to the extent necessary to maintain asset coverage of any Preferred Shares of at least 200%. Any Preferred Shares issued by the Trust would have special voting rights and a liquidation preference over the Common Shares.
If Preferred Shares are outstanding, two of the Trust’s Trustees will be elected by the holders of Preferred Shares, voting separately as a class. The remaining Trustees of the Trust will be elected by Common Shareholders and Preferred Shares voting together as a single class. In the unlikely event the Trust failed to pay dividends on Preferred Shares for two years, Preferred Shares would be entitled to elect a majority of the Trustees of the Trust.
The Trust may be subject to certain restrictions imposed by guidelines of one or more NRSROs that may issue ratings for Preferred Shares issued by the Trust. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Trust by the 1940 Act. The Trust has no present intention to issue Preferred Shares.
Capitalization
The following table provides information about the outstanding securities of the Trust as of March 14, 2023:
Title of Class	Amount Authorized	Amount Held by Trust for its own Account	Amount Outstanding Exclusive of Amounts held by Trust
Common Shares of Beneficial Interest, par value $0.01 per share	Unlimited	-	22,675,040
ANTI-TAKEOVER AND OTHER PROVISIONS IN THE TRUST’S GOVERNING DOCUMENTS
The Trust presently has provisions in its Governing Documents which could have the effect of limiting, in each case, (i) the ability of other entities or persons to acquire control of the Trust, (ii) the Trust’s freedom to engage in certain transactions or (iii) the ability of the Trust’s Board of Trustees or shareholders to amend the Governing Documents or effectuate changes in the Trust’s management. These provisions of the Governing Documents of the Trust may be regarded as “anti-takeover” provisions. The Board of Trustees is divided into three classes, with the terms of one class expiring at each annual meeting of shareholders. At each annual meeting, one class of Trustees is elected to a three-year term. This provision could delay for up to two years the replacement of a majority of the Board of Trustees. A Trustee may be removed from office, for cause only, and not without cause, by the action of a majority of the remaining Trustees followed by a vote of the holders of at least 75% of the shares then entitled to vote for the election of the respective Trustee.
In addition, the Declaration of Trust requires the affirmative vote or consent of a majority of the Board of Trustees followed by the affirmative vote of the holders of at least 75% of the outstanding shares of each affected class or series of the Trust, voting separately as a class or series, to approve, adopt or authorize certain transactions with 5% or greater holders of a class or series of shares and their associates, unless the transaction has been approved by at least 80% of the Board of Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Trust shall be required. For purposes of these provisions, a 5% or greater holder of a class or series of shares (a “Principal Shareholder”) refers to any person who, whether directly or indirectly and whether alone or together with its affiliates and associates, beneficially owns 5% or more of the outstanding shares of any class or series of shares of beneficial interest of the Trust.
The 5% holder transactions subject to these special approval requirements are:
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the merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder;
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the issuance of any securities of the Trust to any Principal Shareholder for cash (other than pursuant to any automatic dividend reinvestment plan);
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the sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder, except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period; or
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the sale, lease or exchange to the Trust or any subsidiary of the Trust, in exchange for securities of the Trust, of any assets of any Principal Shareholder, except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.

To liquidate the Trust, the Declaration of Trust requires the affirmative vote of a majority of the Board of Trustees followed by the affirmative vote of the holders of at least 75% of the outstanding shares of each affected class or series of the Trust, voting separately as a class or series, unless such liquidation has been approved by at least 80% of the Board of Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Trust shall be required.
For the purposes of calculating “a majority of the outstanding voting securities” under the Declaration of Trust, each class and series of the Trust shall vote together as a single class, except to the extent required by the 1940 Act or the Declaration of Trust with respect to any class or series of shares. If a separate vote is required, the applicable proportion of shares of the class or series, voting as a separate class or series, also will be required. A “majority of the outstanding voting securities” means the lesser of (i) 67% or more of the Trust’s voting securities present at a meeting, if the holders of more than 50% of the Trust’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Trust’s outstanding voting securities.
The Board of Trustees has determined that provisions with respect to the Board of Trustees and the shareholder voting requirements described above, which voting requirements are greater than the minimum requirements under Delaware law or the 1940 Act, are in the best interest of shareholders generally. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions. See “Additional Information.”
CLOSED-END FUND STRUCTURE
Closed-end management investment companies (“closed-end funds”) differ from open-end management investment companies (commonly referred to as “mutual funds”) in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder. By comparison, mutual funds issue securities redeemable at net asset value at the option of the shareholder and typically engage in a continuous offering of their shares. Mutual funds are subject to continuous asset in-flows and out-flows that can complicate portfolio management, whereas closed-end funds generally can stay more fully invested in securities consistent with the closed-end fund’s investment objectives and policies. In addition, in comparison to open-end funds, closed-end funds have greater flexibility in their ability to make certain types of investments, including investments in illiquid securities.
However, shares of closed-end funds listed for trading on a securities exchange frequently trade at a discount from net asset value, but in some cases trade at a premium. The market price may be affected by trading volume of the shares, general market and economic conditions and other factors beyond the control of the closed-end fund. The foregoing factors may result in the market price of the Common Shares being greater than, less than or equal to net asset value.
The Trust reserves the right to merge or reorganize with another fund, liquidate or convert into an open-end fund, in each case subject to applicable approvals by shareholders and the Trust’s Board of Trustees as required by law and the Trust’s Governing Documents. The Board of Trustees has reviewed the structure of the Trust in light of its investment objectives and policies and has determined that the closed-end structure is in the best interests of the shareholders. Investors should assume that it is unlikely that the Board of Trustees would vote to convert the Trust to an open-end management investment company.
REPURCHASE OF COMMON SHARES; CONVERSION TO OPEN-END FUND
Repurchase of Common Shares
The Board of Trustees will review periodically the trading range and activity of the Trust’s shares with respect to its net asset value and may take certain actions to seek to reduce or eliminate any such discount. Such actions may include open market repurchases or tender offers for the Common Shares at net asset value. There can be no assurance that the Board of Trustees will decide to undertake any of these actions or, if undertaken, that such actions would result in the Common Shares trading at a price equal to or closer to net asset value per Common Share.
Conversion to Open-End Fund
To convert the Trust to an open-end management investment company, the Declaration of Trust requires the favorable vote of a majority of the Board of Trustees followed by the favorable vote of the holders of at least 75% of the outstanding shares of each affected class or series of shares of the Trust, voting separately as a class or series, unless such action has been approved by at least 80% of the Board of Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Trust shall be required. A “majority of the outstanding voting securities” means the lesser of (i) 67% or more of the Trust’s voting securities present at a meeting, if the holders of more than 50% of the Trust’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Trust’s outstanding voting securities. The foregoing vote would satisfy a separate requirement in the 1940 Act that any conversion of the Trust to an open-end management investment company be approved by the shareholders. If approved in the foregoing manner, conversion of the Trust to an open-end management investment company could not occur until 90 days after the shareholders’ meeting at which such conversion was approved and would also require at least 30 days’ prior notice to all shareholders.

In the event of conversion, the Common Shares would cease to be listed on the NYSE or other national securities exchange or market system. If the Trust were converted to an open-end management investment company, it is likely that new Common Shares would be sold at net asset value plus a sales load. The Board of Trustees believes, however, that the closed-end structure is desirable, given the Trust’s investment objectives and policies. Investors should assume, therefore, that it is unlikely that the Board of Trustees would vote to convert the Trust to an open-end management investment company. Shareholders of an open-end management investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their net asset value, less such redemption charge, if any, as might be in effect at the time of a redemption. In the event of conversion, the Trust would expect to pay all such redemption requests in cash, but would intend to reserve the right to pay redemption requests in a combination of cash or securities. If such partial payment in securities were made, investors could incur brokerage costs in converting such securities to cash.
TAX MATTERS
The following discussion is a brief summary of certain U.S. federal income tax considerations affecting the Trust and the ownership and disposition of the Trust’s Common Shares. A more complete discussion of the tax rules applicable to the Trust and its Common Shareholders can be found in the SAI that is incorporated by reference into this Prospectus. Except as otherwise noted, this discussion assumes you are a taxable U.S. person (as defined for U.S. federal income tax purposes) and that you hold your Common Shares as capital assets for U.S. federal income tax purposes (generally, assets held for investments). This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder and judicial and administrative authorities, all of which are subject to change or differing interpretations by the courts or the Internal Revenue Service (the “IRS”), possibly with retroactive effect. No attempt is made to present a detailed explanation of all U.S. federal tax concerns affecting the Trust and its Common Shareholders (including Common Shareholders subject to special treatment under U.S. federal income tax law). No assurance can be given that the IRS would not assess, or that the court would not sustain, a position contrary to any of the tax aspects set forth below.
The discussion set forth herein does not constitute tax advice and potential investors are urged to consult their own tax advisers to determine the specific U.S. federal, state, local and foreign tax consequences to them of investing in the Trust.
Taxation of the Trust
The Trust has elected to be treated and intends to continue to qualify annually as a RIC under Subchapter M of the Code. Accordingly, the Trust must, among other things, meet certain income, asset diversification and distribution requirements:
(i)
The Trust must derive in each taxable year at least 90% of its gross income from the following sources: (a) dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies; and (b) net income derived from interests in “qualified publicly traded partnerships” (as defined in the Code). Generally, a qualified publicly traded partnership includes a partnership the interests of which are traded on an established securities market or readily tradable on a secondary market (or the substantial equivalent thereof) and that derives less than 90% of its gross income from the items described in (a) above.
(ii)
The Trust must diversify its holdings so that, at the end of each quarter of each taxable year, (a) at least 50% of the market value of the Trust’s total assets is represented by cash and cash items, including receivables, U.S. Government securities, the securities of other RICs and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Trust’s total assets and not more than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the market value of the Trust’s total assets is invested in the securities (other than U.S. Government securities and the securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Trust controls and that are determined to be engaged in the same business or similar or related trades or businesses or (III) any one or more “qualified publicly traded partnerships” (as defined in the Code).
As long as the Trust qualifies as a RIC, the Trust generally will not be subject to U.S. federal income tax on income and gains that the Trust distributes to its Common Shareholders, provided that it distributes each taxable year at least 90% of the sum of (i) the Trust’s investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gain over net long-term capital loss, and other taxable income, other than any net capital gain (defined below), reduced by deductible expenses) determined without regard to the deduction for dividends and distributions paid and (ii) the Trust’s net tax-exempt interest (the excess of its gross tax-exempt interest over certain disallowed deductions). The Trust intends to distribute substantially all of such income each year. The Trust will be subject to income tax at regular corporate rates on any taxable income or gains that it does not distribute to its Common Shareholders.

The Trust will either distribute or retain for reinvestment all or part of its net capital gain (which consists of the excess of its net long-term capital gain over its net short-term capital loss). If any such gain is retained, the Trust will be subject to a corporate income tax (at regular corporate rates) on such retained amount. In that event, the Trust may report the retained amount as undistributed capital gain in a notice to its Common Shareholders, each of whom, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes as long-term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Trust against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its Common Shares by the amount of undistributed capital gain included in such Common Shareholder’s gross income net of the tax deemed paid by the shareholder under clause (ii).
The Code imposes a 4% nondeductible excise tax on the Trust to the extent the Trust does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year. In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any under-distribution or over-distribution, as the case may be, from the previous year. For purposes of the excise tax, the Trust will be deemed to have distributed any income on which it paid federal income tax in the taxable year ending within the calendar year. While the Trust intends to distribute any income and capital gain in order to minimize imposition of the 4% nondeductible excise tax, there can be no assurance that amounts of the Trust’s taxable income and capital gain will be distributed to entirely avoid the imposition of the excise tax. In that event, the Trust will be liable for the excise tax only on the amount by which it does not meet the foregoing distribution requirement.
Certain of the Trust’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains or “qualified dividend income” into higher taxed short-term capital gains or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Trust to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not be “qualified” income for purposes of the 90% gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to Common Shareholders. The Trust intends to structure and monitor its transactions and may make certain tax elections and may be required to dispose of securities to mitigate the effect of these provisions and prevent disqualification of the Trust as a RIC (which may adversely affect the net after-tax return to the Trust).
If for any taxable year the Trust does not qualify as a RIC, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to Common Shareholders, and such distributions will be taxable to the Common Shareholders as ordinary dividends to the extent of the Trust’s current or accumulated earnings and profits. Provided that certain holding period and other requirements are met, such dividends, however, would be eligible (i) to be treated as qualified dividend income in the case of U.S. Common Shareholders taxed as individuals and (ii) for the dividends-received deduction in the case of U.S. Common Shareholders taxed as corporations. The Trust could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC.
Taxation of Common Shareholders
Distributions. Distributions paid to you by the Trust from its net capital gains, which is the excess of net long-term capital gain over net short-term capital loss, if any, that the Trust properly reports as capital gains dividends (“capital gain dividends”) are taxable as long-term capital gains, regardless of how long you have held your Common Shares. All other dividends paid to you by the Trust from its current or accumulated earnings and profits (including dividends from short-term capital gains) (“ordinary income dividends”) are generally subject to tax as ordinary income. The Trust does not expect to be eligible to pay exempt-interest dividends from its net tax-exempt interest income from tax-exempt municipal obligations for U.S. federal income tax purposes. Thus, Trust distributions from interest on tax-exempt municipal obligations will be taxable to shareholders as ordinary dividend income for U.S. federal income tax purposes even though such interest would be excluded from gross income for U.S. federal income tax purposes if received directly by a shareholder. Since tax-exempt municipal obligations provide lower yields than comparable taxable obligations (due to the tax-exemption), the Trust’s investment in tax-exempt municipal obligations will, in effect, convert lower-yield tax-exempt interest income into fully taxable dividend income.

In the case of corporate shareholders, properly reported ordinary income dividends paid by the Trust generally will be eligible for the dividends received deduction to the extent that the Trust’s income consists of dividend income from U.S. corporations and certain holding period requirements are satisfied by both the Trust and the corporate shareholders. In the case of individuals, any properly reported ordinary income dividend that you receive from the Trust generally will be eligible for taxation at the rates applicable to long-term capital gains to the extent that (i) the ordinary income dividend is attributable to “qualified dividend income” (i.e., generally dividends paid by U.S. corporations and certain foreign corporations) received by the Trust, (ii) the Trust satisfies certain holding period and other requirements with respect to the stock on which such qualified dividend income was paid and (iii) you satisfy certain holding period and other requirements with respect to your Common Shares. Qualified dividend income eligible for these special rules is not actually treated as capital gains, however, and thus will not be included in the computation of your net capital gain and generally cannot be used to offset any capital losses. In general, you may include as qualified dividend income only that portion of the dividends that may be and are so reported by the Trust as qualified dividend income. Due to the nature of the Trust’s investments, the Trust does not expect that a significant portion, if any, of its distributions will be eligible for the dividends received deduction or for the reduced rates applicable to qualified dividend income.
Any distributions you receive that are in excess of the Trust’s current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of your adjusted tax basis in your Common Shares, and thereafter as capital gain from the sale of Common Shares. The amount of any Trust distribution that is treated as a tax-free return of capital will reduce your adjusted tax basis in your Common Shares, thereby increasing your potential gain, or reducing your potential loss, on any subsequent sale or other disposition of your Common Shares.
Dividends and other taxable distributions are taxable to you even if they are reinvested in additional Common Shares of the Trust. Dividends and other distributions paid by the Trust are generally treated as received by you at the time the dividend or distribution is made. If, however, the Trust pays you a dividend in January that was declared in the previous October, November or December and you were the Common Shareholder of record on a specified date in one of such months, then such dividend will be treated for U.S. federal income tax purposes as being paid by the Trust and received by you on December 31 of the year in which the dividend was declared.
The Trust will send you information after the end of each year setting forth the amount and tax status of any distributions paid to you by the Trust.
Sale of Common Shares. The sale or other disposition of Common Shares of the Trust will generally result in capital gain or loss to you and will be long-term capital gain or loss if you have held such Common Shares for more than one year. Any loss upon the sale or other disposition of Common Shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain) by you with respect to such Common Shares. Any loss you recognize on a sale or other disposition of Common Shares will be disallowed if you acquire other Common Shares (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after your sale or exchange of the Common Shares. In such case, your tax basis in the Common Shares acquired will be adjusted to reflect the disallowed loss.
Current U.S. federal income tax law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, short-term capital gain is currently taxed at rates applicable to ordinary income, while long-term capital gain generally is taxed at a reduced maximum rate. The deductibility of capital losses is subject to limitations under the Code.
Your financial intermediary will be required to report to you and the IRS annually on Form 1099-B not only the gross proceeds of Common Shares sold but also, for Common Shares purchased on or after January 1, 2012, their cost basis. You should consult with your tax advisors to determine the appropriate cost basis method for your tax situation and to obtain more information about the cost basis reporting rules.
Medicare Tax. Certain U.S. Common Shareholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or part of their “net investment income,” which includes dividends received from the Trust and capital gains from the sale or other disposition of the Trust’s stock.
Backup Withholding. The Trust may be required to withhold, for U.S. federal backup withholding tax purposes, a portion of the dividends, distributions and redemption proceeds payable to non-corporate Common Shareholders who fail to provide the Trust (or its agent) with their correct taxpayer identification number (in the case of individuals, generally, their social security number) or to make required certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against your U.S. federal income tax liability, if any, provided that you timely furnish the required information to the IRS.

The foregoing is a general and abbreviated summary of the provisions of the Code and the Treasury regulations in effect as they directly govern the taxation of the Trust and its Common Shareholders. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive. A more complete discussion of the tax rules applicable to the Trust and its Common Shareholders can be found in the SAI that is incorporated by reference into this Prospectus. Common Shareholders are urged to consult their tax advisers regarding specific questions as to U.S. federal, state, local and foreign income or other taxes.
PLAN OF DISTRIBUTION
The Trust may sell up to $150,000,000 in aggregate initial offering price of Common Shares from time to time under this Prospectus and any related Prospectus Supplement (1) directly to one or more purchasers; (2) through agents; (3) through underwriters; (4) through dealers; or (5) pursuant to the Plan. Each Prospectus Supplement relating to an offering of Common Shares will state the terms of the offering, including:
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the names of any agents, underwriters or dealers;
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any sales loads or other items constituting underwriters’ compensation;
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any discounts, commissions, or fees allowed or paid to dealers or agents;
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the public offering or purchase price of the offered Common Shares and the net proceeds the Trust will receive from the sale; and
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any securities exchange on which the offered Common Shares may be listed.
Direct Sales
The Trust may sell Common Shares directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. The Trust may use electronic media, including the internet, to sell offered securities directly. The Trust will describe the terms of any of those sales in a Prospectus Supplement.
By Agents
The Trust may offer Common Shares through agents that the Trust may designate. The Trust will name any agent involved in the offer and sale and describe any commissions payable by the Trust in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, the agents will be acting on a best efforts basis for the period of their appointment.
By Underwriters
The Trust may offer and sell Common Shares from time to time to one or more underwriters who would purchase the Common Shares as principal for resale to the public, either on a firm commitment or best efforts basis. If the Trust sells Common Shares to underwriters, the Trust will execute an underwriting agreement with them at the time of the sale and will name them in the Prospectus Supplement. In connection with these sales, the underwriters may be deemed to have received compensation from the Trust in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of Common Shares for whom they may act as agent. Unless otherwise stated in the Prospectus Supplement, the underwriters will not be obligated to purchase the Common Shares unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the Common Shares, they will be required to purchase all of the offered Common Shares. The underwriters may sell the offered Common Shares to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If a Prospectus Supplement so indicates, the Trust may grant the underwriters an option to purchase additional Common Shares at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any overallotments.
By Dealers
The Trust may offer and sell Common Shares from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered Common Shares to the public at fixed or varying prices to be determined by those dealers at the time of resale. The Trust will set forth the names of the dealers and the terms of the transaction in the Prospectus Supplement.

General Information
Agents, underwriters, or dealers participating in an offering of Common Shares may be deemed to be underwriters, and any discounts and commission received by them and any profit realized by them on resale of the offered Common Shares for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.
The Trust may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
To facilitate an offering of Common Shares in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the Common Shares or any other security. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.
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An overallotment in connection with an offering creates a short position in the common stock for the underwriter’s own account.
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An underwriter may place a stabilizing bid to purchase the Common Shares for the purpose of pegging, fixing, or maintaining the price of the Common Shares.
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Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the Common Shares by bidding for, and purchasing, the Common Shares or any other securities in the open market in order to reduce a short position created in connection with the offering.
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The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when the Common Shares originally sold by the syndicate member is purchased in syndicate covering transactions or otherwise.
Any of these activities may stabilize or maintain the market price of the Common Shares above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.
Any underwriters to whom the offered Common Shares are sold for offering and sale may make a market in the offered Common Shares, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that there will be a liquid trading market for the offered Common Shares.
Under agreements entered into with the Trust, underwriters and agents may be entitled to indemnification by the Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.
The underwriters, agents, and their affiliates may engage in financial or other business transactions with the Trust in the ordinary course of business.
Pursuant to a requirement of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum compensation to be received by any FINRA member or independent broker-dealer may not be greater than eight percent (8%) of the gross proceeds received by the Trust for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.
The aggregate offering price specified on the cover of this Prospectus relates to the offering of the Common Shares not yet issued as of the date of this Prospectus.
To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of portfolio transactions on behalf of the Trust after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.
A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of Common Shares for sale to their online brokerage account holders. Such allocations of Common Shares for internet distributions will be made on the same basis as other allocations. In addition, Common Shares may be sold by the underwriters to securities dealers who resell Common Shares to online brokerage account holders.
Dividend Reinvestment Plan
The Trust may issue and sell Common Shares pursuant to the Plan.

CUSTODIAN, ADMINISTRATOR, TRANSFER AGENT AND DIVIDEND DISBURSING AGENT
The Bank of New York Mellon serves as the custodian of the Trust’s assets pursuant to a custody agreement. Under the custody agreement, the custodian holds the Trust’s assets in compliance with the 1940 Act. For its services, the custodian will receive a monthly fee based upon, among other things, the average value of the total assets of the Trust, plus certain charges for securities transactions. The Bank of New York Mellon is located at 101 Barclay Street, New York, New York 10286.
Computershare Inc. serves as the Trust’s dividend disbursing agent, transfer agent and registrar for the Common Shares of the Trust. Computershare Inc. is located at 250 Royall Street, Canton, MA 02021.
MUFG Investor Services (US) LLC (“MUFG”), serves as the Trust’s administrator. Pursuant to an accounting and administration agreement, MUFG is responsible for providing administrative services to the Trust, including assisting the Trust with regulatory filings. For these services, the Trust pays MUFG a fee, accrued daily and paid monthly, at the annual rate equal to 0.0275% of the first $200 million in average daily Managed Assets, 0.0200% of the next $300 million in average daily Managed Assets, 0.0150% of the next $500 million in average daily Managed Assets, and 0.0100% of average daily Managed Assets above $1 billion, along with an annual fixed fee ranging from $500 to $11,000 for assisting the Trust with certain regulatory filings.
MUFG also serves as fund accounting agent to the Trust. Pursuant to an accounting and administration agreement, MUFG performs certain accounting services. For the services, the Trust pays MUFG a fee, accrued daily and paid monthly, at the annual rate equal to 0.0300% of the first $200 million in average daily Managed Assets, 0.0150% of the next $300 million in average daily Managed Assets, 0.0100% of the next $500 million in average daily Managed Assets, and 0.0075% of average daily Managed Assets above $1 billion, subject to a minimum fee of $50,000 per year, and reimburses MUFG for certain out-of-pocket expenses.
LEGAL MATTERS
Certain legal matters will be passed on by Dechert LLP as counsel to the Trust in connection with the offering of the Common Shares. If certain legal matters in connection with an offering of Common Shares are passed upon by counsel for the underwriters of such offering, that counsel will be named in the Prospectus Supplement related to that offering.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young LLP, 1775 Tysons Blvd, Tysons, Virginia 22102, is the independent registered public accounting firm of the Trust. The Trust’s independent registered public accounting firm is expected to render an opinion annually on the financial statements of the Trust.
ADDITIONAL INFORMATION
This Prospectus constitutes part of a Registration Statement filed by the Trust with the SEC under the Securities Act and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Trust and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (http://www.sec.gov).
PRIVACY PRINCIPLES OF THE TRUST
The Trust is committed to maintaining the privacy of its shareholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information the Trust collects, how the Trust protects that information and why, in certain cases, the Trust may share information with select other parties.
Generally, the Trust does not receive any non-public personal information relating to its shareholders, although certain non-public personal information of its shareholders may become available to the Trust. The Trust does not disclose any non-public personal information about its shareholders or former shareholders to anyone, except as permitted by law or as is necessary in order to service shareholder accounts (for example, to a transfer agent or third party administrator).
The Trust restricts access to non-public personal information about its shareholders to employees of the Adviser and its delegates and affiliates with a legitimate business need for the information. The Trust maintains physical, electronic and procedural safeguards designed to protect the non-public personal information of its shareholders.

INCORPORATION BY REFERENCE
As noted above, this Prospectus is part of a registration statement that has been filed with the SEC. Pursuant to the final rule and form amendments adopted by the SEC on April 8, 2020 to implement certain provisions of the Economic Growth, Regulatory Relief, and Consumer Protection Act, the Trust is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Trust can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information that the Trust files with the SEC will automatically update and supersede this information.
The Trust incorporates by reference any future filings it will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 or pursuant to Section 30(b)(2) under the 1940 Act, including those made after the date of this filing (excluding any information furnished, rather than filed), until the Trust has sold all of the offered securities to which this Prospectus, the SAI and any accompanying Prospectus Supplement relates, or the offering is otherwise terminated. The documents incorporated by reference herein include:
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The Trust’s SAI, dated April 12, 2023, filed with this Prospectus;
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The Trust’s annual report on Form N-CSR for the fiscal year ended May 31, 2022, filed with the SEC on November 23, 2022;
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The Trust’s semi-annual report on Form N-CSR for the six months ended November 30, 2022, filed with the SEC on February 3, 2023;
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The Trust’s definitive proxy statement on Schedule 14A, filed with the SEC on March 3, 2023; and
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The description of the Trust’s common shares contained in its Registration Statement on Form 8-A (File No. 001-34924), filed with the SEC on October 22, 2010, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.
To obtain copies of these filings, see “Additional Information.”

GUGGENHEIM TAXABLE MUNICIPAL BOND & INVESTMENT GRADE DEBT TRUST

Statement of Additional Information
Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust (the “Trust”) is a diversified, closed-end management investment company. The Trust’s primary investment objective is to provide current income with a secondary objective of long-term capital appreciation. There can be no assurance that the Trust will achieve its investment objectives or be able to structure its investments as anticipated and you could lose some or all of your investment. This Statement of Additional Information (“SAI”) relating to the offering, from time to time, of up to $150,000,000 aggregate initial offering price of the Trust’s common shares of beneficial interest, par value $0.01 per share (“Common Shares”), in one or more offerings, is not a prospectus, but should be read in conjunction with the prospectus for the Trust, dated April 12, 2023 (the “Prospectus”), and any related supplement to the Prospectus (each a “Prospectus Supplement”). Investors should obtain and read the Prospectus and any related Prospectus Supplement prior to purchasing Common Shares. A copy of the Prospectus and any related Prospectus Supplement may be obtained without charge, by calling the Trust at (800) 345-7999. You may also obtain a copy of the Prospectus on the Securities and Exchange Commission’s (the “SEC”) website (http://www.sec.gov) at no charge. The Prospectus and this SAI omit certain information contained in the Trust’s registration statement filed with the SEC, which is also available on the SEC’s website at no charge. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

Statement of Additional Information dated April 12, 2023.
ii

THE TRUST
The Trust is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”). The Trust was organized as a statutory trust on June 30, 2010, pursuant to a Certificate of Trust, and is governed by the laws of the State of Delaware. Effective November 19, 2020, the Trust changed its name from Guggenheim Taxable Municipal Managed Duration Trust to Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust. The Trust’s currently outstanding Common Shares are, and the Common Shares offered by the Prospectus, will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “GBAB.” The Trust commenced operations on October 27, 2010. Guggenheim Funds Investment Advisors, LLC (the “Investment Adviser”) serves as the Trust’s investment adviser. Guggenheim Partners Investment Management LLC acts as the sub-adviser to the Trust (the “Sub-Adviser”). References to the “Adviser” or “Advisers” may include the Investment Adviser or one the Sub-Adviser, as applicable.
INVESTMENT OBJECTIVES AND POLICIES
Additional Investment Policies and Portfolio Contents
The following information supplements the discussion of the Trust’s investment objective, policies and techniques that are described in the Prospectus. The Trust may make the following investments, or use the following techniques, among others, some of which are part of its principal investment strategies and some of which are not. The principal risks of the Trust’s principal investment strategies are discussed in the Prospectus. The Trust may not buy all of the types of securities or use all of the investment techniques that are described.
Auction Rate Securities. Municipal securities also include auction rate municipal securities and auction rate preferred securities issued by closed-end investment companies that invest primarily in municipal securities (collectively, “auction rate securities”). Provided that the auction mechanism is successful, auction rate securities usually permit the holder to sell the securities in an auction at par value at specified intervals. The dividend is reset by “Dutch” auction in which bids are made by broker-dealers and other institutions for a certain amount of securities at a specified minimum yield. The dividend rate set by the auction is the lowest interest or dividend rate that covers all securities offered for sale. While this process is designed to permit auction rate securities to be traded at par value, there is a risk that an auction will fail due to insufficient demand for the securities. Auction failures may adversely affect the liquidity and price of auction rate securities. Moreover, between auctions, there may be no secondary market for these securities, and sales conducted on a secondary market may not be on terms favorable to the seller. Thus, with respect to liquidity and price stability, auction rate securities may differ substantially from cash equivalents, notwithstanding the frequency of auctions and the credit quality of the security. The Trust’s investments in auction rate securities of closed-end funds are subject to the limitations prescribed by the 1940 Act. The Trust will indirectly bear its proportionate share of any management and other fees paid by such closed-end funds in addition to the advisory fees payable directly by the Trust.
U.S. Government Securities. The Trust may invest in debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities including: (1) U.S. Treasury obligations, which differ in their interest rates, maturities and times of issuance, such as U.S. Treasury bills (maturity of one year or less), U.S. Treasury notes (maturity of one to ten years), and U.S. Treasury bonds (generally maturities of greater than ten years), including the principal components or the interest components issued by the U.S. Government under the separate trading of registered interest and principal securities program (i.e., “STRIPS”), all of which are backed by the full faith and credit of the United States; and (2) obligations issued or guaranteed by U.S. Government agencies or instrumentalities, including government guaranteed mortgage-related securities, some of which are backed by the full faith and credit of the U.S. Treasury, some of which are supported by the right of the issuer to borrow from the U.S. Government, and some of which are backed only by the credit of the issuer itself. Different types of U.S. government securities have different relative levels of credit risk depending on the nature of the particular government support for that security. U.S. government securities may be supported by: (i) the full faith and credit of the United States government; (ii) the ability of the issuer to borrow from the U.S. Treasury; (iii) the credit of the issuing agency, instrumentality or government-sponsored entity (“GSE”); (iv) pools of assets (e.g., mortgage-backed securities); or (v) the United States in some other way. The U.S. government and its agencies and instrumentalities do not guarantee the market value of their securities, which may fluctuate in value and are subject to investment risks, and certain U.S. government securities may not be backed by the full faith and credit of the United States government. Any downgrades of the U.S. credit rating could increase volatility in both stock and bond markets, result in higher interest rates and higher Treasury yields and increase the costs of all debt generally. The value of U.S. government obligations may be adversely affected by changes in interest rates. It is possible that the issuers of some U.S. government securities will not have the funds to timely meet their payment obligations in the future and there is a risk of default. For certain agency and GSE issued securities, there is no guarantee the U.S. government will support the agency or GSE if it is unable to meet its obligations.

Mortgage-Related Securities. Mortgage-related securities include structured debt obligations collateralized by pools of commercial or residential mortgages. Pools of mortgage loans and mortgage-related loans such as mezzanine loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. Mortgage-related securities include complex instruments such as collateralized mortgage obligations (“CMOs”), stripped mortgage-backed securities, mortgage pass-through securities, interests in real estate mortgage investment conduits (“REMICs”), real estate investment trusts (“REITs”), including debt and preferred stock issued by REITs, as well as other real estate-related securities. The mortgage-related securities in which the Trust may invest include those with fixed, floating or variable interest rates, those with interest rates that change based on multiples of changes in a specified index of interest rates and those with interest rates that change inversely to changes in interest rates, as well as those that do not bear interest. The Trust may invest in residential mortgage-backed securities (“RMBS”) and commercial mortgage-backed securities (“CMBS”), including residual interests, issued by governmental entities and private issuers, including subordinated mortgage-related securities. The Trust may invest in sub-prime mortgages or mortgage-related securities that are backed by sub-prime mortgages. Certain mortgage-related securities that the Trust may invest in are described below.
Residential Mortgage-Backed Securities. RMBS are securities the payments on which depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of such securities) primarily on the cash flow from residential mortgage loans made to borrowers that are secured (on a first priority basis or second priority basis, subject to permitted liens, easements and other encumbrances) by residential real estate (one- to four-family properties) the proceeds of which are used to purchase real estate and purchase or construct dwellings thereon (or to refinance indebtedness previously so used). Residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity. The ability of a borrower to repay a loan secured by residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans.
Commercial Mortgage-Backed Securities. CMBS generally are multi-class debt or pass-through certificates secured or backed by mortgage loans on commercial properties. CMBS generally are structured to provide protection to the senior class investors against potential losses on the underlying mortgage loans. This protection generally is provided by having the holders of subordinated classes of securities (“Subordinated CMBS”) take the first loss if there are defaults on the underlying commercial mortgage loans. Other protection, which may benefit all of the classes or particular classes, may include issuer guarantees, reserve funds, additional Subordinated CMBS, cross-collateralization and over-collateralization. The Trust may invest in Subordinated CMBS issued or sponsored by commercial banks, savings and loan institutions, mortgage bankers, private mortgage insurance companies and other non-governmental issuers. Subordinated CMBS have no governmental guarantee and are subordinated in some manner as to the payment of principal and/or interest to the holders of more senior mortgage-related securities arising out of the same pool of mortgages. The holders of Subordinated CMBS typically are compensated with a higher stated yield than are the holders of more senior mortgage-related securities. On the other hand, Subordinated CMBS typically subject the holder to greater risk than senior CMBS and tend to be rated in a lower rating category, and frequently a substantially lower rating category, than the senior CMBS issued in respect of the same mortgage pool. Subordinated CMBS generally are likely to be more sensitive to changes in prepayment and interest rates and the market for such securities may be less liquid than is the case for traditional income securities and senior mortgage-related securities.
Government Agency Securities. Mortgage-related securities issued by the Government National Mortgage Association (“GNMA”) include GNMA Mortgage Pass-Through Certificates (also known as “Ginnie Maes”) which are guaranteed as to the timely payment of principal and interest by GNMA and such guarantee is backed by the full faith and credit of the United States. GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA certificates also are supported by the authority of GNMA to borrow funds from the U.S. Treasury to make payments under its guarantee.
Government-Related Securities. Mortgage-related securities issued by the Federal National Mortgage Association (“FNMA”) include FNMA Guaranteed Mortgage Pass-Through Certificates (also known as “Fannie Maes”) which are solely the obligations of FNMA and are not backed by or entitled to the full faith and credit of the United States. FNMA is a privately owned government-sponsored organization. The FNMA guarantees Fannie Maes as to timely payment of principal and interest. Mortgage-related securities issued by the Federal Home Loan Mortgage Corporation (“FHLMC”) include FHLMC Mortgage Participation Certificates (also known as “Freddie Macs” or “PCs”). Freddie Macs are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. Freddie Macs entitle the holder to timely payment of interest, which FHLMC guarantees. FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When FHLMC does not guarantee timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying mortgage, but in no event later than one year after it becomes payable. On September 7, 2008, the Federal Housing Finance Agency (“FHFA”), an independent regulatory agency, placed FNMA and FHLMC into conservatorship and stepped into the shoes of and succeeded to all of the rights of the shareholders. In addition to the conservatorship, the US government has taken various steps to provide additional financial support to FNMA and FHLMC, including by having the FHFA (in its capacity as conservator) enter into an agreement with the US Treasury to provide financial support in exchange for Senior Preferred Stock and warrants to purchase common stock of the entities. The actions of the US government were intended to assist the entities in maintaining a positive net worth and meeting their financial obligations. Although the US government provided financial support to such entities, no assurance can be given that it will always do so. No assurance can be given that the U.S. Treasury initiatives will be successful.
Under a letter agreement between the FHFA (as conservator) and the US Treasury, the FHFA is prohibited from removing its conservatorship of each enterprise until all material litigation regarding the conservatorship has ended and each enterprise has retained equity capital levels equal to three percent of their total assets. It is unclear how long it will be before the FHFA will be able to remove its conservatorship of the enterprises under this letter agreement. Should FNMA and FHLMC be taken out of conservatorship, it is unclear whether the US Treasury would continue to enforce its rights or perform its obligations under the Senior Preferred Stock Purchase Agreement. It is also unclear how the capital structure of each of FHLMC and FNMA would be constructed post-conservatorship, and what effects, if any, the privatization of the entities will have on their creditworthiness and guarantees of certain mortgage-backed securities. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed. The FHFA recently announced plans to consider taking Fannie Mae and Freddie Mac out of conservatorship and has begun a multi-step process, including its first pricing review of Fannie Mae and Freddie Mac products since 2015, to unwind the GSEs from government control.
Other U.S. government securities the Trust may invest in include (but are not limited to) securities issued or guaranteed by the Federal Housing Administration, Farmers Home Loan Administration, Export-Import Bank of the U.S., Small Business Administration, General Services Administration, Central Bank for Cooperatives, Federal Farm Credit Banks, Federal Intermediate Credit Banks, Federal Land Banks, Maritime Administration, Tennessee Valley Authority, District of Columbia Armory Board and Student Loan Marketing Association. Because the U.S. government is not obligated by law to provide support to an instrumentality it sponsors, the Trust will invest in obligations issued by such an instrumentality only if the Adviser determines that the credit risk with respect to the instrumentality does not make its securities unsuitable for investment by the Trust.
No assurance can be given as to whether the U.S. government will continue to support Fannie Mae and Freddie Mac. In addition, the future for Fannie Mae and Freddie Mac remains uncertain. Congress has recently considered proposals to reduce the U.S. government’s role in the mortgage market of both Fannie Mae and Freddie Mac, including proposals as to whether Fannie Mae and Freddie Mac should be nationalized, privatized, restructured or eliminated altogether. Should the federal government adopt any such proposal, the value of the Trust’s investments in securities issued by Fannie Mae or Freddie Mac would be impacted. Fannie Mae and Freddie Mac are also the subject of continuing legal actions and investigations which may have an adverse effect on these entities.
The FHFA has announced plans to consider taking Fannie Mae and Freddie Mac out of conservatorship. Should Fannie Mae and Freddie Mac be taken out of conservatorship, it is unclear whether the U.S. Treasury would continue to enforce its rights or perform its obligations under the SPAs. It also unclear how the capital structure of Fannie Mae and Freddie Mac would be constructed post-conservatorship, and what effects, if any, the privatization of the enterprises will have on their creditworthiness and guarantees of certain MBS. Accordingly, should the FHFA take the enterprises out of conservatorship, there could be an adverse impact on the value of their securities.
Any controversy or ongoing uncertainty regarding the status of negotiations in the U.S. Congress to increase the statutory debt ceiling may impact the market value of U.S. government debt securities held by the Trust as well as the financial markets and economy more broadly. If the U.S. Congress is unable to negotiate an adjustment to the statutory debt ceiling, there is also the risk that the U.S. government may default on payments on certain U.S. government securities, including those held by the Trust, which could have a material negative impact on the Trust.

Private Entity Securities. These mortgage-related securities are issued by commercial banks, savings and loan institutions, mortgage bankers, private mortgage insurance companies and other non-governmental issuers (referred to as “non-agency” MBS). Timely payment of principal and interest on mortgage-related securities backed by pools created by non-governmental issuers often is supported partially by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance. The insurance and guarantees are issued by government entities, private insurers and the mortgage poolers. There can be no assurance that the private insurers or mortgage poolers can meet their obligations under the policies, so that if the issuers default on their obligations the holders of the security could sustain a loss. No insurance or guarantee covers the Trust or the price of the Trust’s shares. Mortgage-related securities issued by non-governmental issuers generally offer a higher rate of interest than government-agency and government-related securities because there are no direct or indirect government guarantees of payment.
Non-agency MBS (also referred to as “private label”) are subject to the risk that the value of such securities will decline because, among other things, the securities are not guaranteed as to principal or interest by the U.S. government or a government sponsored enterprise. Non-agency MBS are not subject to the same underwriting requirements for underlying mortgages as agency MBS and, as a result, mortgage loans underlying non-agency MBS typically have less favorable underwriting characteristics (such as credit risk and collateral) and a wider range in terms (such as interest rate, term and borrower characteristics) than agency MBS. Non-agency residential mortgage-backed securities often are issued in the form of several different tranches. Depending on their respective seniority, individual tranches are subject to increased (and sometimes different) credit, prepayment and liquidity and valuation risks as compared to other tranches. These securities are often subject to greater credit, prepayment and liquidity and valuation risks than agency MBS. In addition, these securities may be less readily marketable as the market for these securities is typically smaller and less liquid than the market for agency MBS, thus these securities may be subject to greater price fluctuation than agency MBS, especially during periods of weakness or perceived weakness in the mortgage and real estate sectors.
Collateralized Mortgage Obligations. A CMO is a multi-class bond backed by a pool of mortgage pass-through certificates or mortgage loans. CMOs may be collateralized by (a) Ginnie Mae, Fannie Mae or Freddie Mac pass-through certificates, (b) unsecuritized mortgage loans insured by the Federal Housing Administration or guaranteed by the Department of Veterans’ Affairs, (c) unsecuritized conventional mortgages, (d) other mortgage-related securities or (e) any combination thereof. Each class of CMOs, often referred to as a “tranche,” is issued at a specific coupon rate and has a stated maturity or final distribution date. Principal prepayments on collateral underlying a CMO may cause it to be retired substantially earlier than the stated maturities or final distribution dates. The principal and interest on the underlying mortgages may be allocated among the several classes of a series of a CMO in many ways. One or more tranches of a CMO may have coupon rates which reset periodically at a specified increment over an index, such as the London Interbank Offered Rate (“LIBOR”) or a replacement rate (or sometimes more than one index). These floating rate CMOs typically are issued with lifetime caps on the coupon rate thereon. The Trust also may invest in inverse floating rate CMOs. Inverse floating rate CMOs constitute a tranche of a CMO with a coupon rate that moves in the reverse direction to an applicable index such as LIBOR. Accordingly, the coupon rate thereon will increase as interest rates decrease. Inverse floating rate CMOs are typically more volatile than fixed or floating rate tranches of CMOs. Many inverse floating rate CMOs have coupons that move inversely to a multiple of the applicable indexes. The effect of the coupon varying inversely to a multiple of an applicable index creates a leverage factor. Inverse floaters based on multiples of a stated index are designed to be highly sensitive to changes in interest rates and can subject the holders thereof to extreme reductions of yield and loss of principal. The markets for inverse floating rate CMOs with highly leveraged characteristics at times may be very thin. The Trust’s ability to dispose of its positions in such securities will depend on the degree of liquidity in the markets for such securities. It is impossible to predict the amount of trading interest that may exist in such securities, and therefore the future degree of liquidity.
Stripped Mortgage-Backed Securities. Stripped mortgage-backed securities are created by segregating the cash flows from underlying mortgage loans or mortgage securities to create two or more new securities, each with a specified percentage of the underlying security’s principal or interest payments. Mortgage securities may be partially stripped so that each investor class receives some interest and some principal. When securities are completely stripped, however, all of the interest is distributed to holders of one type of security, known as an interest-only security (“IO”), and all of the principal is distributed to holders of another type of security known as a principal-only security (“PO”). Strips can be created in a pass-through structure or as tranches of a CMO. The yields to maturity on IOs and POs are very sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Trust may not fully recoup its initial investment in IOs. Conversely, if the underlying mortgage assets experience less than anticipated prepayments of principal, the yield on POs could be materially and adversely affected.

Sub-Prime Mortgages. Sub-prime mortgages are mortgages rated below “A” by S&P, Moody’s or Fitch. Historically, sub-prime mortgage loans have been made to borrowers with blemished (or non-existent) credit records, and the borrower is charged a higher interest rate to compensate for the greater risk of delinquency and the higher costs of loan servicing and collection. Sub-prime mortgages are subject to both state and federal anti-predatory lending statutes that carry potential liability to secondary market purchasers such as the Trust. Sub-prime mortgages have certain characteristics and associated risks similar to below investment grade securities, including a higher degree of credit risk, and certain characteristics and associated risks similar to mortgage-backed securities, including prepayment risk.
Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including CMO residuals. Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.
The risks associated with mortgage-backed securities include: (1) credit risk associated with the performance of the underlying mortgage properties and of the borrowers owning these properties; (2) adverse changes in economic conditions and circumstances, which are more likely to have an adverse impact on mortgage-backed securities secured by loans on certain types of commercial properties than on those secured by loans on residential properties; (3) prepayment risk, which can lead to significant fluctuations in the value of the mortgage-backed security; (4) loss of all or part of the premium, if any, paid; and (5) decline in the market value of the security, whether resulting from changes in interest rates, prepayments on the underlying mortgage collateral or perceptions of the credit risk associated with the underlying mortgage collateral.
Mortgage-backed securities represent an interest in a pool of mortgages. When market interest rates decline, more mortgages are refinanced and the securities are paid off earlier than expected. Prepayments may also occur on a scheduled basis or due to foreclosure. When market interest rates increase, the market values of mortgage-backed securities decline. At the same time, however, mortgage refinancings and prepayments slow, which lengthens the effective maturities of these securities. As a result, the negative effect of the rate increase on the market value of mortgage-backed securities is usually more pronounced than it is for other types of debt securities. In addition, due to increased instability in the credit markets, the market for some mortgage-backed securities has at times experienced reduced liquidity and greater volatility with respect to the value of such securities, making it more difficult to value such securities. The Trust may invest in sub-prime mortgages or mortgage-backed securities that are backed by sub-prime mortgages.
Moreover, the relationship between prepayments and interest rates may give some high-yielding mortgage-related and asset-backed securities less potential for growth in value than conventional bonds with comparable maturities. In addition, in periods of falling interest rates, the rate of prepayments tends to increase. During such periods, the reinvestment of prepayment proceeds by the Trust will generally be at lower rates than the rates that were carried by the obligations that have been prepaid. Because of these and other reasons, mortgage-related and asset-backed security’s total return and maturity may be difficult to predict precisely. To the extent that the Trust purchases mortgage-related and asset-backed securities at a premium, prepayments (which may be made without penalty) may result in loss of the Trust’s principal investment to the extent of premium paid.
CMBS are subject to particular risks, including lack of standardized terms, shorter maturities than residential mortgage loans and payment of all or substantially all of the principal only at maturity rather than regular amortization of principal. In addition, commercial lending generally is viewed as exposing the lender to a greater risk of loss than one-to-four family residential lending. Commercial lending, for example, typically involves larger loans to single borrowers or groups of related borrowers than residential one-to-four family mortgage loans. In addition, the repayment of loans secured by income producing properties typically is dependent upon the successful operation of the related real estate project and the cash flow generated therefrom. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, change in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances. Consequently, adverse changes in economic conditions and circumstances are more likely to have an adverse impact on mortgage-related securities secured by loans on commercial properties than on those secured by loans on residential properties. Additional risks may be presented by the type and use of a particular commercial property. Special risks are presented by hospitals, nursing homes, hospitality properties and certain other property types. Commercial property values and net operating income are subject to volatility, which may result in net operating income becoming insufficient to cover debt service on the related mortgage loan. The exercise of remedies and successful realization of liquidation proceeds relating to CMBS may be highly dependent on the performance of the servicer or special servicer. There may be a limited number of special servicers available, particularly those that do not have conflicts of interest.
Residential Mortgage-Backed Securities. Credit-related risk on RMBS arises from losses due to delinquencies and defaults by the borrowers in payments on the underlying mortgage loans and breaches by originators and servicers of their obligations under the underlying documentation pursuant to which the RMBS are issued. The rate of delinquencies and defaults on residential mortgage loans and the aggregate amount of the resulting losses will be affected by a number of factors, including general economic conditions, particularly those in the area where the related mortgaged property is located, the level of the borrower’s equity in the mortgaged property and the individual financial circumstances of the borrower. If a residential mortgage loan is in default, foreclosure on the related residential property may be a lengthy and difficult process involving significant legal and other expenses. The net proceeds obtained by the holder on a residential mortgage loan following the foreclosure on the related property may be less than the total amount that remains due on the loan. The prospect of incurring a loss upon the foreclosure of the related property may lead the holder of the residential mortgage loan to restructure the residential mortgage loan or otherwise delay the foreclosure process.
Sub-Prime Mortgage Market Risk. The residential mortgage market in the United States has at times experienced difficulties that may adversely affect the performance and market value of certain mortgages and mortgage-related securities. Delinquencies and losses on residential mortgage loans (especially sub-prime and second-line mortgage loans) have increased during certain periods and may increase again in the future, and a decline in or flattening of housing values (as has been experienced at times and may be experienced in many housing markets in the future) may exacerbate such delinquencies and losses. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. Reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements can cause limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities. If the economy of the United States deteriorates, the incidence of mortgage foreclosures, especially sub-prime mortgages, may increase, which may adversely affect the value of any mortgage-backed securities owned by the Trust.
Law, legislation or other government regulation may result in a reduction of available transactional opportunities for the Trust, or an increase in the cost associated with such transactions. Any such law, legislation or regulation may adversely affect the market value of non-agency RMBS.
Financial difficulties experienced by originators and servicers of residential and commercial mortgage loans, including some of the largest originators and servicers in the residential and commercial mortgage loan market, have experienced serious financial difficulties, including some that are now subject to federal insolvency proceedings. Such difficulties may affect the performance of non-agency RMBS and CMBS backed by mortgage loans. There can be no assurance that originators and servicers of mortgage loans will not continue to experience serious financial difficulties or experience such difficulties in the future, including becoming subject to bankruptcy or insolvency proceedings, or that underwriting procedures and policies and protections against fraud will be sufficient in the future to prevent such financial difficulties or significant levels of default or delinquency on mortgage loans.
Second-Lien Loans. The Trust may invest in “second lien” secured floating rate Loans made by public and private corporations and other non-governmental entities and issuers for a variety of purposes (“Second Lien Loans”). Second Lien Loans are second in right of payment to one or more Senior Loans of the related borrower. Second Lien Loans are subject to the same risks associated with investment in Senior Loans and other lower grade Income Securities. However, Second Lien Loans are second in right of payment to Senior Loans and therefore are subject to the additional risk that the cash flow of the borrower and any property securing the Loan may be insufficient to meet scheduled payments after giving effect to the senior secured obligations of the borrower. Second Lien Loans are expected to have greater price volatility and exposure to losses upon default than Senior Loans and may be less liquid. There is also a possibility that originators will not be able to sell participations in Second Lien Loans, which would create greater credit risk exposure.
Other Secured Loans. Other subordinated secured floating rate and fixed rate loans or debt (“Other Secured Loans”) are made by public and private corporations and other non-governmental entities and issuers for a variety of purposes. Other Secured Loans may rank lower in right of payment to one or more Senior Loans and Second-Lien Loans of the borrower. Other Secured Loans may rank lower in right of payment to one or more Senior Loans and Second-Lien Loans of the borrower. Other Secured Loans typically are secured by a lower priority security interest or lien to or on specified collateral securing the Borrower’s obligation under the Loan, and typically have more subordinated protections and rights than Senior Loans and Second-Lien Loans. Secured Loans may become subordinated in right of payment to more senior obligations of the Borrower issued in the future. Other Secured Loans may have fixed or adjustable floating rate interest payments. Because Other Secured

Loans may rank lower as to right of payment than Senior Loans and Second-Lien Loans of the Borrower, they may present a greater degree of investment risk than Senior Loans and Second-Lien Loans but often pay interest at higher rates reflecting this additional risk. Such investments generally are of below investment grade quality. Other than their more subordinated status, such investments have many characteristics and risks similar to Senior Loans and Second-Lien Loans discussed above. The Trust may purchase interests in Other Secured Loans through assignments or participations.
Other Secured Loans are subject to the same risks associated with investment in Senior Loans, Second-Lien Loans and below investment grade securities. However, such loans may rank lower in right of payment than any outstanding Senior Loans and Second-Lien Loans of the borrower and therefore are subject to additional risk that the cash flow of the borrower and any property securing the loan may be insufficient to meet scheduled payments after giving effect to the higher ranking secured obligations of the borrower. Other Secured Loans are expected to have greater price volatility than Senior Loans and Second-Lien Loans and may be less liquid. There is also a possibility that originators will not be able to sell participations in Other Secured Loans, which would create greater credit risk exposure.
Unsecured Loans. Unsecured floating rate and fixed rate loans or debt (“Unsecured Loans”) are loans made by public and private corporations and other non-governmental entities and issuers for a variety of purposes. Unsecured Loans generally have lower priority in right of payment compared to holders of secured debt of the Borrower. Unsecured Loans are not secured by a security interest or lien to or on specified collateral securing the Borrower’s obligation under the loan. Unsecured Loans by their terms may be or may become subordinate in right of payment to other obligations of the borrower, including Senior Loans, Second-Lien Loans and Other Secured Loans. Unsecured Loans may have fixed or adjustable floating rate interest payments. Because Unsecured Loans are subordinate to the secured debt of the borrower, they present a greater degree of investment risk but often pay interest at higher rates reflecting this additional risk. Such investments generally are of below investment grade quality. Other than their subordinated and unsecured status, such investments have many characteristics and risks similar to Senior Loans, Second-Lien Loans and Other Secured Loans discussed above. The Trust may purchase interests in Unsecured Loans through assignments or participations.
Unsecured Loans are subject to the same risks associated with investment in Senior Loans, Second-Lien Loans, Other Secured Loans and below investment grade securities. However, because Unsecured Loans have lower priority in right of payment to any higher ranking obligations of the borrower and are not backed by a security interest in any specific collateral, they are subject to additional risk that the cash flow of the borrower and available assets may be insufficient to meet scheduled payments after giving effect to any higher ranking obligations of the borrower. Unsecured Loans are expected to have greater price volatility than Senior Loans, Second-Lien Loans and Other Secured Loans and may be less liquid. There is also a possibility that originators will not be able to sell participations in Unsecured Loans, which would create greater credit risk exposure.
Covenant Lite Obligations. The Trust may invest in loans and other similar debt obligations (“obligations”). A portion of the Trust’s investments in these obligations is sometimes referred to as “covenant lite” loans or obligations (“covenant lite obligations”), which are obligations that lack covenants or possess fewer or less restrictive covenants or constraints on borrowers than certain other types of obligations. The Trust may also obtain exposure to covenant lite obligations through investment in securitization vehicles and other structured products. In recent market conditions, many new or reissued obligations have not featured traditional covenants, which are intended to protect lenders and investors by (i)imposing certain restrictions or other limitations on a borrower’s operations or assets or (ii)providing certain rights to lenders. The Trust may have fewer rights with respect to covenant lite obligations, including fewer protections against the possibility of default and fewer remedies in the event of default. As a result, investments in (or exposure to) covenant lite obligations are subject to more risk than investments in (or exposure to) certain other types of obligations. The Trust is subject to other risks associated with investments in (or exposure to) obligations, including that obligations may not be considered “securities” and, as a result, the Trust may not be entitled to rely on the antifraud protections under the federal securities laws and instead may have to resort to state law and direct claims.
Mezzanine Investments. The Trust may invest in certain lower grade securities known as “Mezzanine Investments,” which are subordinated debt securities that are generally issued in private placements in connection with an equity security (e.g., with attached warrants) or may be convertible into equity securities. Mezzanine Investments may be issued with or without registration rights. Similar to other lower grade securities, maturities of Mezzanine Investments are typically seven to ten years, but the expected average life is significantly shorter at three to five years. Mezzanine Investments are usually unsecured and subordinated to other obligations of the issuer.
In connection with its purchase of Mezzanine Investments, the Trust may participate in rights offerings and may purchase warrants, which are privileges issued by corporations enabling the owners to subscribe and purchase a specified number of shares of the corporation at a specified price during a specified period of time. Subscription rights normally have a short life span to expiration. The purchase of rights or warrants involves the risk that the Trust could lose the purchase value of a right or warrant if the right to subscribe to additional shares is not exercised prior to the rights’ and warrants’ expiration. Also, the purchase of rights and/or warrants involves the risk that the effective price paid for the right and/or warrant added to the subscription price of the related security may exceed the value of the subscribed security’s market price such as when there is no movement in the level of the underlying security.
Corporate Bonds. Corporate bonds are debt obligations issued by corporations. Corporate bonds may be either secured or unsecured. Collateral used for secured debt includes real property, machinery, equipment, accounts receivable, stocks, bonds or notes. If a bond is unsecured, it is known as a debenture. Bondholders, as creditors, have a prior legal claim over common and preferred stockholders as to both income and assets of the corporation for the principal and interest due them and may have a prior claim over other creditors if liens or mortgages are involved. Interest on corporate bonds may be fixed or floating, or the bonds may be zero coupons. Interest on corporate bonds is typically paid semi-annually and is fully taxable to the bondholder. Corporate bonds contain elements of both interest-rate risk and credit risk. The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates and may also be affected by the credit rating of the corporation, the corporation’s performance and perceptions of the corporation in the marketplace. Corporate bonds usually yield more than government or agency bonds due to the presence of credit risk.
Collateralized Debt Obligations. A collateralized debt obligation (“CDO”) is an asset-backed security whose underlying collateral is typically a portfolio of bonds, bank loans, other structured finance securities and/or synthetic instruments. Where the underlying collateral is a portfolio of bonds, a CDO is referred to as a collateralized bond obligation (“CBO”). Where the underlying collateral is a portfolio of bank loans, a CDO is referred to as a collateralized loan obligation (“CLO”). Investors in CDOs bear the credit risk of the underlying collateral. Multiple tranches of securities are issued by the CDO, offering investors various maturity and credit risk characteristics. Tranches are categorized as senior, mezzanine, and subordinated/equity, according to their degree of risk. If there are defaults or the CDO’s collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. CDOs are subject to the same risk of prepayment described with respect to certain mortgage-related and asset-backed securities. The value of CDOs may be affected by changes in the market’s perception of the creditworthiness of the servicing agent for the pool, the originator of the pool, or the financial institution or fund providing the credit support or enhancement.
Collateralized Bond Obligations. CBOs are structured securities backed by a diversified pool of high yield, public or private debt securities. These may be fixed pools or may be “market value” (or managed) pools of collateral. The pool of high yield securities is typically separated into tranches representing different degrees of credit quality. The top tranche of CBOs, which represents the highest credit quality in the pool, has the greatest collateralization and pays the lowest interest rate. Lower CBO tranches represent lower degrees of credit quality and pay higher interest rates intended to compensate for the attendant risks. The bottom tranche specifically receives the residual interest payments (i.e., money that is left over after the higher tranches have been paid) rather than a fixed interest rate. The return on the lower tranches of CBOs is especially sensitive to the rate of defaults in the collateral pool.
Collateralized Loan Obligations. A CLO is a structured debt security, issued by a financing company (generally called a “Special Purpose Vehicle” or “SPV”), that was created to reapportion the risk and return characteristics of a pool of assets. The assets, typically Senior Loans, are used as collateral supporting the various debt tranches issued by the SPV. The key feature of the CLO structure is the prioritization of the cash flows from a pool of debt securities among the several classes of the CLO. The SPV is a company founded solely for the purpose of securitizing payment claims. On this basis, marketable securities are issued which, due to the diversification of the underlying risk, generally represent a lower level of risk than the original assets. The redemption of the securities issued by the SPV takes place at maturity out of the cash flow generated by the collected claims.
Holders of structured finance products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk. The Trust may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured finance products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured finance products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying structured finance products will rise or fall, these prices (and, therefore, the prices of structured finance products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured finance products owned by the Trust.
Certain structured finance products may be thinly traded or have a limited trading market. CBOs, CLOs and other CDOs are typically privately offered and sold, and thus are not registered under the securities laws. As a result, investments in CBOs, CLOs and CDOs may be characterized by the Trust as illiquid securities; however, an active dealer market may exist which would allow such securities to be considered liquid in some circumstances. In addition to the general risks associated with debt securities discussed herein, CBOs, CLOs and CDOs carry additional risks, including (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the CBOs, CLOs and CDOs are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.
Investments in structured notes involve risks, including credit risk and market risk. Where the Trust’s investments in structured notes are based upon the movement of one or more factors, including currency exchange rates, interest rates, referenced bonds and stock indices, depending on the factor used and the use of multipliers or deflators, changes in interest rates and movement of the factor may cause significant price fluctuations. Additionally, changes in the reference instrument or security may cause the interest rate on the structured note to be reduced to zero, and any further changes in the reference instrument may then reduce the principal amount payable on maturity. Structured notes may be less liquid than other types of securities and more volatile than the reference instrument or security underlying the note.
Risk-Linked Securities. Risk-linked securities (“RLS”) are a form of derivative issued by insurance companies and insurance-related special purpose vehicles that apply securitization techniques to catastrophic property and casualty damages. The Trust may invest in RLS in order to earn income, facilitate portfolio management and mitigate risks. RLS are typically debt obligations for which the return of principal and the payment of interest are contingent on the non-occurrence of a pre-defined “trigger event.” Depending on the specific terms and structure of the RLS, this trigger could be the result of a hurricane, earthquake or some other catastrophic event. Insurance companies securitize this risk to transfer to the capital markets the truly catastrophic part of the risk exposure. A typical RLS provides for income and return of capital similar to other fixed-income investments, but would involve full or partial default if losses resulting from a certain catastrophe exceeded a predetermined amount. RLS typically have relatively high yields compared with similarly rated fixed-income securities, and also have low correlation with the returns of traditional securities. Investments in RLS may be linked to a broad range of insurance risks, which can be broken down into three major categories: natural risks (such as hurricanes and earthquakes), weather risks (such as insurance based on a regional average temperature) and non-natural events (such as aerospace and shipping catastrophes). In general, life insurance industry securitizations could fall into a number of categories. Some are driven primarily by the desire to transfer risk to the capital markets, such as the transfer of extreme mortality risk (mortality bonds). Others, while also including the element of risk transfer, are driven by other considerations. For example, a securitization could be undertaken to relieve the capital strain on life insurance companies caused by the regulatory requirements of establishing very conservative reserves for some types of products. Another example is the securitization of the stream of future cash flows from a particular block of business, including the securitization of embedded values of life insurance business or securitization for the purpose of funding acquisition costs.
Unlike other insurable low-severity, high-probability events (such as auto collision coverage), the insurance risk of which can be diversified by writing large numbers of similar policies, the holders of a typical RLS are exposed to the risks from high-severity, low-probability events such as that posed by major earthquakes or hurricanes. RLS represent a method of reinsurance, by which insurance companies transfer their own portfolio risk to other reinsurance companies and, in the case of RLS, to the capital markets. A typical RLS provides for income and return of capital similar to other fixed-income investments, but involves full or partial default if losses resulting from a certain catastrophe exceeded a predetermined amount. In essence, investors invest funds in RLS and if a catastrophe occurs that triggers an RLS are exposed to the risks from high-severity, low-probability events such as that posed by major earthquakes or hurricanes. RLS represent a method of reinsurance, by which insurance companies transfer their own portfolio risk to other reinsurance companies and, in the case of RLS, to the capital markets. A typical RLS provides for income and return of capital similar to other fixed-income investments, but involves full or partial default if losses resulting from a certain catastrophe exceeded a predetermined amount. In essence, investors invest funds in RLS and if a catastrophe occurs that “triggers” the RLS, investors may lose some or all of the capital invested. In the case of an event, the funds are paid to the bond sponsor—an insurer, reinsurer or corporation—to cover losses. In return, the bond sponsors pay interest to investors for this catastrophe protection. RLS can be structured to pay-off on three types of variables—insurance-industry catastrophe loss indices, insure-specific catastrophe losses and parametric indices based on the physical characteristics of catastrophic events. Such variables are difficult to predict or model, and the risk and potential return profiles of RLS may be difficult to assess. No active trading market may exist for certain RLS, which may impair the ability of the Trust to realize full value in the event of the need to liquidate such assets.
Preferred Securities. The Trust may invest in preferred securities. There are two basic types of preferred securities. The first, sometimes referred to as traditional preferred securities, consists of preferred stock issued by an entity taxable as a corporation. The second type, sometimes referred to as trust preferred securities, are usually issued by a trust or limited partnership and represent preferred interests in deeply subordinated debt instruments issued by the corporation for whose benefit the trust or partnership was established.

Traditional Preferred Securities. Traditional preferred securities generally pay fixed or adjustable rate dividends to investors and generally have a “preference” over common stock in the payment of dividends and the liquidation of a company’s assets. This means that a company must pay dividends on preferred stock before paying any dividends on its common stock. In order to be payable, distributions on such preferred securities must be declared by the issuer’s board of directors. Income payments on typical preferred securities currently outstanding are cumulative, causing dividends and distributions to accumulate even if not declared by the board of directors or otherwise made payable. In such a case all accumulated dividends must be paid before any dividend on the common stock can be paid. However, some traditional preferred stocks are non-cumulative, in which case dividends do not accumulate and need not ever be paid. A portion of the portfolio may include investments in non-cumulative preferred securities, whereby the issuer does not have an obligation to make up any arrearages to its shareholders. Should an issuer of a non-cumulative preferred stock held by the Trust determine not to pay dividends on such stock, the amount of dividends the Trust pays may be adversely affected. There is no assurance that dividends or distributions on the traditional preferred securities in which the Trust invests will be declared or otherwise made payable.
Preferred stockholders usually have no right to vote for corporate directors or on other matters. Shares of traditional preferred securities have a liquidation value that generally equals the original purchase price at the date of issuance. The market value of preferred securities may be affected by favorable and unfavorable changes impacting companies in the utilities and financial services sectors, which are prominent issuers of preferred securities, and by actual and anticipated changes in tax laws, such as changes in corporate income tax rates or the “dividends received deduction.” Because the claim on an issuer’s earnings represented by traditional preferred securities may become onerous when interest rates fall below the rate payable on such securities, the issuer may redeem the securities. Thus, in declining interest rate environments in particular, the Trust’s holdings of higher rate-paying fixed rate preferred securities may be reduced and the Trust would be unable to acquire securities of comparable credit quality paying comparable rates with the redemption proceeds.
Trust Preferred Securities. Trust preferred securities are typically issued by corporations, generally in the form of interest-bearing notes with preferred securities characteristics, or by an affiliated business trust of a corporation, generally in the form of beneficial interests in subordinated debentures or similarly structured securities. The trust preferred securities market consists of both fixed and adjustable coupon rate securities that are either perpetual in nature or have stated maturity dates.
Trust preferred securities are typically junior and fully subordinated liabilities of an issuer or the beneficiary of a guarantee that is junior and fully subordinated to the other liabilities of the guarantor. In addition, trust preferred securities typically permit an issuer to defer the payment of income for eighteen months or more without triggering an event of default. Generally, the deferral period is five years or more. Because of their subordinated position in the capital structure of an issuer, the ability to defer payments for extended periods of time without default consequences to the issuer, and certain other features (such as restrictions on common dividend payments by the issuer or ultimate guarantor when full cumulative payments on the trust preferred securities have not been made), these trust preferred securities are often treated as close substitutes for traditional preferred securities, both by issuers and investors. Trust preferred securities have many of the key characteristics of equity due to their subordinated position in an issuer’s capital structure and because their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows.
Trust preferred securities are typically issued with a final maturity date, although some are perpetual in nature. In certain instances, a final maturity date may be extended and/or the final payment of principal may be deferred at the issuer’s option for a specified time without default. No redemption can typically take place unless all cumulative payment obligations have been met, although issuers may be able to engage in open-market repurchases without regard to whether all payments have been paid.
Many trust preferred securities are issued by trusts or other special purpose entities established by operating companies and are not a direct obligation of an operating company. At the time the trust or special purpose entity sells such preferred securities to investors, it purchases debt of the operating company (with terms comparable to those of the trust or special purpose entity securities), which enables the operating company to deduct for tax purposes the interest paid on the debt held by the trust or special purpose entity. The trust or special purpose entity is generally required to be treated as transparent for federal income tax purposes such that the holders of the trust preferred securities are treated as owning beneficial interests in the underlying debt of the operating company. Accordingly, payments on the trust preferred securities are treated as interest rather than dividends for federal income tax purposes and, as such, are not eligible for the dividends received deduction. The trust or special purpose entity in turn would be a holder of the operating company’s debt and would have priority with respect to the operating company’s earnings and profits over the operating company’s Common Shareholders, but would typically be subordinated to other classes of the operating company’s debt. Typically a preferred share has a rating that is slightly below that of its corresponding operating company’s senior debt securities.
There are special risks associated with investing in preferred securities, including:
Deferral. Preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without any adverse consequences to the issuer. If the Trust owns a preferred security that is deferring its distributions, the Trust may be required to report income for tax purposes although it has not yet received such income.
Subordination. Preferred securities are subordinated to bonds and other debt instruments in a company’s capital structure in terms of having priority to corporate income and liquidation payments, and therefore will be subject to greater credit risk than more senior debt instruments.
Liquidity. Preferred securities may be substantially less liquid than many other securities, such as common stocks or U.S. Government securities.
Limited Voting Rights. Generally, preferred security holders have no voting rights with respect to the issuing company unless preferred dividends have been in arrears for a specified number of periods, at which time the preferred security holders may elect a number of directors to the issuer’s board. Generally, once all the arrearages have been paid, the preferred security holders no longer have voting rights. In the case of trust preferred securities, holders generally have no voting rights, except if (i) the issuer fails to pay dividends for a specified period of time or (ii) a declaration of default occurs and is continuing.
Special Redemption Rights. In certain varying circumstances, an issuer of preferred securities may redeem the securities prior to a specified date. For instance, for certain types of preferred securities, a redemption may be triggered by certain changes in federal income tax or securities laws. As with call provisions, a special redemption by the issuer may negatively impact the return of the security held by the Trust.
New Types of Securities. From time to time, preferred securities, including hybrid-preferred securities, have been, and may in the future be, offered having features other than those described herein. The Trust reserves the right to invest in these securities if GPIM believes that doing so would be consistent with the Trust’s investment objectives and policies. Since the market for these instruments would be new, the Trust may have difficulty disposing of them at a suitable price and time. In addition to limited liquidity, these instruments may present other risks, such as high price volatility.
Convertible Securities. A convertible security is a preferred stock, warrant or other security that may be converted into or exchanged for a prescribed amount of common stock or other security of the same or a different issuer or into cash within a particular period of time at a specified price or formula. A convertible security generally entitles the holder to receive the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities generally have characteristics similar to both fixed income and equity securities. The value of convertible securities tends to decline as interest rates rise and, because of the conversion feature, tends to vary with fluctuations in the market value of the underlying securities. Convertible securities ordinarily provide a stream of income with generally higher yields than those of common stock of the same or similar issuers. Convertible securities generally rank senior to common stock in a corporation’s capital structure but are usually subordinated to comparable non-convertible securities. Convertible securities generally do not participate directly in any dividend increases or decreases of the underlying securities although the market prices of convertible securities may be affected by any dividend changes or other changes in the underlying securities.
Common Stocks. The Trust may invest in common stocks that GPIM believes offer attractive income potential. Although common stocks have historically generated higher average total returns than debt securities over the long-term, common stocks also have experienced significantly more volatility in those returns and, in certain periods, have significantly under-performed relative to debt securities. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Trust. Also, the price of common stocks is sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Trust has exposure. Common stock prices fluctuate for several reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase.
Private Securities. Private securities have additional risk considerations than with investments in comparable public investments. Whenever the Trust invests in issuers that do not publicly report financial and other material information, it assumes a greater degree of investment risk and reliance upon GPIM’s ability to obtain and evaluate applicable information concerning such companies’ creditworthiness and other investment considerations. Because there is often no readily available trading market for private securities, the Trust may not be able to readily dispose of such investments at prices that approximate those at which the Trust could sell them if they were more widely traded. Private securities are also more difficult to value. Valuation may require more research, and elements of judgment may play a greater role in the valuation of private securities as compared to public securities because there is less reliable objective data available. Private debt securities are of below investment grade quality, frequently are unrated and present many of the same risks as investing in below investment grade public debt securities. Investing in private debt instruments is a highly specialized investment practice that depends more heavily on independent credit analysis than investments in other types of obligations.
Real Property Asset Companies. The Trust may invest in securities issued by companies that own, produce, refine, process, transport and market “real property assets,” such as real estate and the natural resources upon or within real estate. These real property asset companies include:
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Companies engaged in the ownership, construction, financing, management and/or sale of commercial, industrial and/or residential real estate (or that have assets primarily invested in such real estate), including REITs; and
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Companies engaged in energy, natural resources and basic materials businesses and companies engaged in associated businesses. These companies include those engaged in businesses such as oil and gas exploration and production, gold and other precious metals, steel and iron ore production, energy services, forest products, chemicals, coal, alternative energy sources and environmental services, as well as related transportation companies and equipment manufacturers.
Mortgage REITs. Mortgage REITs are pooled investment vehicles that invest the majority of their assets in real property mortgages and which generally derive income primarily from interest payments thereon. Mortgage REITs are generally not taxed on income timely distributed to shareholders, provided they comply with the applicable requirements of the Internal Revenue Code of 1986, as amended (the “Code”). The Trust will indirectly bear its proportionate share of any management and other expenses paid by mortgage REITs in which it invests. Investing in mortgage REITs involves certain risks related to investing in real property mortgages. Mortgage REITs are subject to interest rate risk and the risk of default on payment obligations by borrowers. Mortgage REITs whose underlying assets are mortgages on real properties used by a particular industry or concentrated in a particular geographic region are subject to risks associated with such industry or region. Real property mortgages may be relatively illiquid, limiting the ability of mortgage REITs to vary their portfolios promptly in response to changes in economic or other conditions. Mortgage REITs may have limited financial resources, their securities may trade infrequently and in limited volume, and they may be subject to more abrupt or erratic price movements than securities of larger or more broadly based companies.
Distressed and Defaulted Securities. The Trust may invest in the securities of financially distressed and bankrupt issuers, at the time of investment, including debt obligations that are in covenant or payment default, although the Trust has no present intention to do so. Such investments generally trade significantly below par and are considered speculative. The repayment of defaulted obligations is subject to significant uncertainties. Defaulted obligations might be repaid only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments. Typically such workout or bankruptcy proceedings result in only partial recovery of cash payments or an exchange of the defaulted obligation for other debt or equity securities of the issuer or its affiliates, which may in turn be illiquid or speculative. Investments in the securities of financially distressed issuers involve substantial risks. These securities may present a substantial risk of default or may be in default at the time of investment. The Trust may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. In any reorganization or liquidation proceeding relating to a portfolio company, the Trust may lose its entire investment or may be required to accept cash or securities with a value less than its original investment. Among the risks inherent in investments in a troubled entity is the fact that it frequently may be difficult to obtain information as to the true financial condition of such issuer. GPIM’s judgment about the credit quality of the issuer and the relative value of its securities may prove to be wrong.
Securities Subject To Reorganization. The Trust may invest in securities of companies for which a tender or exchange offer has been made or announced and in securities of companies for which a merger, consolidation, liquidation or reorganization proposal has been announced if, in the judgment of GPIM, there is a reasonable prospect of high total return significantly greater than the brokerage and other transaction expenses involved. In general, securities which are the subject of such an offer or proposal sell at a premium to their historic market price immediately prior to the announcement of the offer or may also discount what the stated or appraised value of the security would be if the contemplated transaction were approved or consummated. Such investments may be advantageous when the discount significantly overstates the risk of the contingencies involved; significantly undervalues the securities, assets or cash to be received by shareholders of the prospective portfolio company as a result of the contemplated transaction; or fails adequately to recognize the possibility that the offer or proposal may be replaced or superseded by an offer or proposal of greater value. The evaluation of such contingencies requires unusually broad knowledge and experience on the part of GPIM which must appraise not only the value of the issuer and its component businesses as well as the assets or securities to be received as a result of the contemplated transaction but also the financial resources and business motivation of the offer and/or the dynamics and business climate when the offer or proposal is in process. Since such investments are ordinarily short-term in nature, they will tend to increase the turnover ratio of the Trust, thereby increasing its brokerage and other transaction expenses. GPIM intends to select investments of the type described which, in its view, have a reasonable prospect of capital appreciation which is significant in relation to both the risk involved and the potential of available alternative investments.
Special Purpose Acquisition Companies. The Trust may invest in stock, warrants, rights and other securities of special purpose acquisition companies (“SPACs”) or similar special purpose entities in a private placement transaction or as part of a public offering. A SPAC, sometimes referred to as “blank check company,” is a private or publicly traded company that raises investment capital for the purpose of acquiring or merging with an existing company. The shares of a SPAC are typically issued in “units” that include one share of common stock and one right or warrant (or partial right or warrant) conveying the right to purchase additional shares of common stock. At a specified time, the rights and warrants may be separated from the common stock at the election of the holder, after which time each security typically is freely tradeable. Private companies can combine with a SPAC to go public by taking the SPAC’s place on an exchange as an alternative to making an initial public offering.
As an alternative to obtaining a public listing through a traditional IPO, SPAC investments carry many of the same risks as investments in IPO securities. These may include, but are not limited to, erratic price movements, greater risk of loss, lack of information about the issuer, limited operating and little public or no trading history, and higher transaction costs.
Investments in SPACs also have risks peculiar to the SPAC structure and investment process. Until an acquisition or merger is completed, a SPAC generally invests its assets, less a portion retained to cover expenses, in U.S. government securities, money market securities and cash and does not typically pay dividends in respect of its common stock. To the extent a SPAC is invested in cash or similar securities, this may impact the Trust’s ability to meet its investment objective. SPAC shareholders may not approve any proposed acquisition or merger, or an acquisition or merger, once effected, may prove unsuccessful. If an acquisition or merger is not completed within a pre-established period (typically, two years), the remainder of the funds invested in the SPAC are returned to its shareholders unless shareholders approve alternative options. While a SPAC investor may receive both stock in the SPAC, as well as warrants or other rights at no marginal cost, those warrants or other rights may expire worthless or may be repurchased or retired by the SPAC at an unfavorable price. The Trust may also be delayed in receiving any redemption or liquidation proceeds from a SPAC to which it is entitled. An investment in a SPAC is typically subject to a higher risk of dilution by additional later offerings of interests in the SPAC or by other investors exercising existing rights to purchase shares of the SPAC.
SPAC investments are also subject to the risk that a significant portion of the funds raised by the SPAC may be expended during the search for a target acquisition or merger. Because SPACs only business is to seek acquisitions, the value of their securities is particularly dependent on the ability of the SPAC’s management to identify and complete a profitable acquisition or merger target. Among other conflicts of interest, the economic interests of the management, directors, officers and related parties of a SPAC can differ from the economic interests of public shareholders, which may lead to conflicts as they evaluate, negotiate and recommend business combination transactions to shareholders. For example, since the sponsor, directors and officers of a SPAC may directly or indirectly own interests in a SPAC, the sponsor, directors and officers may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate a business combination. This risk may become more acute as the deadline for the completion of a business combination nears. In addition, the requirement that a SPAC complete a business combination within a prescribed time frame may give potential target businesses leverage over the SPAC in negotiating a business combination, and may limit the time the SPAC has in which to conduct due diligence on potential business combination targets, which could undermine the SPAC’s ability to complete a business combination on terms that would produce value for its shareholders. Some SPACs pursue acquisitions and mergers only within certain market sectors or regions, which can increase the volatility of their prices. Conversely, other SPACs may invest without such limitations, in which case management may have limited experience or knowledge of the market sector or region in which the transaction is contemplated. Moreover, interests in SPACs may be illiquid and/or be subject to restrictions on resale, which may remain for an extended time, and may only be traded in the over-the-counter market. If there is no market for some interests in a SPAC, or only a thinly traded market, the Trust may not be able to sell its interest, or may be able to sell its interest only at a price below what the Trust believes is the SPAC interest’s value.
Rights Offerings and Warrants to Purchase. The Trust may participate in rights offerings and may purchase warrants, which are privileges issued by corporations enabling the owners to subscribe to and purchase a specified number of shares of the corporation at a specified price during a specified period of time. Subscription rights normally have a short life span to expiration. The purchase of rights or warrants involves the risk that the Trust could lose the purchase value of a right or warrant if the right to subscribe to additional shares is not exercised prior to the rights’ and warrants’ expiration. Also, the purchase of rights and/or warrants involves the risk that the effective price paid for the right and/or warrant added to the subscription price of the related security may exceed the value of the subscribed security’s market price such as when there is no movement in the level of the underlying security.
Equity-Linked Notes. Equity-linked notes are hybrid securities with characteristics of both fixed-income and equity securities. An equity-linked note is a debt instrument, usually a bond, that pays interest based upon the performance of an underlying equity, which can be a single stock, basket of stocks or an equity index. Instead of paying a predetermined coupon, equity-linked notes link the interest payment to the performance of a particular equity market index or basket of stocks or commodities. The interest payment is typically based on the percentage increase in an index from a predetermined level, but alternatively may be based on the decrease in the index. The interest payment may in some cases be leveraged so that, in percentage terms, it exceeds the relative performance of the market. Equity-linked notes generally are subject to the risks associated with the securities of equity issuers, default risk and counterparty risk.
Private Investment Funds. The Trust may invest in Investment Funds, but has no current intention of investing in “Private Investment Funds,” which are privately offered Investment Funds that are excluded from the definition of “investment company” under the 1940 Act, including by operation of Section 3(c)(1) or 3(c)(7) thereof, which are commonly referred to as “hedge funds.” To the extent the Trust in the future invests in Private Investment Funds, such investment may pose certain risks to the Trust. In addition to those risks described above with respect to all Investment Funds. Certain Private Investment Funds may involve capital call provisions under which an investor is obligated to make additional investments at specified levels even if it would otherwise choose not to. Investments in Private Investment Funds may have very limited liquidity. Often there will be no secondary market for such investments and the ability to redeem or otherwise withdraw from a Private Investment Fund may be prohibited during the term of the Private Investment Fund or, if permitted, may be infrequent. Certain Private Investment Funds may be subject to “lock-up” periods of a year or more. The valuation of investments in Private Investment Funds often will be based upon valuations provided by the adviser or manager of such Private Investment Fund and it may not always be possible to effectively assess the accuracy of such valuations, particularly if the Private Investment Fund holds substantial investments the values of which are determined by the adviser or manager of the Private Investment Fund based upon a fair valuation methodology. Incentive fee considerations, which are generally expected to be between 15%-25% of the net capital appreciation (if any) in the assets managed by a Private Investment Fund manager, may cause conflicts in the fair valuation of investment holdings by a Private Investment Fund’s adviser or manager. Private Investment Funds may employ a number of investment techniques, including short sales, investment in non-investment grade or nonmarketable securities, uncovered option transactions, forward transactions, futures and options on futures transactions, foreign currency transactions and highly concentrated portfolios, among others, which could, under certain circumstances, magnify the impact of any negative market, sector or investment development. Investors in Private Investment Funds may be exposed to increased leverage risk, as Private Investment Fund may borrow and may utilize various lines of credit, reverse repurchase agreements, “dollar” rolls, issuance of debt securities, swaps, forward purchases and other forms of leverage. Some Private Investment Funds may provide to their investors very limited information with respect to their operation and performance, thereby severely limiting an investor’s ability to verify initially or on a continuing basis any representations made by the Private Investment Funds or the investment strategies being employed. The Trust would not have the ability to direct or influence the management of the Private Investment Funds in which it invests, so the returns on such investments will primarily depend on the performance of the Private Investment Funds’ managers and could suffer substantial adverse effects by the unfavorable performance of such managers.
Short Sales
The Trust is authorized to make short sales of securities. A short sale is a transaction in which the Trust sells a security it does not own in anticipation that the market price of that security will decline. To the extent the Trust engages in short sales, the Trust will not make a short sale, if, after giving effect to such sale, the market value of all securities sold short exceeds 25% of the value of its total assets. Also, the market value of the securities sold short of any one issuer will not exceed either 10% of the Trust’s total assets or 5% of such issuer’s voting securities. The Trust may also make short sales “against the box” without respect to such limitations. In this type of short sale, at the time of the sale, the Trust owns, or has the immediate and unconditional right to acquire at no additional cost, the identical security. If the price of the security sold short increases between the time of the short sale and the time the Trust replaces the borrowed security, the Trust will incur a loss; conversely, if the price declines, the Trust will realize a capital gain. Any gain will be decreased, and any loss will be increased, by the transaction costs incurred by the Trust, including the costs associated with providing collateral to the broker-dealer (usually cash and liquid securities) and the maintenance of collateral with its custodian. Although the Trust’s gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited.
As discussed in more detail below, an SEC rule related to the use of derivatives, short sales, reverse repurchase agreements and certain other transactions by registered investment companies regulates and imposes certain limits on such transactions. (See “Legislation and Regulation Risk Related to Derivatives and Certain Other Instruments.”)

Derivative Instruments
Swaps. Swap contracts may be purchased or sold to obtain investment exposure and/or to hedge against fluctuations in securities prices, currencies, interest rates or market conditions, to change the duration of the overall portfolio or to mitigate default risk. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) on different currencies, securities, baskets of currencies or securities, indices or other instruments, which returns are calculated with respect to a “notional value” (i.e., the designated reference amount of exposure to the underlying instruments). The Trust intends to enter into swaps primarily on a net basis with the Trust receiving or paying, as the case may be, only the net amount of the payments required under each swap with the counterparty. The Trust may use swaps for risk management purposes and as a speculative investment.
If the other party to a swap contract defaults, the Trust’s risk of loss will consist of the net amount of payments that the Trust is contractually entitled to receive. Under such circumstances, the Trust will have contractual remedies pursuant to the agreements related to the transaction. The Trust may enter into cleared and exchange-traded swaps (where applicable) and bilaterally-traded, over-the-counter (“OTC”) swaps.
Interest rate swaps. Interest rate swaps involve the exchange by the Trust with another party of respective commitments to pay or receive interest (e.g., an exchange of fixed rate payments for floating rate payments).
Total return swaps. Total return swaps are contracts in which one party agrees to make payments of the total return from the designated underlying asset(s), which may include securities, baskets of securities, or securities indices, during the specified period, in return for receiving payments equal to a fixed or floating rate of interest or the total return from the other designated underlying asset(s).
Currency swaps. Currency swaps involve the exchange of the two parties’ respective commitments to pay or receive fluctuations with respect to a notional amount of two different currencies (e.g., an exchange of payments with respect to fluctuations in the value of the U.S. dollar relative to the Japanese yen).
Credit default swaps. The Trust may be either the buyer or seller in a credit default swap transaction. The “buyer” in a credit default contract is obligated to pay the “seller” a periodic stream of payments over the term of the contract provided that no specified credit event with respect to a reference issuer has occurred. When the Trust acts as a seller of a credit default swap agreement with respect to a debt security, it is subject to the risk that an adverse credit event may occur with respect to the issuer of the debt security and the Trust may be required to pay the buyer the full notional value of the debt security under the swap net of any amounts owed to the Trust by the buyer under the swap (such as the buyer’s obligation to deliver the debt security to the Trust). As a result, the Trust bears the entire risk of loss due to a decline in value of a referenced debt security on a credit default swap it has sold if there is a credit event with respect to the issuer of the security. If the Trust is a buyer of a credit default swap and no credit event occurs, the Trust may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer generally may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased.
As discussed in more detail below, an SEC rule related to the use of derivatives, short sales reverse repurchase agreements and certain other transactions by registered investment companies regulates and imposes certain limits on such transactions. (See “Legislation and Regulation Risk Related to Derivatives and Certain Other Instruments.”)
The use of interest rate, total return, currency, credit default and other swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Adviser is incorrect in its forecasts of market values, interest rates and other applicable factors, the investment performance of the Trust would be unfavorably affected.
Options. The Trust may purchase or sell (i.e., write) options on securities and securities indices or on currencies, which options are listed on a national securities exchange or in the OTC market, as a means of achieving additional return or of hedging the value of the Trust’s portfolio.
The Trust may purchase or write (sell) exchange traded and OTC options. Writing call options involves giving third parties the right to buy the underlying security or instrument from the Trust for a fixed price at a future date and writing put options involves giving third parties the right to sell the underlying security or instrument to the Trust for a fixed price at a future date. Buying an options contract gives the Trust the right to purchase the underlying security or instrument from third parties or gives the Trust the right to sell the underlying security or instrument to third parties for a fixed price at a future date. The number of call options the Trust can write is limited by the fact that call options normally represent 100 share lots of the underlying common stock. In addition to options on individual securities, the Trust may buy and sell put and call options on currencies, baskets of securities or currencies, indices and other instruments. Options bought or sold by the Trust may be “cash settled,” meaning that the purchaser of the option has the right to receive a cash payment from the writer of the option to the extent that the value of the underlying position rises above (in the case of a call) or falls below (in the case of a put) the exercise price of the option. There can be no assurance that the Trust’s use of options will be successful.
If the Trust has written an option, it may terminate its obligation by effecting a closing purchase transaction. This is accomplished by purchasing an option of the same series as the option previously written. However, once the Trust has been assigned an exercise notice, the Trust will be unable to effect a closing purchase transaction. Similarly, if the Trust is the holder of an option it may liquidate its position by effecting a closing sale transaction. This is accomplished by selling an option of the same series as the option previously purchased. There can be no assurance that either a closing purchase or sale transaction can be effected when the Trust so desires.
To the extent that the Trust writes covered call options, the Trust forgoes, during the option’s life, the opportunity to profit from increases in the market value of the security or instrument covering the call option above the sum of the premium and the strike price of the call, but has retained the risk of loss should the price of the underlying security or instrument decline. The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security or instrument at the exercise price. Thus, the use of options may require the Trust to sell portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation the Trust can realize on an investment or may cause the Trust to hold a security that it might otherwise sell.
The Trust’s options transactions will be subject to limitations established by each of the exchanges, boards of trade or other trading facilities on which such options are traded (if exchange-traded). These limitations govern the maximum number of options in each class which may be written or purchased by a single investor or group of investors acting in concert, regardless of whether the options are written or purchased on the same or different exchanges, boards of trade or other trading facilities or are held or written in one or more accounts or through one or more brokers. Thus, the number of options which the Trust may write or purchase may be affected by options written or purchased by other investment advisory clients of the Adviser. An exchange, board of trade or other trading facility may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.
To the extent that the Trust writes put options, the Trust will bear the risk of loss if the value of the underlying stock declines below the exercise price. If the option is exercised, the Trust could incur a loss if it is required to purchase the stock underlying the put option at a price greater than the market price of the stock at the time of exercise. While the Trust’s potential gain in writing a put option is limited to the interest earned on the liquid assets securing the put option plus the premium received from the purchaser of the put option, the Trust risks a loss equal to the entire value of the stock.
The Trust will realize a profit from a closing transaction if the price of the transaction is less than the premium received from writing the option or is more than the premium paid to purchase the option; the Trust will realize a loss from a closing transaction if the price of the transaction is more than the premium received from writing the option or is less than the premium paid to purchase the option. Since call option prices generally reflect increases in the price of the underlying security or currency, any loss resulting from the repurchase of a call option may also be wholly or partially offset by unrealized appreciation of the underlying security or currency. Other principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price and price volatility of the underlying security or currency and the time remaining until the expiration date. Gains and losses on investments in options depend, in part, on the ability of the Adviser to correctly predict the effect of these factors. The use of options cannot serve as a complete hedge since the price movement of securities underlying the options will not necessarily follow the price movements of the portfolio securities subject to the hedge.
There are several risks associated with transactions in options on securities. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.
There can be no assurance that a liquid market will exist when the Trust seeks to close out an option position. Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or the Options Clearing Corporation (the “OCC”) may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options). If trading were discontinued, the secondary market on that exchange (or in that class or series of options) would cease to exist. However, outstanding options on that exchange that had been issued by the OCC as a result of trades on that exchange would continue to be exercisable in accordance with their terms. The Trust’s ability to terminate OTC options is more limited than with exchange-traded options and may involve the risk that broker-dealers participating in such transactions will not fulfill their obligations. If the Trust were unable to close out a covered call option that it had written on a security, it would not be able to sell the underlying security unless the option expired without exercise.
The hours of trading for options may not conform to the hours during which the underlying securities are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets. Call options are marked-to-market daily and their value will be affected by changes in the value of and dividend rates of the underlying common stocks, an increase in interest rates, changes in the actual or perceived volatility of the stock market and the underlying common stocks and the remaining time to the options’ expiration. Additionally, the exercise price of an option may be adjusted downward before the option’s expiration as a result of the occurrence of certain corporate events affecting the underlying equity security, such as extraordinary dividends, stock splits, merger or other extraordinary distributions or events. A reduction in the exercise price of an option would reduce the Trust’s capital appreciation potential on the underlying security.
To the extent that the Trust purchases options, the Trust will be subject to the following additional risks. If a put or call option purchased by the Trust is not sold when it has remaining value, and if the market price of the underlying security remains equal to or greater than the exercise price (in the case of a put), or remains less than or equal to the exercise price (in the case of a call), the Trust will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security. If restrictions on exercise were imposed, the Trust might be unable to exercise an option it had purchased. If the Trust were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless.
An option position may be closed out only on an exchange that provides a secondary market for an option of the same series or in a private transaction. Although the Trust will generally purchase or write only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange will exist for any particular option. In such event it might not be possible to effect closing transactions in particular options, so that the Trust would have to exercise its options in order to realize any profit and would incur brokerage commissions upon the exercise of call options and upon the subsequent disposition of underlying securities for the exercise of put options.
Options on Securities Indices. The Trust may purchase and sell options on securities indices. One effect of such transactions may be to hedge all or part of the Trust’s securities holdings against a general decline in the securities market or a segment of the securities market. Options on securities indices are similar to options on stocks except that, rather than the right to take or make delivery of stock at a specified price, an option on a securities index gives the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the securities index upon which the option is based is greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option.
The Trust’s successful use of options on indices depends upon its ability to predict the direction of the market and is subject to various additional risks. The correlation between movements in the index and the price of the securities being hedged against is imperfect and the risk from imperfect correlation increases as the composition of the Trust diverges from the composition of the relevant index. Accordingly, a decrease in the value of the securities being hedged against may not be wholly offset by a gain on the exercise or sale of a securities index put option held by the Trust.
Futures Contracts and Options on Futures. The Trust may, without limit, enter into futures contracts or options on futures contracts. It is anticipated that these investments, if any, will be made by the Trust primarily for the purpose of hedging against changes in the value of its portfolio securities and in the value of securities it intends to purchase. Such investments will only be made if they are economically appropriate to the reduction of risks involved in the management of the Trust. In this regard, the Trust may enter into futures contracts or options on futures for the purchase or sale of securities indices or other financial instruments including but not limited to U.S. government securities.
A “sale” of a futures contract (or a “short” futures position) means the assumption of a contractual obligation to deliver the instrument underlying the contract at a specified price at a specified future time. A “purchase” of a futures contract (or a “long” futures position) means the assumption of a contractual obligation to acquire the instrument underlying the contract at a specified price at a specified future time. Certain futures contracts, including stock and bond index futures, are settled on a net cash payment basis rather than by the sale and delivery of the instrument underlying the futures contracts.

No consideration will be paid or received by the Trust upon the purchase or sale of a futures contract. Initially, the Trust will be required to deposit with the broker an amount of cash or cash equivalents equal to approximately 1% to 10% of the contract amount (this amount is subject to change by the exchange or board of trade on which the contract is traded and brokers or members of such board of trade may charge a higher amount). This amount is known as the “initial margin” and is in the nature of a performance bond or good faith deposit on the contract. Subsequent payments, known as “variation margin,” to and from the broker will be made daily as the price of the instrument underlying the futures contract fluctuates. At any time prior to the expiration of the futures contract, the Trust may elect to close the position by taking an opposite position, which will operate to terminate its existing position in the contract.
An option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in a futures contract at a specified exercise price at a specified time or times prior to the expiration of the option. Upon exercise of an option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer’s futures margin account attributable to that contract, which represents the amount by which the market price of the futures contract exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract. The potential loss related to the purchase of an option on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option purchased is fixed at the point of sale, there are no daily cash payments by the purchaser to reflect changes in the value of the underlying contract; however, the value of the option does change daily and that change would be reflected in the net assets of the Trust.
Futures and options on futures contracts entail certain risks, including but not limited to the following: no assurance that futures contracts or options on futures contracts can be offset at favorable prices, possible reduction of the yield of the Trust due to the use of hedging, possible reduction in value of both the securities hedged and the hedging instrument, possible lack of liquidity due to daily limits on price fluctuations, imperfect correlation between the contracts and the securities being hedged and losses from investing in futures transactions that are potentially unlimited.
The purchase of a call option on a futures contract is similar in some respects to the purchase of a call option on an individual security. Depending on the pricing of the option compared to either the price of the futures contract upon which it is based or the price of the underlying instrument, it may or may not be less risky than ownership of the futures contract or underlying instrument. As with the purchase of futures contracts, when the Trust is not fully invested it may purchase a call option on a futures contract to hedge against a market advance due to declining interest rates.
The purchase of a put option on a futures contract is similar to the purchase of protective put options on portfolio securities. The Trust may purchase a put option on a futures contract to hedge the Trust’s portfolio against the risk of rising interest rates and consequent reduction in the value of portfolio securities.
The Trust’s ability to establish and close out positions in futures contracts and options thereon will be subject to the development and maintenance of liquid markets. Although the Trust generally will purchase or sell only those futures contracts and options thereon for which there appears to be a liquid market, there is no assurance that a liquid market on an exchange will exist for any particular futures contract or option thereon at any particular time. In the event no liquid market exists for a particular futures contract or option thereon in which the Trust maintains a position, it will not be possible to effect a closing transaction in that contract or to do so at a satisfactory price, and the Trust would either have to make or take delivery under the futures contract or, in the case of a written option, wait to sell the underlying securities until the option expires or is exercised or, in the case of a purchased option, exercise the option. In the case of a futures contract or an option thereon that the Trust has written and that the Trust is unable to close, the Trust would be required to maintain margin deposits on the futures contract or option thereon and to make variation margin payments until the contract is closed.
Successful use of futures contracts and options thereon by the Trust is subject to the ability of the Adviser to predict correctly movements in the direction of interest rates. If the Adviser’s expectations are not met, the Trust will be in a worse position than if a hedging strategy had not been pursued. For example, if the Trust has hedged against the possibility of an increase in interest rates that would adversely affect the price of securities in its portfolio and the price of such securities increases instead, the Trust will lose part or all of the benefit of the increased value of its securities because it will have offsetting losses in its futures positions. In addition, in such situations, if the Trust has insufficient cash to meet daily variation margin requirements, it may have to sell securities to meet the requirements. These sales may be, but will not necessarily be, at increased prices which reflect the rising market. The Trust may have to sell securities at a time when it is disadvantageous to do so, which may result in losses to the Trust.
Interest Rate Futures Contracts and Options Thereon. The Trust may purchase or sell interest rate futures contracts to take advantage of or to protect the Trust against fluctuations in interest rates affecting the value of securities that the Trust holds or intends to acquire. For example, if interest rates are expected to increase, the Trust might sell futures contracts on securities, the values of which historically have a high degree of positive correlation to the values of the Trust’s portfolio securities. Such a sale would have an effect similar to selling an equivalent value of the Trust’s portfolio securities. If interest rates increase, the value of the Trust’s portfolio securities will decline, but the value of the futures contracts to the Trust will increase at approximately an equivalent rate thereby keeping the net asset value of the Trust from declining as much as it otherwise would have. The Trust could accomplish similar results by selling securities with longer maturities and investing in securities with shorter maturities when interest rates are expected to increase. However, since the futures market may be more liquid than the cash market, the use of futures contracts as a risk management technique allows the Trust to maintain a defensive position without having to sell its portfolio securities.
Similarly, the Trust may purchase interest rate futures contracts when it is expected that interest rates may decline. The purchase of futures contracts for this purpose constitutes a hedge against increases in the price of securities (caused by declining interest rates) that the Trust intends to acquire. Since fluctuations in the value of appropriately selected futures contracts should approximate that of the securities that will be purchased, the Trust can take advantage of the anticipated rise in the cost of the securities without actually buying them. Subsequently, the Trust can make its intended purchase of the securities in the cash market and concurrently liquidate its futures position.
Securities Index Futures Contracts and Options Thereon. Purchases or sales of securities index futures contracts are used for hedging purposes to attempt to protect the Trust’s current or intended investments from broad fluctuations in stock or bond prices. For example, the Trust may sell securities index futures contracts in anticipation of or during a market decline to attempt to offset the decrease in market value of the Trust’s securities portfolio that might otherwise result. If such decline occurs, the loss in value of portfolio securities may be offset, in whole or part, by gains on the futures position. When the Trust is not fully invested in the securities market and anticipates a significant market advance, it may purchase securities index futures contracts in order to gain rapid market exposure that may, in part or entirely, offset increases in the cost of securities that the Trust intends to purchase. As such purchases are made, the corresponding positions in securities index futures contracts will be closed out. The Trust may write put and call options on securities index futures contracts for hedging purposes.
Additional Risks of Foreign Options, Futures Contracts and Options on Futures Contracts and Forward Contracts. Options, futures contracts and options thereon and forward contracts on securities may be traded on foreign exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities. The value of such positions also could be adversely affected by (i) other complex foreign political, legal and economic factors, (ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in the Trust’s ability to act upon economic events occurring in the foreign markets during non-business hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States and (v) lesser trading volume. Exchanges on which options, futures and options on futures are traded may impose limits on the positions that the Trust may take in certain circumstances.
Senior Loan Based Derivatives. The Trust may obtain exposure to Senior Loans through the use of derivative instruments, which have recently become increasingly available. The Adviser may utilize these instruments and similar instruments that may be available in the future. The Trust may invest in a derivative instrument known as a Select Aggregate Market Index (“SAMI”), which is a privately offered credit derivative that provides investors with exposure to a reference index of credit default swaps whose underlying reference securities are Senior Loans. While investing in SAMIs will increase the universe of floating-rate income securities to which the Trust is exposed, such investments entail risks that are not typically associated with investments in other floating-rate income securities. The liquidity of the market for SAMIs will be subject to liquidity in the Senior Loan and credit derivatives markets. Investment in SAMIs involves many of the risks associated with investments in derivative instruments discussed generally herein. The Trust may also be subject to the risk that the counterparty in a derivative transaction will default on its obligations. Derivative transactions generally involve the risk of loss due to unanticipated adverse changes in securities prices, interest rates, the inability to close out a position, imperfect correlation between a position and the desired hedge, tax constraints on closing out positions and portfolio management constraints on securities subject to such transactions. The potential loss on derivative instruments may be substantial relative to the initial investment therein.
Credit Derivatives. The Trust may engage in credit derivatives transactions, which generally take one of three forms: swaps (specifically, credit default swaps), options and structured instruments. The Trust may use credit default swaps, among other things, to transfer credit exposure. The Trust may be either the buyer or seller in a credit default swap transaction and generally will be a net buyer of protection. The “buyer” in a credit default contract is obligated to pay the “seller” a periodic stream of payments over the term of the contract provided that no specified credit event with respect to a reference issuer has occurred. The Trust may enter in to cleared credit default swaps (including index credit default swaps) and bilaterally-traded, OTC credit default swaps. In a physically-settled credit default swap, if a credit event occurs, the seller must pay the buyer the full notional value, or “par value”, of the reference obligation in exchange for a deliverable reference obligation. Many credit default swaps are not physically-settled but rather auction-settled. In an auction-settled credit default swap, if a credit event occurs, the seller must pay the difference between the full notional value, or “par value”, and the auction-recognized settlement price.
Where the Trust is a buyer, if no credit event occurs, the Trust would have spent the stream of payments and received no benefit from the contract. However, if a credit event occurs, the Trust (if the buyer) will either receive the full notional value of the reference obligation, less the value, if any, of the delivery reference obligation, that may have little or no value or the difference between the full notional value and the auction-recognized settlement price. As a seller, the Trust receives a fixed rate of income throughout the term of the contract, which typically is between six months and five years, provided that there is no credit event during the pendency of the trade. If a credit event occurs, the Trust as seller generally must pay the buyer the full notional value, or “par value” of the swap in exchange for an equal face amount of the reference obligations of the entity described in the swap, or the Trust may be required to deliver the related net cash amount, depending on the settlement methodology of the swap. Unless and until the Trust actually receives the defaulted reference obligation, it will not be a holder of record of such obligation and will not have any rights as a creditor against the relevant issuer.
The use of credit derivatives is a highly specialized activity which involves strategies and risks different from those associated with ordinary portfolio security transactions. If the Adviser is incorrect in its forecasts of default risks, market spreads or other applicable factors, the investment performance of the Trust would diminish compared with what it would have been if these techniques were not used. Moreover, even if the Adviser is correct in their forecasts, there is a risk that a credit derivative position may correlate imperfectly with the price of the asset or liability being protected. The Trust’s risk of loss in a credit derivative transaction varies with the form of the transaction. For example, if the Trust purchases a default option on a security, and if no default occurs with respect to the security, the Trust’s loss is limited to the premium it paid for the default option. In contrast, if there is a default by the grantor of a default option, the Trust’s loss will include both the premium that it paid for the option and any decline in value of the underlying security that the default option protected.
Credit-Linked Notes. The Trust may invest in credit-linked notes (“CLN”) for risk management purposes, including diversification. A CLN may be viewed as a derivative instrument. It is a synthetic obligation between two or more parties where the payment of principal and/or interest is based on the performance of some obligation (a reference obligation). In addition to the credit risk of the reference obligations and interest rate risk, the buyer/seller of the CLN is subject to counterparty risk.
Legislation and Regulation Risk Related to Derivatives and Certain Other Instruments. The laws and regulations that apply to derivatives (e.g., swaps, futures, etc.) and persons who use them (including the Trust, Advisers and others) are rapidly changing in the U.S. and abroad. As a result, restrictions and additional regulations may be imposed on these parties, trading restrictions may be adopted and additional trading costs are possible. The impact of these changes on the Trust and its investment strategies is not yet fully ascertainable.
In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), was signed into law in July 2010. Title VII of the Dodd-Frank Act sets forth a new legislative framework for “OTC” derivatives, including financial instruments, such as swaps, in which the Trust may invest. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant new authority to the Commodity Futures Trading Commission (“CFTC”), the SEC and other regulators, to regulate OTC derivatives (“swaps” and “security-based swaps”) and market participants, and requires clearing and exchange trading of many OTC derivatives transactions. At present, most interest rate swaps and credit default index swaps are subject to mandatory clearing in the U.S. Additionally, the Trust is typically required to post, and collect, variation margin on OTC derivatives subject to uncleared margin regulations under the Title VII regime.
Provisions in the Dodd-Frank Act also include new capital and margin requirements and the mandatory use of clearinghouse mechanisms for any exchange trading of many OTC derivative transactions. The CFTC, SEC and other federal regulators have been tasked with developing the rules and regulations enacting the provisions of the Dodd-Frank Act. Because there is a prescribed phase-in period during which most of the mandated rulemaking and regulations are being implemented, it is not possible at this time to gauge the final nature and scope of the impact of the Dodd-Frank Act on the Trust. However, swap dealers, major market participants and swap counterparties are experiencing additional regulations, requirements, compliance burdens and associated costs, certain of which may be passed on to counterparties, such as the Trust. The Trust may also be required to comply indirectly with equivalent European regulation, the European Market Infrastructure Regulation (“EMIR”), to the extent that it executes derivative transactions with counterparties subject to such regulation. EMIR establishes certain requirements for OTC derivatives contracts, including mandatory clearing obligations, bilateral risk management requirements and reporting requirements. Although it is not yet possible to predict the final impact, if any, of EMIR on the Trust and its investment strategies the Trust may experience additional expense passed on by counterparties.
These, and other, regulatory changes may negatively impact the Trust’s ability to meet its investment objective either through limits or requirements imposed on it or upon its counterparties.

The CFTC and various exchanges have rules limiting the maximum net long or short positions which any person or group may own, hold or control in any given futures contract or option on such futures contract. The Adviser must consider the effect of these limits in managing the Trust. In addition, the CFTC in October 2020 adopted amendments to its position limits rules that establish certain new and amended position limits for 25 specified physical commodity futures and related options contracts traded on exchanges, other futures contracts and related options directly or indirectly linked to such 25 specified contracts, and any OTC transactions that are economically equivalent to the 25 specified contracts. The Adviser will need to consider whether the exposure created under these contracts might exceed the new and amended limits, as relevant to the Trust’s strategy, in anticipation of the applicable compliance dates, and the limits may constrain the ability of the Trust to use such contracts.
In October 2020, the SEC adopted a final rule related to the use of derivatives, reverse repurchase agreements and certain other transactions by registered investment companies. The rule requires the Trust to trade derivatives and other transactions that create future payment or delivery obligations (except reverse repurchase agreements and similar financing transactions) subject to value-at-risk (“VaR”) leverage limits and derivatives risk management program and reporting requirements. Generally, these requirements apply unless the Trust satisfies a “limited derivatives users” exception that is included in the final rule. When the Trust trades reverse repurchase agreements or similar financing transactions, including certain tender option bonds, it needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the fund’s asset coverage ratio or treat all such transactions as derivatives transactions. Reverse repurchase agreements or similar financing transactions aggregated with other indebtedness do not need to be included in the calculation of whether a fund satisfies the limited derivatives users exception, but for funds subject to the VaR testing requirement, reverse repurchase agreements and similar financing transactions must be included for purposes of such testing whether treated as derivatives transactions or not. The SEC also provided guidance in connection with the new rule regarding the use of securities lending collateral that may limit the Trust’s securities lending activities. In addition, the Trust is permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security, provided that (i) the Trust intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). The Trust may otherwise engage in such transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as the Trust treats any such transaction as a “derivatives transaction” for purposes of compliance with the rule. Furthermore, under the rule, the Trust will be permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if the Trust reasonably believes, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all such agreements as they come due. These requirements may limit the ability of the Trust to use derivatives, reverse repurchase agreements and similar financing transactions, and other relevant categories of transactions as part of its investment strategies. These requirements may increase the cost of the Trust’s investments and cost of doing business, which could adversely affect investors.
Regulatory requirements, even if not directly applicable to the Trust, including capital requirements, changes to the CFTC speculative position limits regime and mandatory clearing, exchange trading and margin requirements may increase the cost of the Trust’s investments and cost of doing business, which could adversely affect investors.
The Investment Adviser has filed with the National Futures Association a notice of eligibility claiming an exclusion from the definition of “commodity pool operator” (“CPO”) under CFTC Rule 4.5 under the Commodity Exchange Act, as amended (the “CEA”), with respect to the Trust’s operation. Accordingly, the Trust and the Investment Adviser with respect to the Trust are not subject to registration or regulation as a commodity pool or CPO. Changes to the Trust’s investment strategies or investments may cause the Trust to lose the benefits of the exclusion under CFTC Rule 4.5 under the CEA and may trigger additional CFTC regulation as a commodity pool or CPO. If the Trust becomes subject to CFTC regulation, the Trust or the Investment Adviser may incur additional expenses.
Environmental, Social and Governance
GPIM believes that Environmental, Social, and Governance (“ESG”) criteria can meaningfully influence investment outcomes, and that careful analysis of ESG criteria is an important component in evaluating the risks associated with some of their investment strategies, and notably the actively managed fixed income strategies pursued by the Trust. For this reason, the consideration of ESG criteria is an important component of GPIM’s investment philosophy and process for the Trust. Evaluating ESG criteria may lead to actions, including steering capital away from or towards companies in consideration of their ESG characteristics. Consideration of ESG criteria could also include strategically seeking investment opportunities that generate long-term value, are sustainable in nature, or advance innovative solutions to achieve positive, scalable change for society and the environment. However, GPIM also acknowledges that ESG criteria deserve careful ongoing consideration and evaluation, and as such GPIM is committed to the further development of ESG criteria as well as the process and implementation of these criteria. Over time, GPIM expects that it will be increasingly positioned to fully integrate, these elements into their investment policies.
The development of these standards is evolving over time and requires consideration on how best to evaluate the consequences of the deployed capital to support not just the implementation of robust ESG standards but also to support, encourage, and assist with the transition to a more responsible outcome by those benefiting from capital investment.
In situations where GPIM believes that ESG criteria may have a material impact on an investment’s return or issuer’s financial performance, within certain of its the fixed income strategies and across certain asset classes that it invests in on behalf of the Trust as its ESG criteria develops, it will seek to weigh these criteria alongside traditional factors in making investment decisions. ESG risk is treated in GPIM’s process like other risks (e.g., financial, covenant, interest rate, and liquidity) in that it allows GPIM to more comprehensively assess the credit quality of a given investment and weigh this against its return potential and long-term impact. However, for various reasons, including but not limited to: (i) availability and quality of information on an issuer; (ii) accelerated timeframe to make an investment decision; (iii) an internal recommendation against an investment opportunity for compelling reasons unrelated to ESG considerations; or (iv) where ESG criteria may not have a material impact on an investment’s return or an issuer’s financial performance, a review of ESG criteria will not be performed for some investments or issuers and ESG criteria will not be considered for such issuers and investments. Such investments may still be acquired by GPIM for the Trust.
GPIM will seek to manage assets in a way that avoids mechanistic responses to individual ESG criteria in favor of more balanced assessments incorporating the full fundamental picture and relative value considerations. Accordingly, ESG criteria and risks are not treated as more significant or determinative than other investment risks. As part of the ESG integration process, certain fixed income research teams will document the evaluation of ESG criteria with respect to a prospective investment through assignment of an ESG rating, which will be largely based on a third-party vendor’s ESG rating, when available and unless a review of ESG criteria is not performed as discussed in the immediately preceding paragraph. In some circumstances applicable regulations can cause GPIM to restrict specific investments based on particular ESG criteria. In certain circumstances in the future, GPIM may implement restrictions or prohibitions on investments within certain industries which could be based on particular ESG criteria or other relevant factors. Those restrictions or prohibitions will be subject to change over time. As a result, the Trust may be limited as to available investments, which could hinder performance when compared to investments with no such restrictions.
GPIM is a signatory to the United Nations backed Principles for Responsible Investment (“PRI”). The six PRI are a voluntary and aspirational set of investment principles that offer a menu of possible actions for incorporating ESG issues into investment practice. The PRI were developed by an international group of institutional investors reflecting the increasing relevance of ESG issues to investment practices. In becoming a signatory to the PRI, GPIM seeks to adopt and implement the six principles, where consistent with its fiduciary duties to its clients. The PRI do not require the application of any specific ESG criteria or risk factors and neither the PRI or GPIM’s ESG policies require the exclusion of a particular industry, issuer or asset type. However, the application of the PRI or GPIM’s ESG policies may result in the exclusion of certain industries, issuers or asset types, which could have an adverse effect on performance.
Notwithstanding the above, the ability for GPIM to identify and evaluate ESG criteria and risks is limited to the availability and quality of information on an asset or issuer. The assessment of such ESG criteria is also subjective by nature and subject to change. GPIM has changed over time and may in the future change without notice their ESG assessment of an asset or issuer or the type of information that GPIM uses. There is no guarantee that the ESG criteria utilized, or judgment exercised, by GPIM will reflect the beliefs or values of any one particular investor or other constituent; nor, will it necessarily result in enhanced performance of any asset or any portfolio. In many cases, GPIM may use data and insights from third-party research to provide additional input in the analysis of ESG-related criteria within the Trust’s portfolio holdings and the broader market. Third-party research and ratings are considered as a significant, and in some cases the primary, input within the ESG due diligence process, when available. However, third-party research is not determinative of ESG rating or investment decisions. Third-party information and data may be incomplete, inaccurate or unavailable. As a result, there is a risk that GPIM could incorrectly assess the ESG criteria or risks associated with a particular asset or issuer. The application of ESG criteria and risk factors to portfolio investments (if any) could result in one or more assets or issuers being excluded from the Trust’s portfolio, which could have an adverse effect on the performance of the portfolio. Investment strategies with mandates to explicitly restrict investments due to certain ESG criteria may be, and often are, limited as to available investments, which could hinder performance when compared to strategies with no such requirements or restrictions.

Loans of Portfolio Securities
Consistent with applicable regulatory requirements and the Trust’s investment restrictions, the Trust may lend its portfolio securities to securities broker-dealers or financial institutions, provided that such loans are callable at any time by the Trust (subject to notice provisions described below), and are at all times secured by cash or cash equivalents, which are maintained in a segregated account pursuant to applicable regulations and that are at least equal to the market value, determined daily, of the loaned securities. The advantage of such loans is that the Trust continues to receive the income on the loaned securities while at the same time earns interest on the cash amounts deposited as collateral, which will be invested in short-term obligations. The Trust will not lend its portfolio securities if such loans are not permitted by the laws or regulations of any state in which its shares are qualified for sale. The Trust’s loans of portfolio securities will be collateralized in accordance with applicable regulatory requirements and no loan will cause the value of all loaned securities to exceed 33% of the value of the Trust’s total assets.
A loan may generally be terminated by the borrower on one business day notice, or by the Trust on five business days’ notice. If the borrower fails to deliver the loaned securities within five days after receipt of notice, the Trust could use the collateral to replace the securities while holding the borrower liable for any excess of replacement cost over collateral. As with any extensions of credit, there are risks of delay in recovery and in some cases even loss of rights in the collateral should the borrower of the securities fail financially. However, these loans of portfolio securities will only be made to firms deemed by the Trust’s management to be creditworthy and when the income that can be earned from such loans justifies the attendant risks. Upon termination of the loan, the borrower is required to return the securities to the Trust. Any gain or loss in the market price during the loan period would inure to the Trust. The risks associated with loans of portfolio securities are substantially similar to those associated with repurchase agreements. Thus, if the counterparty to the loan petitions for bankruptcy or becomes subject to the U.S. Bankruptcy Code, the law regarding the rights of the Trust is unsettled. As a result, under extreme circumstances, there may be a restriction on the Trust’s ability to sell the collateral, and the Trust would suffer a loss. When voting or consent rights that accompany loaned securities pass to the borrower, the Trust will follow the policy of calling the loaned securities, to be delivered within one day after notice, to permit the exercise of such rights if the matters involved would have a material effect on the Trust’s investment in such loaned securities. The Trust will pay reasonable finder’s, administrative and custodial fees in connection with a loan of its securities.
INVESTMENT RESTRICTIONS
The Trust operates under the following restrictions that constitute fundamental policies that, except as otherwise noted, cannot be changed without the affirmative vote of the holders of a majority of the outstanding voting securities of the Trust voting together as a single class, which is defined by the 1940 Act as the lesser of (i) 67% or more of the Trust’s voting securities present at a meeting, if the holders of more than 50% of the Trust’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Trust’s outstanding voting securities. Except as otherwise noted, all percentage limitations set forth below apply immediately after a purchase or initial investment and any subsequent change in any applicable percentage resulting from market fluctuations does not require any action. These restrictions provide that the Trust shall not:
1.
Issue senior securities nor borrow money, except the Trust may issue senior securities or borrow money to the extent permitted by applicable law.
2.
Act as underwriter of another issuer’s securities, except to the extent that the Trust may be deemed to be an underwriter within the meaning of the Securities Act, in connection with the purchase and sale of portfolio securities.
3.
Invest in any security if, as a result, 25% or more of the value of the Trust’s total assets, taken at market value at the time of each investment, are in the securities of issuers in any particular industry or group of related industries, except that this policy shall not apply to (i) securities issued or guaranteed by the U.S. Government and its agencies and instrumentalities or (ii) securities issued by state and municipal governments or their political subdivisions (other than those municipal securities backed only by the assets and revenues of non-governmental users with respect to which the Trust will not invest 25% or more of the value of the Trust’s total assets in securities backed by the same source of revenue).
4.
Purchase or sell real estate except that the Trust may: (a) acquire or lease office space for its own use, (b) invest in securities of issuers that invest in real estate or interests therein or that are engaged in or operate in the real estate industry, (c) invest in securities that are secured by real estate or interests therein, (d) purchase and sell mortgage-related securities, (e) hold and sell real estate acquired by the Trust as a result of the ownership of securities and (f) as otherwise permitted by applicable law.

5.
Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments; provided that this restriction shall not prohibit the Trust from purchasing or selling options, futures contracts and related options thereon, forward contracts, swaps, caps, floors, collars and any other financial instruments or from investing in securities or other instruments backed by physical commodities or as otherwise permitted by applicable law.
6.
Make loans of money or property to any person, except (a) to the extent that securities or interests in which the Trust may invest are considered to be loans, (b) through the loan of portfolio securities in an amount up to 331/3% of the Trust’s total assets, (c) by engaging in repurchase agreements or (d) as may otherwise be permitted by applicable law.
7.
With respect to 75% of the value of the Trust’s total assets, purchase any securities (other than obligations issued or guaranteed by the U.S. Government or by its agencies or instrumentalities), if as a result more than 5% of the Trust’s total assets would then be invested in securities of a single issuer or if as a result the Trust would hold more than 10% of the outstanding voting securities of any single issuer.
In addition to the foregoing fundamental investment policies, the Trust is also subject to the following non-fundamental restrictions and policies, which may be changed by the board of trustees (the “Board”):
(a) In addition to the issuer diversification limits set forth in investment restriction (7) above, under normal market conditions, the Trust will not purchase any securities (other than obligations issued or guaranteed by the U.S. Government or by its agencies or instrumentalities), if as a result more than 15% of the Trust’s total assets would then be invested in securities of a single issuer; provided, however, that such limitation shall not apply during the period prior to the full investment of the proceeds of any offering completed by the Trust.
For purposes of applying the limitation set forth in subparagraph (3) above to securities that have a security interest or other collateral claim on specified underlying collateral (including asset-backed securities and collateralized debt and loan obligations) the Trust will determine the industry classifications of such investments based on the Adviser’s evaluation of the risks associated with the collateral underlying such investments. For purposes of applying the limitation set forth in subparagraph (3) above, such policy not to concentrate applies to the industry of non-governmental issuers (i.e. securities not issued by state and municipal governments or their political subdivisions).
For the purpose of applying the limitation set forth in subparagraphs (7) and (a) above, a governmental issuer shall be deemed the single issuer of a security when its assets and revenues are separate from other governmental entities and its securities are backed only by its assets and revenues. Similarly, in the case of a nongovernmental issuer, if the security is backed only by the assets and revenues of the non-governmental issuer, then such non-governmental issuer would be deemed to be the single issuer. Where a security is also backed by the enforceable obligation of a superior or unrelated governmental or other entity (other than a bond insurer), it shall also be included in the computation of securities owned that are issued by such governmental or other entity. Where a security is guaranteed by a governmental entity or some other facility, such as a bank guarantee or letter of credit, such a guarantee or letter of credit would be considered a separate security and would be treated as an issue of such government, other entity or bank. When a municipal security is insured by bond insurance, it shall not be considered a security that is issued or guaranteed by the insurer; instead, the issuer of such municipal security will be determined in accordance with the principles set forth above. The foregoing restrictions do not limit the percentage of the Trust’s assets that may be invested in municipal securities insured by any given insurer.
MANAGEMENT OF THE TRUST
Board of Trustees
Overall responsibility for management and supervision of the Trust rests with the Board of Trustees (the “Board”). The Board approves all significant agreements between the Trust and the companies that furnish the Trust with services, including agreements with the Investment Adviser and the Sub-Adviser.
The Trustees are divided into three classes. Trustees serve until their successors have been duly elected. Please refer to the section of the Trust’s March 3, 2023 definitive proxy statement on Schedule 14A for the annual meeting of shareholders entitled “The Proposal: Election of Trustees—Trustees,” which is incorporated herein by reference, for a list of the names, business addresses, dates of birth, present positions with the Trust, length of time served with the Trust, principal occupations during the past five years and other directorships held by each Trustee during the past five years.

Trustee Qualifications
Please refer to the section of the Trust’s March 3, 2023 definitive proxy statement on Schedule 14A for the annual meeting of shareholders entitled “The Proposal: Election of Trustees—Trustee Qualifications,” which is incorporated herein by reference, for a discussion of the experience, qualifications, attributes and skills of each Trustee that support the conclusion, as of the date of this SAI, that each Trustee should serve as a Trustee in light of the Trust’s business and structure. References to the qualifications, attributes and skills of Trustees do not constitute the holding out of any Trustee as being an expert under Section 7 of the 1933 Act or the rules and regulations of the SEC.
Executive Officers
Please refer to the section of the Trust’s March 3, 2023 definitive proxy statement on Schedule 14A for the annual meeting of shareholders entitled “The Proposal: Election of Trustees—Executive Officers,” which is incorporated herein by reference for information relating to the executive officers of the Trust who are not Trustees. The Trust’s officers receive no compensation from the Trust but may also be officers or employees of the Investment Adviser, the Sub-Adviser or affiliates of the Investment Adviser or the Sub-Adviser and may receive compensation in such capacities.
Board Leadership Structure and Oversight
Please refer to the sections of the Trust’s March 3, 2023 definitive proxy statement on Schedule 14A for the annual meeting of shareholders entitled “The Proposal: Election of Trustees—Board Leadership Structure,” “The Proposal: Election of Trustees—Board Committees” and “The Proposal: Election of Trustees—Board’s Role in Risk Oversight,” which is incorporated herein by reference, for a discussion of the Board’s leadership structure and oversight.
Remuneration of Trustees and Officers
The Independent Trustees of the Trust receive from the Trust Complex a general annual retainer for service on covered boards. Additional annual retainer fees are paid to: the Independent Chair of the Board; the Chair of each of the Audit Committee, the Contracts Review Committee, the Nominating and Governance Committee, and the Valuation Oversight Committee. In addition, fees are paid for special Board or Committee meetings, whether telephonic or in-person. The Trust also reimburses each Independent Trustee for reasonable travel and other out-of-pocket expenses incurred in attending in-person meetings, which are not included in the compensation amounts shown below. The Trust pays proportionately its respective share of Independent Trustees’ fees and expenses based on relative net assets.The Trustees did not accrue any pension or retirement benefits as part of Trust expenses, nor will they receive any annual benefits upon retirement. The Trustees also did not accrue any deferred compensation nor is any amount of deferred compensation payable by the Trust. The following table sets forth the compensation paid to each Independent Trustee by the Trust during its fiscal year ended May 31, 2022, and the total compensation paid to each Independent Trustee by the Trust Complex during the calendar year ended December 31, 2022.
Name of Trustee(1)	Aggregate Compensation from the Trust	Pension or Retirement Benefits Accrued as Part of Trust Expenses(2)	Estimated Annual Benefits Upon Retirement(2)	Total Compensation from the Trust and Trust Complex Paid to Trustee(3)
Independent Trustees
Randall C. Barnes	$10,368	None	None	$324,000
Angela Brock-Kyle	$10,068	None	None	$324,000
Thomas Lydon, Jr.	$10,338	None	None	$330,000
Ronald A. Nyberg	$10,278	None	None	$330,000
Sandra G. Sponem	$11,109	None	None	$374,000
Ronald E. Toupin, Jr.	$12,654	None	None	$418,000

(1)
Trustees not entitled to compensation are not included in the table.
(2)
As of May 31, 2022, the Trust does not accrue or pay retirement or pension benefits to Trustees.
(3)
As of the date of this SAI, the “Trust Complex” consists of five closed-end funds, including the Trust, and 150 open-end funds. Because the funds in the Trust Complex have different fiscal year ends, the amounts shown in this column are presented on a calendar year basis.

Trustee Share Ownership
Please refer to the section of the Trust’s March 3, 2023 definitive proxy statement on Schedule 14A for the annual meeting of shareholders entitled “Trustee Beneficial Ownership of Securities,” which is incorporated herein by reference, for information relating to each Trustee’s share of ownership in the Trust and in all registered investment companies in the family of investment companies overseen by the Trustees as of December 31, 2022.
As of March 14, 2023, the Trustees and officers of the Trust as a group owned less than 1% of the outstanding Shares of the Trust.
Indemnification of Officers and Trustees; Limitations on Liability
The governing documents of the Trust provide that the Trust will indemnify its Trustees and officers and may indemnify its employees or agents against liabilities and expenses incurred in connection with litigation in which they may be involved because of their positions with the Trust, to the fullest extent permitted by law. However, nothing in the governing documents of the Trust protects or indemnifies a trustee, officer, employee or agent of the Trust against any liability to which such person would otherwise be subject in the event of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her position.
The Trust has entered into an Indemnification Agreement with each Independent Trustee, which provides that the Trust shall indemnify and hold harmless such Trustee against any and all expenses actually and reasonably incurred by the Trustee in any proceeding arising out of or in connection with the Trustee’s service to the Trust, to the fullest extent permitted by the Declaration of Trust and By-Laws and the laws of the State of Delaware, the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act, as amended, unless it has been finally adjudicated that (i) the Trustee is subject to such expenses by reason of the Trustee’s not having acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust or (ii) the Trustee is liable to the Trust or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office, as defined in Section 17(h) of the 1940 Act, as amended.
Portfolio Management
The Sub-Adviser’s personnel primarily responsible for the day-to-day management of the Trust’s portfolio are Anne Bookwalter Walsh, CFA, JD, Managing Partner, Chief Investment Officer; Steven H. Brown, CFA, Chief Investment Officer, Total Return Macro Strategies, and Senior Managing Director; Allen Li, CFA, Managing Director of GPIM; Adam J. Bloch, Managing Director; and Evan Serdensky, Director.
Portfolio Manager Compensation: The Sub-Adviser compensates the portfolio managers for their management of the Trust’s portfolio. Compensation is evaluated based on their contribution to investment performance relative to pertinent benchmarks and qualitatively based on factors such as teamwork and client service efforts. The Sub-Adviser’s staff incentives may include: a competitive base salary, bonus determined by individual and firm wide performance, equity participation, and participation opportunities in various investments of the Sub-Adviser. All employees of the Sub-Adviser are also eligible to participate in a 401(k) plan to which the Sub-Adviser may make a discretionary match after the completion of each plan year.
Other Accounts Managed by the Portfolio Managers. The following table sets forth information about funds and accounts (including the Trust) for which the portfolio managers are primarily responsible for the day-to-day portfolio management as of May 31, 2022.
Name of Portfolio Manager	Number of Other Accounts Managed and Assets by Account Type			Number of Other Accounts Assets for Which Advisory Fee is Performance-Based
	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Anne B. Walsh	16	6	105	0	3	2
	$44,855,907,059	$3,396,075,180	$152,904,882,859	$0	$2,064,877,547	$786,158,709
Steven H. Brown	15	6	35	0	3	3
	$43,468,956,782	$3,396,075,180	$17,950,992,422	$0	$2,064,877,547	$693,819,282
Allen Li	2	0	1	0	0	0
	$628,238,395	$0	$112,602,140	$0	$0	$0

Name of Portfolio Manager	Number of Other Accounts Managed and Assets by Account Type			Number of Other Accounts Assets for Which Advisory Fee is Performance-Based
	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Adam J. Bloch	21	6	35	0	3	3
	$43,652,610,049	$3,396,075,180	$17,950,992,422	$0	$2,064,877,547	$693,819,282
Evan Serdensky	1	0	0	0	0	0
	$818,880,490	$0	$0	$0	$0	$0
Information Regarding Potential Conflicts of Interest
Potential Conflicts Related to the Sale of Trust Shares. The Advisers, their affiliates and their respective employees may have relationships with distributors, consultants and others who recommend, or engage in transactions with or for, the Trust. The Trust and/or an Adviser or its affiliates may compensate such distributors, consultants and other parties in connection with such relationships. As a result of these relationships, distributors, consultants and other parties may have conflicts that create incentives for them to promote the Trust over other funds or financial products.
To the extent permitted by applicable law, the Advisers and their affiliates and the Trust may make payments to authorized dealers and other financial intermediaries and to salespersons to promote the Trust. These payments may be made out of the assets of an Adviser or its affiliates or amounts payable to an Adviser or its affiliates. These payments may create an incentive for such persons to highlight, feature or recommend the Trust over other funds or financial products.
Potential Conflicts Related to Management of the Trust by the Advisers. The following are descriptions of certain conflicts, financial or otherwise, that the Advisers and their employees may have in managing the Trust. The descriptions below are not intended to be a complete enumeration or explanation of all of the conflicts of interests that may arise from the business activities of the Advisers, their affiliates, or their respective clients. To address these and other actual or potential conflicts, the Advisers and the Trust have established various policies and procedures that are reasonably designed to identify and mitigate such conflicts and to ensure that such conflicts are appropriately resolved taking into consideration the best interest of all clients involved, consistent with the Advisers’ fiduciary obligations and in accordance with applicable law. However, there can be no guarantee that these policies and procedures will be successful in every instance. In certain cases, transactions involving potential conflicts of interest described below may be elevated for review by a conflicts review committee, the members of which are senior personnel of the Advisers’ affiliates and are not employees or clients of the Advisers.
Additional information about potential conflicts of interest regarding the Advisers is set forth in each Adviser’s Form ADV. A copy of Part 1 and Part 2A of each Adviser’s Form ADV is available on the SEC’s website at www.adviserinfo.sec.gov.
The Advisers and Their Affiliates Provide a Broad Array of Services and Have Various Investment Banking, Advisory and Other Relationships. The Advisers are affiliates of Guggenheim Partners, LLC (“Guggenheim Partners”), which is a global, full service financial services firm. Guggenheim Partners and its affiliates, including the Advisers (collectively, “Guggenheim Entities”), provide their clients with a broad array of investment management, insurance, broker-dealer, investment banking and other similar services (“Other Business Activities”). These Other Business Activities create actual and potential conflicts of interest for the Advisers in managing the Trust.
For example, the Other Business Activities may create conflicts between the interests of the Trust, on the one hand, and the interests of the Advisers, their affiliates and their respective other clients, on the other hand. The Advisers and their affiliates may act as advisers to clients in investment banking, loan arranging and structuring, financial advisory, asset management and other capacities related to securities and instruments that may be purchased, sold or held by the Trust, and the Advisers or an affiliate may issue, or be engaged as underwriter for the issuer of, securities and instruments that the Trust may (in accordance with applicable rules) purchase, sell or hold. At times, these activities may cause the Advisers and their affiliates to give advice to their clients that may cause these clients to take actions in conflict with or adverse to the interest of the Trust. In addition, Guggenheim Entities may take action that differs from, potentially conflicts with or is adverse to advice given or action taken for the Advisers’ clients. The Guggenheim Entities and their respective officers, directors, managing directors, partners, employees and consultants may act in a proprietary capacity with long or short positions in securities and instruments of all types, including those that may be purchased, sold or held by the Trust. Such activities could affect the prices and availability of the securities and instruments that the Trust holds or that an Adviser seeks to buy or sell for the Trust’s account, which could adversely impact the financial returns of the Trust.

These Other Business Activities may create other potential conflicts of interests in managing the Trust, may cause the Trust to be subject to additional regulatory limits and, in certain circumstances, may prevent the Trust from participating or limit the Trust’s participation in an investment opportunity that the Trust’s portfolio managers view to be favorable. As a result, activities and dealings of the Advisers and their affiliates may affect the Trust in ways that may disadvantage or restrict the Trust or be deemed to benefit an Adviser, its affiliates or other client accounts.
Advisers’ and Their Affiliates’ Activities on Behalf of Other Clients. The Advisers and their affiliates currently manage and expect to continue to manage a variety of other client accounts, including (without limitation) separately managed accounts, open-end registered funds, closed-end registered funds, private funds and other collective investment vehicles, and may serve as asset or collateral manager or in other capacities for certain non-registered structured products (collectively, “Other Clients”). Investors in such Other Clients include insurance companies affiliated with or related to the Advisers, as described below. Other Clients invest pursuant to the same or different investment objectives, strategies and philosophies as those employed by the Trust and may seek to make or sell investments in the same securities, instruments, sectors or strategies as the Trust. This “side-by-side” management of multiple accounts may create potential conflicts, particularly in circumstances where the availability or liquidity of investment opportunities is limited, or when accounts trade in opposite directions. For example, there is a risk that sales (including short sales) of one client portfolio security adversely affects the market value of securities held in another client portfolio, or trading terms could be adversely affected when opposite trades are executed. In addition, Other Clients may also be subject to different legal restrictions or regulatory regimes than the Trust. Regardless of the similarity in investment objectives and strategies between the Trust and Other Clients, the Advisers may give advice and recommend investments to Other Clients that may differ from advice given to, or investments bought or sold for, the Trust, and the Trust and Other Clients may vote differently on or take or refrain from taking different actions with respect to the same security or instrument. These practices, limitations and conflicts may be disadvantageous to the Trust and adversely affect their performance.
The investment policies, fee arrangements and other characteristics of the Trust may also vary from those of Other Clients. In some cases, the Advisers or an affiliate may receive a potentially larger financial benefit from managing one or more such Other Clients as compared to the Trust (for example, some Other Clients are charged performance or incentive fees constituting a percentage of profits or gains), which may provide an incentive to favor such Other Clients over the Trust or to recommend favorable investments to Other Clients who pay higher fees or who have the potential to generate greater fees over the Trust. The Advisers on behalf of the Trust or Other Clients may, pursuant to one transaction or in a series of transactions over time, invest in different parts of an issuer’s or borrower’s capital structure (including but not limited to investments in public versus private securities, investments in debt versus equity, or investments in senior versus subordinated debt or when the same or similar investments have different rights or benefits), depending on the respective client’s investment objectives and policies. Relevant issuers or borrowers may also include special purpose issuers or borrowers in structured finance, asset backed, collateralized loan obligation, collateralized debt obligation or similar transactions. As a result of the foregoing, the interests of one group of clients could conflict with those of other clients with respect to the same issuer or borrower. In managing such investments, the Advisers will consider the interests of all affected clients in deciding what actions to take with respect to a given issuer or borrower, but at times will pursue or enforce rights on behalf of some clients in a manner that may have an adverse effect on, or result in asymmetrical financial outcomes to, other clients owning a different, including more senior or junior, investment in the same issuer or borrower. In these types of scenarios, the Advisers may occasionally engage and appoint an independent party to provide independent analysis or recommendations with respect to consents, proxy voting, or other similar shareholder or debt holder rights decision (or a series of consents, votes or similar decisions) pertaining to the Trust and other clients. These potential conflicts of interests between the Advisers’ clients may become more pronounced in situations in which an issuer or borrower experiences financial or operational challenges, or as a result of the Trust’s use of certain investment strategies, including small capitalization, emerging market, distressed or less liquid strategies.
Adviser Activities on Behalf of Affiliated or Related Accounts. To the extent permitted by the 1940 Act and other laws, the Advisers, from time to time, may initiate or recommend transactions in the loans or securities of companies in which the Advisers, their related persons, or their respective affiliates have a controlling or other material direct or indirect interest.
Sammons Enterprises, Inc. (“Sammons”), a diversified company with several insurance company subsidiaries, is the largest single equity holder in Guggenheim Capital, LLC (“Guggenheim Capital”), the Advisers’ ultimate parent company. Sammons has relationships with the Advisers and various Guggenheim Entities. In addition, Guggenheim Capital wholly owns Guggenheim Life and Annuity Company and Clear Spring Life Insurance Company (together with Sammons, the “Affiliated Insurance Companies”). Certain Affiliated Insurance Companies and their subsidiaries are advisory clients of the Advisers and, accordingly, pay the Advisers a substantial amount of annual fees for advisory services. Sammons is the largest individual stakeholder of the Advisers and the largest individual source of annual advisory fees paid to the Advisers.
Furthermore, some officers and directors of Guggenheim Capital and its subsidiaries, including the Advisers (“Guggenheim Related Persons”), have economic interests or voting interests in companies, including insurance companies that are advisory clients of the Advisers. Guggenheim Related Persons from time to time enter into transactions, including loans and other financings, with these companies. Some Guggenheim Related Persons also may have economic interests or voting interests in issuers, which may be controlling or otherwise material interests, or may serve as a director on the board of issuers, in which the Advisers have invested or will invest on behalf of their clients or to which the Advisers have provided or will provide financing on behalf of their clients. Additionally, Guggenheim Related Persons may have direct or indirect investments in and/or have financial or other relationships with some of the Advisers’ clients or other investment vehicles that may create potential conflicts of interest. Sammons and certain advisory or other clients in which Guggenheim Related Persons have interests have provided, and from time to time may provide, significant loans and other financing to an Adviser and its affiliates. In addition, Guggenheim Related Persons have direct or indirect proprietary or personal investments in and/or have financial or other relationships with financial industry participants or other entities (including trading platforms) that may perform services on behalf of, or in connection with, investments made by the Advisers on behalf of their clients. The Advisers do not expect these transactions to be material.
The relationships described above create potential conflicts of interest for the Advisers in managing the Trust and could create an incentive for an Adviser to favor the interests of these companies over its clients. These incentives are more pronounced where an Adviser has multiple relationships with the client. For example, the Advisers have invested, and may in the future invest, on behalf of its clients in issuers or transactions in which Affiliated Insurance Companies or Guggenheim Related Persons have direct and/or indirect interests, which may include a controlling or significant beneficial interest. In addition, Guggenheim Related Persons and the accounts of Affiliated Insurance Companies and other Adviser clients have invested, and may in the future invest, in securities at different levels of the capital structure of the same issuer, in some cases at the same time and in other cases at different times as the Trust and other clients of the Advisers. The following conflicts may arise in such situations: (i) enforcement of rights or determination not to enforce rights by the Advisers on behalf of the Trust and other clients may have an adverse effect on the interests of its affiliates or related persons, and vice versa, (ii) the Advisers may have an incentive to invest client funds in the issuer or borrower to either facilitate or obtain preferable terms for a proposed investment by an affiliate or related person in such issuer or borrower, or (iii) the Advisers may have an incentive to preserve or protect the value or rights associated with an existing economic interest of an affiliate or related person in the issuer or borrower, which may have an adverse effect on the interests of other clients, including the Trust. In addition, the Advisers may be subject to conflicts of interest with respect to financial industry participants or other entities (including trading platforms) because transactions on or through such platforms may result in compensation directly being paid to these entities that indirectly benefits Guggenheim Related Persons.
The Advisers mitigate potential conflicts of interest in the foregoing and similar situations, including through policies and procedures (i) designed to identify and mitigate conflicts of interest on a transaction-by-transaction basis and (ii) that require investment decisions for all client accounts be made independently from those of other client accounts and be made with specific reference to the individual needs and objectives of each client account, without consideration of the Advisers’ pecuniary or investment interests (or those of their respective employees or affiliates). The Trust and the Advisers also maintain procedures to comply with applicable laws, notably relevant provisions of the 1940 Act that prohibit Trust transactions with affiliates (or exemptive rules thereunder).
Allocation of Investment Opportunities. As described above, the Advisers and their affiliates currently manage and expect to continue to manage Other Clients that may invest pursuant to the same or different strategies as those employed by the Trust, and such Other Clients could be viewed as being in competition with the Trust for appropriate investment opportunities, particularly where there is limited capacity with respect to such investment opportunities. The investment policies, fee arrangements and other circumstances of the Trust may vary from those of the Other Clients, and the Advisers may face potential conflicts of interest because the Advisers may have an incentive to favor particular client accounts (such as client accounts that pay performance-based fees) over other client accounts that may be less lucrative in the allocation of investment opportunities.
In order to minimize execution costs for clients, trades in the same security transacted on behalf of more than one client will generally be aggregated (i.e., blocked or bunched) by an Adviser, unless it believes that doing so would conflict or otherwise be inconsistent with its duty to seek best execution for the clients and/or the terms of the respective investment advisory contracts and other agreements and understandings relating to the clients for which trades are being aggregated. When an Adviser believes that it can effectively obtain best execution for the clients by aggregating trades, it will do so for all clients participating in the trade for which aggregated trades are consistent with the respective investment advisory contracts, investment guidelines, and other agreements and understandings relating to the clients.
The Advisers have implemented policies and procedures that govern the allocation of investment opportunities among clients in a fair and equitable manner, taking into account the needs and financial objectives of the clients, their specific objectives and constraints for each account, as well as prevailing market conditions. If an investment opportunity would be appropriate for more than one client, an Adviser may be required to choose among those clients in allocating the opportunity, or to allocate less of the opportunity to a client than it would ideally allocate if it did not have to allocate to multiple clients. In addition, an Adviser may determine that an investment opportunity is appropriate for a particular client account, but not for another.
The Advisers allocate transactions on an objective basis and in a manner designed to assure that no participating client is favored over any other participating client over time. If an investment is suitable and desirable for more than one client account, an initial allocation study will be determined based upon demand ascertained from the portfolio managers. With respect to fixed income and private equity assets, this initial allocation study is overseen by a central allocation group and generally reflects a pro rata participation in the investment opportunity among the participating client accounts that expressed demand. Final allocation decisions are made or verified independently by the central allocation group. With respect to public equity securities and public equity-related securities, the allocation generally reflects a pro rata participation in the investment opportunity among participating client accounts. Allocations may be adjusted under specific circumstances, such as situations of scarcity where pro rata allocations would result in de minimis positions or odd lots.
The application of relevant allocation factors may result in non-pro rata allocations, and particular client accounts (including client accounts in which the Advisers and their affiliates or related persons, or their respective officers, directors or employees, including portfolio managers or senior managers, have an interest) may receive an allocation when other client accounts do not or receive a greater than pro-rata allocation. There can be no assurance that a particular investment opportunity will be allocated in any particular manner, and circumstances may occur in which an allocation could have adverse effects on the Trust with respect to the price or size of securities positions obtainable or saleable. All of the foregoing procedures could in certain circumstances adversely affect the price paid or received by the Trust or the size of the position purchased or sold by the Trust (including prohibiting the Trust from purchasing a position) or may limit the rights that the Trust may exercise with respect to an investment.
Allocation of Limited Time and Attention. The portfolio managers for the Trust may devote as much time to the Trust as the Advisers deem appropriate to perform their duties in accordance with reasonable commercial standards and the Advisers’ duties. However, as described above, these portfolio managers are presently committed to and expect to be committed in the future to providing investment advisory and other services for Other Clients and engage in Other Business Activities in which the Trust may have no interest. As a result of these separate business activities, an Adviser may have conflicts of interest in allocating management time, services and functions among the Trust and Other Business Activities or Other Clients in that the time and effort of the Trust’s portfolio managers would not be devoted exclusively to the business of the Trust.
Potential Restrictions and Issues Related to Material Non-Public Information. By reason of Other Business Activities as well as services and advice provided to Other Clients, the Advisers and their affiliates may acquire confidential or material non-public information and may be restricted from initiating transactions in certain securities and instruments. The Advisers will not be free to divulge, or to act upon, any such confidential or material non-public information and, due to these restrictions, an Adviser may be unable to initiate a transaction for the Trust’s account that it otherwise might have initiated. As a result, the Trust may be frozen in an investment position that it otherwise might have liquidated or closed out or may not be able to acquire a position that it might otherwise have acquired.
Valuation of the Trust’s Investments. Trust assets are valued in accordance with the Trust’s valuation policy and procedures and Advisers’ Rule 2a-5 fair valuation policy and procedures. The valuation of a security or other asset for the Trust may differ from the value ascribed to the same asset by affiliates of an Adviser (particularly difficult-to-value assets) or Other Clients because, among other things, they may have procedures that differ from the Trust’s and Advisers’ procedures or may have access to different information or pricing vendors or use different models or techniques. The Advisers play a role in the valuation of Trust investments and may face a potential conflict with respect to such valuations.
Investments in Other Guggenheim Funds. To the extent permitted by applicable law, the Trust may invest in other funds sponsored, managed, advised or sub-advised by the Advisers. Investments by the Trust in such funds present potential conflicts of interest, including potential incentives to invest in smaller or newer funds to increase asset levels or provide greater viability and to invest in funds managed by the portfolio manager(s) of the Trust. As disclosed in the Prospectus and this SAI, the Advisers have agreed to waive certain fees associated with these investments, which will reduce, but will not eliminate, these types of conflicts. In other circumstances, the Advisers may make investments for clients for various portfolio management purposes in limited partnerships or similar vehicles that are managed or otherwise serviced by affiliates of the Advisers that will be compensated for such services.
Potential Conflicts Associated with the Advisers and Their Affiliates Acting in Multiple Capacities Simultaneously.

Principal and Cross Transactions. The Advisers may, to the extent permitted under applicable law, effect client cross transactions where an Adviser causes a transaction to be effected between the Trust and an Other Client; provided, that conditions set forth in SEC rules under the 1940 Act are followed. Cross transactions present an inherent conflict of interest because an Adviser represents the interests of both the selling account and the buying account in the same transaction, and the Adviser could seek to treat one party to the cross transaction more favorably than the other party. The Advisers have policies and procedures designed to mitigate these conflicts and help ensure that any cross transactions are in the best interests of, and appropriate for, all clients involved and the transactions are consistent with the Advisers’ fiduciary duties and obligation to seek best execution and applicable rules.
Advisers and Their Affiliates May Act in Multiple Commercial Capacities. Subject to applicable law and subject to the provisions of the 1940 Act and rules thereunder, an Adviser may cause the Trust to invest in securities, bank loans or other obligations of companies or structured product vehicles that result in commissions, initial or ongoing fees, or other remuneration paid to (and retained by) an Adviser or one of its affiliates. Such investments may include (i) investments that an Adviser or one of its affiliates originated, arranged or placed; (ii) investments in which the Advisers’ affiliate provided investment banking, financial advisory or similar services to a party involved in the transaction to which the investment relates (such as acquisition financing in a transaction in which the Advisers’ affiliate represented the buyer or seller); (iii) investments where an Adviser or its affiliates provided other services to a transaction participant or other third party; (iv) investments where an Adviser or one of its affiliates acts as the collateral agent, administrator, originator, manager, or other service provider; and (v) investments that are secured or otherwise backed by collateral that could include assets originated, sold or financed by an Adviser or its affiliates, investment funds or pools managed by an Adviser or its affiliates or assets or obligations managed by an Adviser or its affiliates. Commissions, fees, or other remuneration payable to an Adviser or its affiliates in these transactions may present a potential conflict in that the Adviser may be viewed as having an incentive to purchase such investments to earn, or facilitate its affiliates’ ability to earn, such additional fees or compensation.
In some circumstances, and also subject to applicable law, the Advisers may cause the Trust to invest in or provide financing to issuers or borrowers, or otherwise participate in transactions, in which the issuer, borrower or another transaction party (such as a placement agent or arranger) is, or is a subsidiary or affiliate of or otherwise related to, (a) an Other Client or (b) a company with which Guggenheim Related Persons, or officers or employees of the Advisers, have investment, financial or other interests or relationships (including but not limited to directorships or equivalent roles). The financial interests of the Advisers’ affiliates or their related persons in issuers or borrowers create potential conflict between the economic interests of these affiliates or related persons and the interests of the Advisers’ clients. In addition, to the extent that a potential issuer or borrower (or one of its affiliates) is an advisory client of an Adviser, or an Adviser’s advisory client is a lender or financing provider to an Adviser or its affiliates (including a parent), a potential conflict may exist as the Adviser may have an incentive to favor the interests of those clients relative to those of its other clients.
Because of limitations imposed by applicable law, notably by provisions of the 1940 Act and rules thereunder, the involvement or presence of the Advisers’ affiliates in the offerings described above or the financial markets more broadly may restrict the Trust’s ability to acquire some securities or loans, even if they would otherwise be desirable investments for the Trust, or affect the timing or price of such acquisitions or the sale of an investment, which may adversely affect Trust performance.
Subject to applicable law and regulation, personnel of the Guggenheim Entities may support the overall investment management functions of the Advisers but may be subject to potential conflicts of interest with respect to certain investment opportunities and, as such, may have an incentive to identify investment opportunities for, and allocate investment opportunities to, third-parties. Similarly, to the extent that other Guggenheim Entities sponsor and manage funds that compete with the Trust’s investment programs, these funds may reduce capacity otherwise available to the Trust.
To the extent permitted by applicable law, the Advisers and their affiliates may create, write, sell, issue, invest in or act as placement agent or distributor of derivative instruments related to the Trust, or with respect to portfolio holdings of the Trust, or which may be otherwise based on or seek to replicate or hedge the performance of the Trust. Such derivative transactions, and any associated hedging activity, may differ from and be adverse to the interests of the Trust.
Some of the Adviser’s employees (and others acting as consultants or advisors) may serve as directors or otherwise serve a role within the portfolio company in which the Trust invests. These services are separate from the services the Advisers render to the Trust and may thus create conflicts.
Certain professionals, including investment professionals, of the Advisers may, from time to time, also serve as investment professionals of affiliates. These arrangements, and the relationship between the Advisers and the affiliates, present potential conflicts of interest, including those described herein.

Present and future activities of the Advisers and their affiliates (and the role and relationships of the Advisers’ personnel with other Guggenheim Entities), in addition to those described in this SAI, may give rise to additional or different conflicts of interest.
Portfolio Manager Compensation. As discussed above, portfolio managers may own Trust shares and a portion of their compensation may include equity in the form of shares of certain funds (other than the Trust) managed by the particular portfolio manager. As a result, a potential conflict of interest may arise to the extent a portfolio manager owns or has an interest in shares of a specific fund that he or she manages. These personal investments may create an incentive for a portfolio manager to favor such fund(s) over other advisory clients, including the Trust.
Securities Ownership of the Portfolio Managers. As of May 31, 2022, the dollar range of equity securities of the Trust beneficially owned by each portfolio manager is shown below:
Portfolio Manager	Dollar Range of Equity Securities of the Trust Beneficial Owned
Anne B. Walsh	$100,001-$500,000
Steven H. Brown	None
Allen Li	None
Adam J. Bloch	None
Evan Serdensky	None
Adviser
Investment Adviser. Guggenheim Funds Investment Advisors, LLC acts as the Trust’s investment adviser. The Investment Adviser is a registered investment adviser and acts as investment adviser to a number of closed-end and open-end management investment companies. The Investment Adviser is a Delaware limited liability company with principal offices located at 227 West Monroe Street, Chicago, Illinois 60606.
Sub-Adviser. Guggenheim Partners Investment Management, LLC and Guggenheim Partners Advisors, LLC each act as an investment sub-adviser to the Trust. Guggenheim Partners Investment Management, LLC is a Delaware limited liability company, with its principal offices located at 100 Wilshire Boulevard, Santa Monica, California 90401.
Guggenheim Partners. Each of the Investment Adviser and the Sub-Adviser is a wholly-owned subsidiary of Guggenheim Partners, LLC. Guggenheim Partners, LLC is a diversified financial services firm with wealth management, capital markets, investment management and proprietary investing businesses, whose clients are a mix of individuals, family offices, endowments, investment funds, foundations, insurance companies and other institutions that have entrusted Guggenheim Partners, LLC with the supervision of approximately $285 billion of assets as of December 31, 2022. Guggenheim Partners, LLC is headquartered in Chicago and New York with a global network of offices throughout the United States, Europe, and Asia.
Advisory Agreement
Pursuant to an investment advisory agreement between the Trust and the Investment Adviser (the “Advisory Agreement”), the Trust pays the Investment Adviser a fee, payable monthly in arrears at an annual rate equal to 0.60% of the Trust’s average daily Managed Assets (from which the Investment Adviser will pay the Sub-Adviser’s fees). “Managed Assets” means the total assets of the Trust, including the assets attributable to the proceeds from financial leverage, including the issuance of senior securities represented by indebtedness (including through borrowing from financial institutions or issuance of debt securities, including notes or commercial paper), the issuance of preferred shares, the effective leverage of certain portfolio transactions such as reverse repurchase agreements, dollar rolls and inverse floating rate securities, or any other form of financial leverage, minus liabilities, other than liabilities related to any financial leverage.
Under the terms of the Advisory Agreement, the Investment Adviser is responsible for the management of the Trust. The Investment Adviser furnishes office facilities and equipment, and clerical, bookkeeping and administrative services on behalf of the Trust and oversees the activities of the Sub-Adviser. The Investment Adviser provides all services through the medium of any directors, officers or employees of the Investment Adviser or its affiliates as the Investment Adviser deems appropriate in order to fulfill its obligations and pays the compensation of all officers and Trustees of the Trust who are its affiliates.

The Advisory Agreement continues from year to year if approved annually by both (i) the vote of a majority of the Trust’s Board of Trustees or by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust at the time outstanding and entitled to vote and (ii) the vote of a majority of the Trustees who are not parties to the Advisory Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement terminates automatically on its assignment and may be terminated without penalty on 60 days’ written notice at the option of either party thereto. Termination by the Trust shall be directed or approved by a vote of a majority of the Trustees of the Trust in office at the time or by a vote of the holders of a majority of the voting securities (as defined in the 1940 Act) of the Trust at the time outstanding and entitled to vote.
The Advisory Agreement provides that, the Investment Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Adviser or by the Trust in connection with the performance of the Advisory Agreement, except loss resulting from the breach of fiduciary duty with respect to the receipt of compensation for services or loss resulting from willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under the Agreement.
Advisory Fee
	Fiscal Year Ended May 31,
	2022	2021	2020
The Investment Adviser received advisory fees of:	$3,894,119	$3,477,659	$3,084,981
Sub-Advisory Agreement
Pursuant to an investment sub-advisory agreement among the Trust, the Investment Adviser and GPIM (the “Sub-Advisory Agreement”), the Investment Adviser pays the Sub-Adviser a fee, payable monthly in arrears at an annual rate equal to 0.30% of the Trust’s average daily Managed Assets.
Under the terms of the Sub-Advisory Agreement, GPIM, under the oversight and supervision of the Board and the Investment Adviser, manages the investment of the assets of the Trust in accordance with its investment objectives and policies, places orders to purchase and sell securities on behalf of the Trust, and, at the request of the Investment Adviser, consults with the Investment Adviser as to the overall management of the assets of the Trust and its investment policies and practices.
The Sub-Advisory Agreement continues from year to year if approved annually (i) by a vote of a majority of the Trust’s Board of Trustees or by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust at the time outstanding and entitled to vote and (ii) by a vote of a majority of the Trustees who are not parties to the Sub-Advisory Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Sub-Advisory Agreement terminates automatically on its assignment and may be terminated without penalty on 60 days’ written notice at the option of either party thereto. Termination by the Trust shall be directed or approved by a vote of a majority of the Trustees of the Trust in office at the time or by a vote of the holders of a majority of the voting securities (as defined in the 1940 Act) of the Trust at the time outstanding and entitled to vote.
The Sub-Advisory Agreement provides that, GPIM will not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Adviser or by the Trust (or their respective agents) in connection with the performance of the Sub-Advisory Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under the Sub-Advisory Agreement.
Sub-Advisory Fees
	Fiscal Year Ended May 31,
	2022	2021	2020
GPIM received sub-advisory fees of:	$1,947,060	$1,738,830	$1,542,491
Other Agreements
Administration Agreement. MUFG Investor Services (US) LLC (“MUFG”), serves as administrator to the Trust. Pursuant to an accounting and administration agreement, MUFG is responsible for providing administrative services to the Trust, including assisting the Trust with regulatory filings. For the services, the Trust pays MUFG a fee, accrued daily and paid monthly, at the annual rate equal to 0.0275% of the first $200 million in average daily Managed Assets, 0.0200% of the next

$300 million in average daily Managed Assets, 0.0150% of the next $500 million in average daily Managed Assets, and 0.0100% of average daily Managed Assets above $1 billion, along with an annual fixed fee ranging from $500 to $11,000 for assisting the Trust with certain regulatory filings.
Administration Fee
	Fiscal Year Ended May 31,
	2022	2021	2020
MUFG received administration fees of :	$137,353	$126,941	$116,846
Fund Accounting Agreement. MUFG also serves as fund accounting agent to the Trust. Pursuant to an accounting and administration agreement, MUFG performs certain accounting services. For the services, the Trust pays MUFG a fee, accrued daily and paid monthly, at the annual rate equal to 0.0300% of the first $200 million in average daily Managed Assets, 0.0150% of the next $300 million in average daily Managed Assets, 0.0100% of the next $500 million in average daily Managed Assets, and 0.0075% of average daily Managed Assets above $1 billion, subject to a minimum fee of $50,000 per year, and reimburses MUFG for certain out-of-pocket expenses.
Fund Accounting Fee
	Fiscal Year Ended May 31,
	2022	2021	2020
MUFG received fund accounting fees of:	$149,610	$150,272	$143,893
PORTFOLIO TRANSACTIONS
Subject to policies established by the Board of Trustees, GPIM is responsible for placing purchase and sale orders and the allocation of brokerage on behalf of the Trust. Transactions in equity securities are in most cases effected on U.S. stock exchanges and involve the payment of negotiated brokerage commissions. In general, there may be no stated commission in the case of securities traded in OTC markets, but the prices of those securities may include undisclosed commissions or mark-ups. Principal transactions are not entered into with affiliates of the Trust. The Trust has no obligations to deal with any broker or group of brokers in executing transactions in portfolio securities. In executing transactions, GPIM seeks to obtain best price and execution for the Trust.
In furtherance of seeking the most favorable execution, GPIM has adopted a Counterparty Approval Policy pursuant to which it maintains an Approved Counterparty List. Transactions may only be executed with counterparties/broker-dealers on the Approved Counterparties List unless an exception is granted by an authorized person under the Counterparty Approval Policy. Initially and on an ongoing basis, GPIM consults a variety of information relating to a counterparty/broker-dealer, including regulatory reports and financial information, in connection with adding and maintaining a counterparty to the Approved Counterparty List. Generally, counterparties on the Approved Counterparty List must, in GPIM’s opinion, have financial stability and a positive reputation in the industry. When reviewing brokers, GPIM may consider, including, without limitation, the size and type of transaction, access to liquidity, execution efficiency and capability, and other factors it may deem appropriate. GPIM uses its judgment to select a broker or dealer on the basis of how a transaction can be executed to achieve the most favorable execution for the Trust under the circumstances. Accordingly, GPIM is not obligated to choose the broker or dealer offering the lowest available commission rate or the lowest possible execution cost on a transaction. GPIM and its affiliates do not currently participate in soft dollar arrangements.
GPIM may aggregate trade orders for the Trust and its other clients in a particular security when it believes that doing so is in the best interests of all participating accounts and is in furtherance of its duty to seek best execution. Aggregation of trade orders may result in an overall benefit to the Trust because it may achieve efficiencies in execution and reduce trading costs. When aggregating trades, GPIM will continue to seek best execution, treat all participating accounts fairly and ensure participating accounts pay the same price, net of transaction costs. Although investment decisions for the Trust are made independently from those of the other accounts managed by GPIM and its affiliates, investments of the kind made by the Trust may also be made by those other accounts. When the same securities are purchased for or sold by the Trust and any of such other accounts, it is the policy of GPIM and its affiliates to allocate such purchases and sales in the manner deemed fair and equitable to all of the accounts, including the Trust, taking into account the needs and investment objectives of the accounts as well as prevailing market conditions. There can be no assurance that a particular investment opportunity will be allocated in a particular manner.

Commissions Paid. Unless otherwise disclosed below, the Trust paid no commissions to affiliated brokers during the last three fiscal years. The Trust paid approximately the following commissions to brokers during the fiscal years shown:
Fiscal Year Ended May 31:	All Brokers	Affiliated Brokers
2022	$38,978	$0
2021	$2,938	$0
2020	$44,572	$0

Fiscal Year Ended May 31, 2022 Percentages:
Percentage of aggregate brokerage commissions paid to affiliated broker	0%
Percentage of aggregate dollar amount of transactions involving the payment of commissions effected through affiliated broker	0%
During the fiscal year ended May 31, 2022 the Trust paid $0 in brokerage commissions on transactions totaling $0 to brokers selected primarily on the basis of research services provided to the Adviser.
TAX MATTERS
The following discussion is a brief summary of certain U.S. federal income tax considerations affecting the Trust and the ownership and disposition of the Trust’s Common Shares. Except as otherwise noted, this discussion assumes you are a taxable U.S. person (as defined for U.S. federal income tax purposes) and that you hold your Common Shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder and judicial and administrative authorities, all of which are subject to change or differing interpretations by the courts or the Internal Revenue Service (the “IRS”), possibly with retroactive effect. No attempt is made to present a detailed explanation of all U.S. federal, state, local and foreign tax concerns affecting the Trust and its Common Shareholders (including Common Shareholders subject to special treatment under U.S. federal income tax law).
The discussions set forth herein and in the Prospectus do not constitute tax advice and potential investors are urged to consult their own tax advisers to determine the specific U.S. federal, state, local and foreign tax consequences to them of investing in the Trust.
Taxation of the Trust
The Trust has elected to be treated and intends to continue to qualify each year as a regulated investment company (“RIC”) under Subchapter M of the Code. Accordingly, the Trust must, among other things, (i) derive in each taxable year at least 90% of its gross income from (a) dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies and (b) net income derived from interests in “qualified publicly traded partnerships” (as defined in the Code); and (ii) diversify its holdings so that, at the end of each quarter of each taxable year (a) at least 50% of the market value of the Trust’s total assets is represented by cash and cash items, U.S. Government securities, the securities of other RICs and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Trust’s total assets and not more than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the market value of the Trust’s total assets is invested in the securities (other than U.S. Government securities and the securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Trust controls and that are determined to be engaged in the same business or similar or related trades or businesses or (III) any one or more “qualified publicly traded partnerships.” Generally, a qualified publicly traded partnership includes a partnership the interests of which are traded on an established securities market or readily tradable on a secondary market (or the substantial equivalent thereof) and that derives less than 90% of its gross income from the items described in (i)(a) above.
As long as the Trust qualifies as a RIC, the Trust generally will not be subject to U.S. federal income tax on income and gains that the Trust distributes to its Common Shareholders, provided that it distributes each taxable year at least 90% of the sum of (i) the Trust’s investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gain over net long-term capital loss, and other taxable income, other than any net capital gain (defined below), reduced by deductible expenses) determined without regard to the deduction for dividends and distributions paid and (ii) the Trust’s net tax-exempt interest (the excess of its gross tax-exempt interest over certain disallowed deductions). The Trust intends to distribute substantially all of such income each year. The Trust will be subject to income tax at regular corporate rates on any taxable income or gains that it does not distribute to its Common Shareholders.

The Code imposes a 4% nondeductible excise tax on the Trust to the extent the Trust does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year. In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any under-distribution or over-distribution, as the case may be, from the previous year. For purposes of the excise tax, the Trust will be deemed to have distributed any income on which it paid federal income tax in the taxable year ending within the calendar year. While the Trust intends to distribute income and capital gain in order to minimize imposition of the 4% nondeductible excise tax, there can be no assurance that amounts of the Trust’s taxable income and capital gain will be distributed to avoid entirely the imposition of the excise tax. In that event, the Trust will be liable for the excise tax only on the amount by which it does not meet the foregoing distribution requirement.
If for any taxable year the Trust does not qualify as a RIC, all of its taxable income (including its net capital gain, which consists of the excess of its net long-term capital gain over its net short-term capital loss) will be subject to tax at regular corporate rates without any deduction for distributions to Common Shareholders, and such distributions will be taxable to the Common Shareholders as ordinary dividends to the extent of the Trust’s current or accumulated earnings and profits. As described below, such dividends, however, would be eligible (i) to be treated as “qualified dividend income” in the case of Common Shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate Common Shareholders, subject, in each case, to certain holding period and other requirements. To qualify again to be taxed as a RIC in a subsequent year, the Trust would generally be required to distribute to its Common Shareholders its earnings and profits attributable to non-RIC years. If the Trust fails to qualify as a RIC for a period greater than two taxable years, the Trust may be required to recognize and pay tax on any net built-in gains with respect to certain of its assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if the Trust had been liquidated) or, alternatively, to elect to be subject to taxation on such built-in gain recognized for a period of five years, in order to qualify as a RIC in a subsequent year.
Taxation of the Trust’s Investments
Certain of the Trust’s investment practices are subject to special and complex U.S. federal income tax provisions (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules) that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction, (ii) convert lower taxed long-term capital gains or “qualified dividend income” into higher taxed short-term capital gains or ordinary income, (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (iv) cause the Trust to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not be “qualified” income for purposes of the 90% annual gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to Common Shareholders. The Trust intends to monitor its transactions and may make certain tax elections and may be required to dispose of securities to mitigate the effect of these provisions and prevent disqualification of the Trust as a RIC. Additionally, the Trust may be required to limit its activities in derivative instruments in order to enable it to maintain its RIC status.
The Trust may invest a portion of its net assets in below investment grade securities, commonly known as “junk” securities. Investments in these types of securities may present special tax issues for the Trust. U.S. federal income tax rules are not entirely clear about issues such as when the Trust may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Trust, to the extent necessary, in order to seek to ensure that it distributes sufficient income to preserve its status as a regulated investment company and does not become subject to U.S. federal income or excise tax.
Certain debt securities acquired by the Trust may be treated as debt securities that were originally issued at a discount. Generally, the amount of the original issue discount is treated as interest income and is included in taxable income (and required to be distributed by the Trust in order to qualify as a regulated investment company or avoid the 4% excise tax) over the term of the security, even though payment of that amount is not received until a later time, usually when the debt security matures. If the Trust purchases a debt security on a secondary market at a price lower than its adjusted issue price, the excess of the adjusted issue price over the purchase price is “market discount.” Unless the Trust makes an election to accrue market discount on a current basis, generally, any gain realized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on the debt security. Market discount generally accrues in equal daily installments unless a constant yield method is elected. The Trust may invest a portion of its assets in certain private activity bonds. Distribution derived from interest of such bonds which is exempt from regular federal income tax are treated as tax preference items and may subject individual shareholders to alternative minimum tax.
The Trust may invest in preferred securities or other securities the U.S. federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by the Trust, it could affect the timing or character of income recognized by the Trust, requiring the Trust to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to regulated investment companies under the Code.
Gain or loss on the sales of securities by the Trust will generally be long-term capital gain or loss if the securities have been held by the Trust for more than one year. Gain or loss on the sale of securities held for one year or less will be short-term capital gain or loss.
If the Trust invests in other Investment Funds, the Trust’s exposure to debt securities through an underlying Investment Fund may be less tax efficient than a direct investment. The Trust will not be able to offset its taxable income and gains with losses incurred by the Investment Funds if the Investment Funds are treated as corporations for US federal income tax purposes. The Trust’s sales of shares of an Investment Fund, including those resulting from changes in the Trust’s allocation of assets, could cause the recognition of additional taxable gains. A portion of any such gains may be short-term capital gains, which will be taxable as ordinary dividend income when distributed to the Trust’s shareholders. Further, certain losses recognized on sales of shares of the Investment Funds may be deferred indefinitely under the wash sale rules. Any loss realized by the Trust on a disposition of shares of the Investment Fund held for six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions to the fund of net long-term capital gain with respect to the Investment Fund’s shares (including any amounts credited to the fund as undistributed capital gains). Short-term capital gains earned by the Investment Fund will be treated as ordinary dividends when distributed to the Trust and therefore may not be offset by any short-term capital losses incurred by the Trust. The Trust’s short-term capital losses might instead offset long-term capital gains realized by the Trust, which would otherwise be eligible for reduced US federal income tax rates when distributed to individual and certain other non-corporate shareholders.
If the Trust invests in foreign securities, its income from such securities may be subject to non-U.S. taxes. The Trust will not be eligible to elect to “pass through” to Common Shareholders of the Trust the ability to use the foreign tax deduction or foreign tax credit for foreign taxes paid by the Trust with respect to qualifying taxes.
Income from options on individual stocks written by the Trust will not be recognized by the Trust for tax purposes until an option is exercised, lapses or is subject to a “closing transaction” (as defined by applicable regulations) pursuant to which the Trust’s obligations with respect to the option are otherwise terminated. If the option lapses without exercise or is otherwise subject to a closing transaction, the premiums received by the Trust from the writing of such options will generally be characterized as short-term capital gain. If an option written by the Trust is exercised, the Trust may recognize taxable gain depending on the exercise price of the option, the option premium, and the tax basis of the security underlying the option. The character of any gain on the sale of the underlying security as short-term or long-term capital gain will depend on the holding period of the Trust in the underlying security. In general, distributions received by shareholders of the Trust that are attributable to short-term capital gains recognized by the Trust from its option writing activities will be taxed to such shareholders as ordinary income and will not be eligible for the reduced tax rate applicable to qualified dividend income.
Options on indices of securities and sectors of securities that qualify as “section 1256 contracts” will generally be “marked-to-market” for U.S. federal income tax purposes. As a result, the Trust will generally recognize gain or loss on the last day of each taxable year equal to the difference between the value of the option on that date and the adjusted basis of the option. The adjusted basis of the option will consequently be increased by such gain or decreased by such loss. Any gain or loss with respect to options on indices and sectors that qualify as “section 1256 contracts” will be treated as short-term capital gain or loss to the extent of 40% of such gain or loss and long-term capital gain or loss to the extent of 60% of such gain or loss. Because the mark-to-market rules may cause the Trust to recognize gain in advance of the receipt of cash, the Trust may be required to dispose of investments in order to meet its distribution requirements. “Mark-to-market” losses may be suspended or otherwise limited if such losses are part of a straddle or similar transaction.
Taxation of U.S. Common Shareholders
The Trust will either distribute or retain for reinvestment all or part of its net capital gain. If any such gain is retained, the Trust will be subject to a corporate income tax (at regular corporate rates) on such retained amount. In that event, the Trust expects to designate the retained amount as undistributed capital gain in a notice to its Common Shareholders, each of whom, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes as long-term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Trust against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its Common Shares by the amount of undistributed capital gain included in such Common Shareholder’s gross income net of the tax deemed paid by the shareholder under clause (ii).
Distributions paid to you by the Trust from its net capital gains, if any, that the Trust properly reports as capital gains dividends (“capital gain dividends”) are taxable as long-term capital gains, regardless of how long you have held your Common Shares. All other dividends paid to you by the Trust from its current or accumulated earnings and profits (including dividends from net short-term capital gains) (“ordinary income dividends”) are generally subject to tax as ordinary income. The Trust does not expect to be eligible to pay exempt-interest dividends from its net tax-exempt interest income from tax-exempt municipal obligations for U.S. federal income tax purposes. Thus, Trust distributions from interest on tax-exempt municipal obligations will be taxable to shareholders as ordinary dividend income for U.S. federal income tax purposes even though such interest would be excluded from gross income for U.S. federal income tax purposes if received directly by a shareholder. Since tax-exempt municipal obligations provide lower yields than comparable taxable obligations (due to the tax-exemption), the Trust’s investment in tax-exempt municipal obligations will, in effect, convert lower-yield tax-exempt interest income into fully taxable dividend income.
Properly reported ordinary income dividends received by corporate holders of Common Shares generally will be eligible for the dividends received deduction to the extent that the Trust’s income consists of dividend income from U.S. corporations and certain holding period and other requirements are satisfied by both the Trust and the corporate shareholders. In the case of Common Shareholders who are individuals, properly reported ordinary income dividends that you receive from the Trust generally will be eligible for taxation at the rates applicable to long-term capital gains to the extent that (i) the ordinary income dividend is attributable to “qualified dividend income” (i.e., generally dividends paid by U.S. corporations and certain foreign corporations) received by the Trust, (ii) the Trust satisfies certain holding period and other requirements with respect to the stock on which such qualified dividend income was paid and (iii) you satisfy certain holding period and other requirements with respect to your Common Shares. In addition, for dividends to be eligible for the dividends received deduction or for reduced rates applicable to individuals, the Trust cannot have an option to sell or be under a contractual obligation to sell (pursuant to a short sale or otherwise) substantially identical stock or securities. Accordingly, the Trust’s writing of call options may, depending on the terms of the option, adversely impact the Trust’s ability to pay dividends eligible for the dividends received deduction or for reduced rates applicable to individuals. Qualified dividend income eligible for these special rules is not actually treated as capital gains, however, and thus will not be included in the computation of your net capital gain and generally cannot be used to offset any capital losses. Due to the nature of the Trust’s investments, the Trust does not expect that a significant portion, if any, of its distributions will be eligible for the dividends received deduction or for the reduced rates applicable to qualified dividend income.
If the Trust invests in tax credit municipal bonds, it may make an election to pass through the credits to its shareholders. If such an election is made, the Trust will be required to (i) include in gross income for the tax year, as interest income, an amount equal to the amount that the Trust would have included in gross income relating to the credits if the election had not been made and (ii) increase the amount of its dividends paid deduction for the tax year by the amount of the income. In addition, each shareholder of the Trust (a) will be required to include in gross income as taxable ordinary income an amount equal to the shareholder’s proportionate share of the interest income attributable to the credits and (b) will be permitted to take its proportionate share of the credits against its taxes. If the Trust makes this election, it will inform shareholders concerning their allocable share of tax credits as part of its annual reporting to shareholders. Shareholders should consult their tax advisors concerning their ability to use such allocated tax credits.
Certain distributions reported by the Trust as Section 163(j) interest dividends may be treated as interest income by Common Shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the Common Shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Trust is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Trust’s business interest income over the sum of such Trust’s (i) business interest expense and (ii) other deductions properly allocable to the Trust’s business interest income.

Any distributions you receive that are in excess of the Trust’s current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of your adjusted tax basis in your Common Shares, and thereafter as capital gain from the sale of Common Shares (assuming the Common Shares are held as a capital asset). The amount of any Trust distribution that is treated as a tax-free return of capital will reduce your adjusted tax basis in your Common Shares, thereby increasing your potential gain or reducing your potential loss on any subsequent sale or other disposition of your Common Shares.
Common Shareholders may be entitled to offset their capital gain dividends with capital losses. The Code contains a number of statutory provisions affecting when capital losses may be offset against capital gain, and limiting the use of losses from certain investments and activities. Accordingly, Common Shareholders that have capital losses are urged to consult their tax advisers.
Dividends and other taxable distributions are taxable to you even though they are reinvested in additional Common Shares of the Trust. Dividends and other distributions paid by the Trust are generally treated under the Code as received by you at the time the dividend or distribution is made. If, however, the Trust pays you a dividend in January that was declared in the previous October, November or December and you were the Common Shareholder of record on a specified date in one of such months, then such dividend will be treated for U.S. federal income tax purposes as being paid by the Trust and received by you on December 31 of the year in which the dividend was declared. In addition, certain other distributions made after the close of the Trust’s taxable year may be “spilled back” and treated as paid by the Trust (except for purposes of the 4% nondeductible excise tax) during such taxable year. In such case, you will be treated as having received such dividends in the taxable year in which the distributions were actually made.
The price of Common Shares purchased at any time may reflect the amount of a forthcoming distribution. Those purchasing Common Shares just prior to the record date for a distribution will receive a distribution which will be taxable to them even though it represents in part a return of invested capital.
The Trust will send you information after the end of each year setting forth the amount and tax status of any distributions paid to you by the Trust.
Ordinary income dividends and capital gain dividends also may be subject to state and local taxes. Common Shareholders are urged to consult their own tax advisers regarding specific questions about U.S. federal (including the application of the alternative minimum tax rules), state, local or foreign tax consequences to them of investing in the Trust.
The sale or other disposition of Common Shares will generally result in capital gain or loss to you and will be long-term capital gain or loss if you have held such Common Shares for more than one year at the time of sale. Any loss upon the sale or other disposition of Common Shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by you with respect to such Common Shares. Any loss you recognize on a sale or other disposition of Common Shares will be disallowed if you acquire other Common Shares (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after your sale or exchange of the Common Shares. In such case, your tax basis in the Common Shares acquired will be adjusted to reflect the disallowed loss.
Current U.S. federal income tax law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, short-term capital gain is currently taxed at rates applicable to ordinary income while long-term capital gain generally is taxed at a reduced maximum rate. The deductibility of capital losses is subject to limitations under the Code.
Certain U.S. Common Shareholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a part of their “net investment income,” which includes dividends received from the Trust and capital gains from the sale or other disposition of the Trust’s stock.
A Common Shareholder that is a nonresident alien individual or a foreign corporation (a “foreign investor”) generally will be subject to U.S. federal withholding tax at the rate of 30% (or possibly a lower rate provided by an applicable tax treaty) on ordinary income dividends (except as discussed below). In general, U.S. federal withholding tax and U.S. federal income tax will not apply to any gain or income realized by a foreign investor in respect of any distribution of net capital gain (including amounts credited as an undistributed capital gain dividend) or upon the sale or other disposition of Common Shares of the Trust. Different tax consequences may result if the foreign investor is engaged in a trade or business in the United States or, in the case of an individual, is present in the United States for 183 days or more during a taxable year and certain other conditions are met.
Foreign investors should consult their tax advisers regarding the tax consequences of investing in the Trust’s Common Shares.

Dividends properly reported by the Trust are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of the Trust’s “qualified net interest income” (generally, the Trust’s U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Trust is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of the Trust’s “qualified short-term capital gains” (generally, the excess of the Trust’s net short-term capital gain over the Trust’s long-term capital loss for such taxable year). Depending on its circumstances, the Trust may report all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a foreign investor needs to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or substitute Form). In the case of Common Shares held through an intermediary, the intermediary may withhold even if the Trust reports the payment as qualified net interest income or qualified short-term capital gain. Foreign investors should contact their intermediaries with respect to the application of these rules to their accounts. There can be no assurance as to what portion of the Trust’s distributions will qualify for favorable treatment as qualified net interest income or qualified short-term capital gains.
In addition, withholding at a rate of 30% is required on dividends in respect of Common Shares held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which Common Shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of Common Shares held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. Non-U.S. Common Shareholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our Common Shares.
The Trust may be required to withhold, for U.S. federal backup withholding tax purposes, a portion of the dividends, distributions and redemption proceeds payable to certain non-exempt Common Shareholders who fail to provide the Trust (or its agent) with their correct taxpayer identification number (in the case of individuals, generally, their social security number) or to make required certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against your U.S. federal income tax liability, if any, provided that you timely furnish the required information to the IRS.
The foregoing is a general summary of the provisions of the Code and the Treasury regulations in effect as they directly govern the taxation of the Trust and its Common Shareholders. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive. Ordinary income and capital gain dividends may also be subject to state and local taxes. Common Shareholders are urged to consult their tax advisers regarding specific questions as to U.S. federal, state, local and foreign income or other taxes.
GENERAL INFORMATION
Proxy Voting Policy and Procedures and Proxy Voting Record
The Trust has delegated the voting of proxies relating to its portfolio securities to GPIM. GPIM’s Proxy Voting Policy and Procedures are included as Appendix B to this SAI.
Information on how the Trust voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 is available without charge, upon request, by calling (800) 345-7999 or by visiting our website at www.guggenheiminvestments.com. This information is also available on the SEC’s website at www.sec.gov.
Principal Holders of Securities
As of March 21, 2023, to the knowledge of the Trust, no person beneficially owned more than 5% of the voting securities of any class of equity securities of the Trust.

Custodian and Transfer Agent
The Bank of New York Mellon serves as the custodian of the Trust’s assets pursuant to a custody agreement. Under the custody agreement, the custodian holds the Trust’s assets in compliance with the 1940 Act. The Bank of New York Mellon is located at 101 Barclay Street, New York, New York 10286.
Computershare Inc. serves as the Trust’s dividend disbursing agent, transfer agent and registrar for the Common Shares of the Trust. Computershare Inc. is located at 250 Royall Street, Canton, MA 02021.
Legal Matters
Certain legal matters will be passed on by Dechert LLP as counsel to the Trust in connection with the offering of the Common Shares. If certain legal matters in connection with an offering of Common Shares are passed upon by counsel for the underwriters of such offering, that counsel will be named in the Prospectus Supplement related to that offering.
Independent Registered Public Accounting Firm
Ernst & Young LLP, has been engaged as the Trust’s Independent Registered Public Accounting Firm. Ernst & Young LLP has audited the Trust’s financial statements and financial highlights, including the notes thereto, included in the Trust’s annual report to shareholders for the year ended May 31, 2022, as set forth in their report, which is incorporated by reference in this SAI. The Trust’s financial statements and financial highlights are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
Codes of Ethics
Pursuant to Rule 17j-1 under the 1940 Act, the Trust, the Investment Adviser and the Sub-Adviser have each adopted a written code of ethics (the “Codes of Ethics”) which governs the personal securities transactions of “access persons” of the Trust. Access persons may invest in securities, including securities that may be purchased or held by the Trust, provided that they obtain prior clearance before engaging in securities transactions, subject to certain de minimis exceptions. Access persons include officers and Trustees of the Trust and the Investment Adviser and Sub-Adviser and employees that participate in, or obtain information regarding, the purchase or sale of securities by the Trust or whose job relates to the making of any recommendations with respect to such purchases or sales. All access persons must report their personal securities transactions within thirty days of the end of each calendar quarter.
Subject to certain de minimis exceptions for access persons not involved in the fund accounting or asset management activities of the Investment Adviser and Sub-Adviser, access persons will not be permitted to effect transactions in a security if it: (1) is being considered for purchase or sale by the Trust; (2) is being purchased or sold by the Trust; or (3) is being offered in an initial public offering. Portfolio managers, research analysts and traders are also prohibited from purchasing or selling a security within seven calendar days before or after any fund in the Family of Funds or any funds managed by an affiliated investment adviser trades in that security. Any material violation of the Codes of Ethics is reported to the Board of Trustees. The Board of Trustees also reviews the administration of the Code of Ethics on an annual basis and approves any material changes to the Code of Ethics pursuant to the requirements of Rule 17j-1 of the 1940 Act. The Codes of Ethics of the Trust, the Investment Adviser and the Sub-Adviser are on file with the SEC and are also available on the EDGAR Database on the SEC’s Internet site at www.sec.gov, and copies of the Codes of Ethics may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

Incorporation by Reference
This SAI is part of a registration statement filed with the SEC. The Trust is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Trust can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this SAI, and later information that the Trust files with the SEC will automatically update and supersede this information.
The documents listed below and any reports and other documents subsequently filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 or pursuant to Section 30(b)(2) under the 1940 Act, prior to the termination of this offering, will be incorporated by reference into this SAI and deemed to be a part of this SAI from the date of the filing of such reports and documents:
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The Trust’s Prospectus, dated April 12, 2023, filed with this SAI;
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The Trust’s annual report on Form N-CSR for the fiscal year ended May 31, 2022, filed with the SEC on November 23, 2022;
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The Trust’s semi-annual report on Form N-CSR for the six months ended November 30, 2022, filed with SEC on February 3, 2023;
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The Trust’s definitive proxy statement on Schedule 14A, filed with the SEC on March 3, 2023; and
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The description of the Trust’s common shares contained in its Registration Statement on Form 8-A (File No. 001-34924), filed with the SEC on October 22, 2010, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.
To obtain copies of these filings, see “Additional Information” in the Prospectus.
FINANCIAL STATEMENTS
The Trust’s audited financial statements appearing in the Trust’s annual report to shareholders for the fiscal year ended May 31, 2022, including accompanying notes thereto and the report of Ernst & Young LLP thereon, as contained in the Trust’s Form N-CSR filed with the SEC on November 23, 2022 and the Trust’s unaudited financial statements appearing in the Trust’s semi-annual report to shareholders for the six months ended November 30, 2022, including accompanying notes thereto, are incorporated by reference in this SAI. In the opinion of management, the unaudited interim financial statements reflect all adjustments necessary to a fair statement of the results for the interim period presented and are of a normal, recurring nature. Shareholder reports are available upon request and without charge by calling (800) 345-7999 or by writing the Trust at 227 West Monroe Street, Chicago, Illinois 60606.

APPENDIX A: DESCRIPTION OF SECURITIES RATINGS
Standard & Poor’s Corporation
A brief description of the applicable S&P Global Ratings and its affiliates (together, “S&P”) rating symbols and their meanings (as published by S&P) follows.
Issue Credit Ratings Definition
An S&P issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P’s view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.
Issue credit ratings can be either long-term or short-term. Short-term issue credit ratings are generally assigned to those obligations considered short-term in the relevant market, typically with an original maturity of no more than 365 days. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. S&P would typically assign a long-term issue credit rating to an obligation with an original maturity of greater than 365 days. However, the ratings S&P assigns to certain instruments may diverge from these guidelines based on market practices. Medium-term notes are assigned long-term ratings.
Long-Term Issue Credit Ratings*
Issue credit ratings are based, in varying degrees, on S&P’s analysis of the following considerations:
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The likelihood of payment—the capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation.
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The nature and provisions of the financial obligation, and the promise we impute; and
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The protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.
An issue rating is an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)
AAA An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.
AA An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.
A An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.
BBB An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.
BB, B, CCC, CC, and C Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.
BB An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

B An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.
CCC An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.
CC An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.
C An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.
D An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation rating is lowered to ‘D’ if it is subject to a distressed debt restructuring.
*
Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.
Short-Term Issue Credit Ratings
A-1 A short-term obligation rated ‘A-1’ is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.
A-2 A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.
A-3 A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.
B A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.
C A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.
D A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.
SPUR (S&Ps Underlying Rating) A SPUR is an opinion about the stand-alone capacity of an obligor to pay debt service on a credit-enhanced debt issue, without giving effect to the enhancement that applies to it. These ratings are published only at the request of the debt issuer or obligor with the designation SPUR to distinguish them from the credit-enhanced rating that applies to the debt issue. S&P maintains surveillance of an issue with a published SPUR.
Municipal Short-Term Note Ratings
An S&P’s U.S. municipal note rating reflects S&P’s opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P’s analysis will review the following considerations:

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Amortization schedule—the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and
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Source of payment—the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.
Note rating symbols are as follows:
SP-1 Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.
SP-2 Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.
SP-3 Speculative capacity to pay principal and interest.
D ‘D’ is assigned upon failure to pay the note when due, completion of a distressed debt restructuring, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.
Dual Ratings Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+/A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+’).
Active Qualifiers
S&P uses the following qualifiers that limit the scope of a rating. The structure of the transaction can require the use of a qualifier such as a ‘p’ qualifier, which indicates the rating addresses the principal portion of the obligation only. A qualifier appears as a suffix and is part of the rating.
Federal deposit insurance limit: ‘L’ qualifier Ratings qualified with ‘L’ apply only to amounts invested up to federal deposit insurance limits.
Principal: ‘p’ qualifier This suffix is used for issues in which the credit factors, the terms, or both that determine the likelihood of receipt of payment of principal are different from the credit factors, terms, or both that determine the likelihood of receipt of interest on the obligation. The ‘p’ suffix indicates that the rating addresses the principal portion of the obligation only and that the interest is not rated.
Preliminary ratings: ‘prelim’ qualifier Preliminary ratings, with the ‘prelim’ suffix, may be assigned to obligors or obligations, including financial programs, in the circumstances described below. Assignment of a final rating is conditional on the receipt by S&P of appropriate documentation. S&P reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating.
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Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions.
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Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor’s emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation, and discussions with the obligor. Preliminary ratings may also be assigned to the obligors. These ratings consider the anticipated general credit quality of the reorganized or post-bankruptcy issuer as well as attributes of the anticipated obligation(s).
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Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in S&P’s opinion, documentation is close to final. Preliminary ratings may also be assigned to the obligations of these entities.
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Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring, recapitalization, significant financing, or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s).

These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, S&P would likely withdraw these preliminary ratings.
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A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.
Termination structures: ‘t’ qualifier This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.
Counterparty instrument rating: ‘cir’ qualifier This symbol indicates a counterparty instrument rating (CIR), which is a forward-looking opinion about the creditworthiness of an issuer in a securitization structure with respect to a specific financial obligation to a counterparty (including interest rate swaps, currency swaps, and liquidity facilities). The CIR is determined on an ultimate payment basis; these opinions do not take into account timeliness of payment.
MOODY’S INVESTORS SERVICE, INC.
A brief description of the applicable Moody’s Investors Service, Inc. (“Moody’s”) rating symbols and their meanings (as published by Moody’s) follows.
Global Rating Scales
Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Moody’s defines credit risk as the risk that an entity may not meet its contractual financial obligations as they come due and any estimated financial loss in the event of default or impairment. The contractual financial obligations addressed by Moody’s ratings are those that call for, without regard to enforceability, the payment of an ascertainable amount, which may vary based upon standard sources of variation (e.g., floating interest rates), by an ascertainable date. Moody’s rating addresses the issuer’s ability to obtain cash sufficient to service the obligation, and its willingness to pay. Moody’s ratings do not address non-standard sources of variation in the amount of the principal obligation (e.g., equity indexed), absent an express statement to the contrary in a press release accompanying an initial rating. Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. Short-term ratings are assigned for obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. Moody’s issues ratings at the issuer level and instrument level on both the long-term scale and the short-term scale. Typically, ratings are made publicly available although private and unpublished ratings may also be assigned.
Moody’s differentiates structured finance ratings from fundamental ratings (i.e., ratings on nonfinancial corporate, financial institution, and public sector entities) on the global long-term scale by adding (sf) to all structured finance ratings. The addition of (sf) to structured finance ratings should eliminate any presumption that such ratings and fundamental ratings at the same letter grade level will behave the same. The (sf) indicator for structured finance security ratings indicates that otherwise similarly rated structured finance and fundamental securities may have different risk characteristics. Through its current methodologies, however, Moody’s aspires to achieve broad expected equivalence in structured finance and fundamental rating performance when measured over a long period of time.
Global Long-Term Rating Scale
Aaa Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B Obligations rated B are considered speculative and are subject to high credit risk.
Caa Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.
By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
Global Short-Term Rating Scale
P-1 Ratings of Prime-1 reflect a superior ability to repay short-term debt obligations.
P-2 Ratings of Prime-2 reflect a strong ability to repay short-term debt obligations.
P-3 Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.
NP Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
Short-Term Obligation Ratings. Moody’s uses the global short-term Prime rating scale for commercial paper issued by US municipalities and nonprofits. These commercial paper programs may be backed by external letters of credit or liquidity facilities, or by an issuer’s self-liquidity. For other short-term municipal obligations, Moody’s uses one of two other short-term rating scales, the Municipal Investment Grade (MIG) and Variable Municipal Investment Grade (VMIG) scales discussed below. Moody’s uses the MIG scale for US municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less. Under certain circumstances, Moody’s uses the MIG scale for bond anticipation notes with maturities of up to five years.
The Municipal Investment Grade (MIG) scale is used to rate US municipal bond anticipation notes of up to three years maturity. Municipal notes rated on the MIG scale may be secured by either pledged revenues or proceeds of a take-out financing received prior to note maturity. MIG ratings expire at the maturity of the obligation, and the issuer’s long-term rating is only one consideration in assigning the MIG rating. MIG ratings are divided into three levels — MIG1 through MIG3 — while speculative grade short-term obligations are designated SG.
MIG Scale
MIG 1 This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2 This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3 This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
Demand Obligation Ratings. In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned. The components are a long-term rating and a short-term demand obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments. The short-term demand obligation rating addresses the ability of the issuer or the liquidity provider to make payments associated with the purchase-price-upon-demand feature (“demand feature”) of the VRDO. The short-term demand obligation rating uses the VMIG scale. VMIG ratings with liquidity support use as an input the short-term Counterparty Risk Assessment of the support provider, or the long-term rating of the underlying obligor in the absence of third party liquidity support. Transitions of VMIG ratings of demand obligations with conditional liquidity support differ from transitions on the Prime scale to reflect the risk that external liquidity support will terminate if the issuer’s long-term rating drops below investment grade. Moody’s typically assigns the VMIG short-term demand obligation rating if the frequency of the demand feature is less than every three years. If the frequency of the demand feature is less than three years but the purchase price is payable only with remarketing proceeds, the short-term demand obligation rating is “NR”.
VMIG Scale
VMIG 1
This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
VMIG 2
This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
VMIG 3
This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
SG
This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections necessary to ensure the timely payment of purchase price upon demand.
Other Rating Symbols
Provisional Ratings - (P). Moody’s will often assign a provisional rating to an issuer or an instrument when the change to a definitive rating is subject to the fulfilment of contingencies that contingencies that could affect the rating. Examples of such contingencies are the finalization of transaction documents/terms where a rating is sensitive to changes at closing. When such contingencies are not present, a definitive rating may be assigned based upon documentation that is not yet in final form. Moody’s will also often assign provisional ratings to program ratings, such as shelf registrations and medium term note programs. A provisional rating is denoted by placing a (P) in front of the rating. The (P) notation provides additional information about the rating, but does not indicate a different rating. For example, a provisional rating of (P)Aa1 is the same rating as Aa1.
For provisional ratings assigned to an issuer or instrument, the (P) notation is removed when the applicable contingencies have been fulfilled. A Credit Rating Action to remove the (P) notation indicates that the rating is no longer subject to contingencies, and changes the provisional rating to a definitive rating. Program ratings for shelf registrations and other issuance programs remain provisional, while the subsequent ratings of issuances under these programs are assigned as definitive ratings.
Refundeds - #. Issues that are secured by escrowed funds held in trust, reinvested in direct, non-callable US government obligations or non-callable obligations unconditionally guaranteed by the US Government or Resolution Funding Corporation are identified with a # (hash mark) symbol, e.g., #Aaa.
Withdrawn - WR. When Moody’s no longer rates an obligation on which it previously maintained a rating, the symbol WR is employed.
Not Rated - NR. NR is assigned to an unrated issuer, obligation and/or program.
Not Available - NAV. An issue that Moody’s has not yet rated is denoted by the NAV symbol.
Terminated Without Rating - TWR. The symbol TWR applies primarily to issues that mature or are redeemed without having been rated.
FITCH RATINGS, INC.
A brief description of the applicable Fitch Ratings, Inc. (“Fitch”) ratings symbols and meanings (as published by Fitch) follows.
Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned Issuer Default Ratings (IDRs). IDRs are also assigned to certain entities or enterprises in global infrastructure, project finance and public finance. IDRs opine on an entity’s relative vulnerability to default (including by way of a distressed debt exchange) on financial obligations. The threshold default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.
In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.
Long-Term Credit Ratings Scales
AAA Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.
BB Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists that supports the servicing of financial commitments.
B Highly speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.
CCC Substantial credit risk. Default is a real possibility.
CC Very high levels of credit risk. Default of some kind appears probable.
C Near default. A default or default-like process has begun, or the issuer is in standstill, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include:
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the issuer has entered into a grace or cure period following non-payment of a material financial obligation;
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the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation;
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the formal announcement by the issuer or their agent of a distressed debt exchange;
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a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent
RD Restricted default. ‘RD’ ratings indicate an issuer that in Fitch’s opinion has experienced:
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an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation but
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has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and
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has not otherwise ceased operating. This would include:
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the selective payment default on a specific class or currency of debt;
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the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;

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the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; ordinary execution of a distressed debt exchange on one or more material financial obligations.
D Default. ‘D’ ratings indicate an issuer that in Fitch Ratings’ opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business.
Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.
In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.
Short-Term Ratings Assigned to Issuers and Obligations. A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.
F1: Highest Short-Term Credit Quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.
F2: Good Short-Term Credit Quality. Good intrinsic capacity for timely payment of financial commitments.
F3: Fair Short-Term Credit Quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B: Speculative Short-Term Credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C: High Short-Term Default Risk. Default is a real possibility.
RD: Restricted Default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically, applicable to entity ratings only.
D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

APPENDIX B: GUGGENHEIM PARTNERS INVESTMENT MANAGEMENT, LLC

PROXY VOTING POLICIES AND PROCEDURES
1. Policy Statement
Guggenheim Partners Investment Management, LLC (“GPIM”) generally is responsible for voting proxies with respect to securities held in client accounts, including clients registered as investment companies under the Investment Company Act of 1940 (“the “1940 Act””) and clients that are pension plans (“Plans”) subject to the Employee Retirement Income Security Act of 1974 (“ERISA”). This document sets forth GPIM’s policies and guidelines with respect to proxy voting and its procedures to comply with SEC Rule 206(4)-6 under the Investment Advisers Act of 1940. Rule 206(4)-6 requires each registered investment adviser that exercises proxy voting authority with respect to client securities to:
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Adopt and implement written policies and procedures reasonably designed to ensure that the adviser votes client securities in the best interest of clients; such policies and procedures must address the manner in which the adviser will resolve material conflicts of interest that can arise during the proxy voting process;
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Disclose to clients how they may obtain information from the adviser about how the adviser voted proxies with respect to their securities; and
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Describe to clients the adviser’s proxy voting procedures and, upon request, furnish a copy of the policies and procedures.
Where GPIM has been delegated the responsibility for voting proxies, it must take reasonable steps under the circumstances to ensure that proxies are received and voted in the best long-term interests of its clients. This generally means voting proxies with a view to enhancing the value of the securities held in client accounts, considering all relevant factors and without giving undue weight to the opinions of individuals or groups who may have an economic interest in the outcome of the proxy vote. GPIM’s authority is initially established by its advisory contracts or comparable documents. Clients, however, may change their proxy voting direction at any time.
The financial interest of GPIM’s clients is the primary consideration in determining how proxies should be voted. Any material conflicts of interest between GPIM and its clients with respect to proxy voting are resolved in the best interests of the clients.
This policy covers only proxy voting. It does not cover corporate actions, such as rights offerings, tender offers, and stock splits, or actions initiated by holders of a security rather than the issuer (such as reset rights for a CLO). This policy also does not cover legal actions, such as bankruptcy proceedings or class action lawsuits. Corporate and legal actions involve decisions about a security itself, rather than decisions about the governance of the security’s issuer. As such, the investment team managing the client’s account will decide whether and how to respond to a corporate or legal action about which they are notified, with assistance from GPIM Compliance or Legal as needed.
1.1. Proxy Voting Advisory Committee
Guggenheim Investments (“GI”) has established the Proxy Voting Advisory Committee (“PVAC”) to oversee the proxy voting activities and policies and procedures of certain GI registered investment advisers, including GPIM. The PVAC comprises of representatives from Investment Management, Compliance, Risk, Operations and Legal.
The PVAC’s primary responsibility will be to seek to ensure that the GI Advisors, including GPIM, fulfill their fiduciary duties in voting proxies in the best interests of their clients, and has certain responsibilities including, but not limited to:
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Oversee GPIM’s proxy voting policies and procedures and ensure that a review of GPIM’s proxy voting policies and procedures is conducted no less frequently than annually;
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Determine how GPIM should vote proxies on behalf of clients in certain conflict situations and evaluate recommendations, proposals and issues that may not be covered by the proxy voting policies and procedures;
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Review situations and documentation where Portfolio Managers/Investment Management has determined to override a voting recommendation contrary to the Guidelines; and
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Oversee evaluation of GPIM’s third-party proxy advisory firm’s policies and procedures, due diligence and Guidelines on an annual basis.

The PVAC is authorized to meet two times annually and at such other times as the PVAC may deem necessary or appropriate under its authorities and responsibilities. In general, the PVAC’s two regular meetings are to be held before and after proxy season.
2. Procedures
2.1. Overview
Guggenheim Partners Investment Management, LLC (“GPIM”) has adopted the proxy voting guidelines of an outside proxy voting firm, Institutional Shareholder Services Inc. (“ISS”), as GPIM’s proxy voting guidelines (“Guidelines”). GPIM has also engaged ISS to act as agent for the proxy process, to maintain records on proxy votes for its clients, and to provide independent research on corporate governance, proxy and corporate responsibility issues. At account inception, depending on the objective of the client account and the portfolio team managing, GPIM will assess the proxy voting guidelines in Appendix A to determine which Guidelines will be followed. GPIM reviews the Guidelines and conducts a due diligence assessment of ISS and the performance of its duties as agent at least annually.
GPIM may override the Guidelines recommending a vote on a particular proposal if GPIM determines a different vote to be in the best interest of the client or if required to deviate under applicable rule, law or regulation. If a proposal is voted in a manner different than set forth in the Guidelines, the reasons therefore shall be documented in writing by the appropriate investment team(s) and retained by Operations.
GPIM seeks to vote securities in the best interest of clients and will apply the Guidelines regardless whether the issuer, a third party, or both solicit GPIM’s vote.
In the absence of contrary instructions received from GPIM, ISS will vote proxies in accordance with the Guidelines, attached as Appendix A hereto, as such Guidelines may be revised from time to time. ISS will employ these Guidelines based on account set up instructions received from Operations.
2.2. GPIM Voting
GPIM typically will vote proxies itself in two scenarios: (1) the Guidelines do not address the proposal; and (2) GPIM has decided to vote some or all of the shares contrary to the Guidelines.
Proposals not Addressed by Guidelines: ISS will notify Operations of all proxy proposals that do not fall within the Guidelines (i.e. proposals which are either not addressed in the Guidelines or proposals for which GPIM has indicated that a decision will be made on a case-by-case basis, such as fixed-income securities). Operations will forward such proposals to the investment team(s) responsible for the client account. If the investment team(s) responsible, together with the PVAC, determines that there is no material conflict of interest, the proposal will be voted in accordance with the recommendation of said team(s) and approval from the PVAC. If there is a material conflicts of interest, GPIM will follow the procedure below.
Proposal to be Voted Contrary to Guidelines: When an investment team decides that a proposal should be voted contrary to the Guidelines, because it believes it is in the best interest of the client to do so, the team will consult with the PVAC to determine whether there is a material conflict of interest as to that proposal. If the investment team(s) responsible, together with the PVAC, determines that there is no material conflict of interest, the team(s) will notify Operations to override the proposal from ISS in accordance with the recommendation of said team(s) and approval from the PVAC. If there is a material conflicts of interest, GPIM will follow the procedure below.
In either case, the investment team(s) responsible will document the rationale for voting the proposal in a particular manner. The PVAC will review instances of either scenarios.
2.3. Resolving Material Conflicts of Interest
GPIM may occasionally be subject to material conflicts of interest in the voting of proxies due to relationships it maintains with persons having an interest in the outcome of certain votes.
Common examples of material conflicts in the voting of proxies are: (a) GPIM or a GPIM affiliate provides or is seeking to provide services to the company on whose behalf proxies are being solicited, and the amount of fees involved is or would be material to GPIM or its affiliate, (b) an employee of GPIM or its affiliate has a personal relationship with the company’s management or another proponent of a proxy issue, and the employee may be in a position to influence the proxy voting decision, (c) an immediate family member of the employee is a director or executive officer of the company, and the employee may be in a position to influence the proxy voting decision. Senior members of the investment team responsible for voting the proxy, in consultation with GPIM Compliance, will decide whether a material conflict of interest exists. If a material conflict of interest exists, the investment team will consult the PVAC to determine how to resolve the conflict consistent with the procedures below.
If the Guidelines do not address a proposal, or GPIM wishes to vote a proposal contrary to the Guidelines, or ISS does not provide a recommendation on a proposal, and GPIM has a material conflict of interest as to the vote, then GPIM may resolve the conflict in any of the following ways, as recommended by the PVAC:
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Refer Proposal to the Client – GPIM may refer the proposal to the client and obtain instructions from the client on how to vote the proxy relating to that proposal.
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Obtain Client Ratification – If GPIM is in a position to disclose the conflict to the client (i.e., such information is not confidential), GPIM may determine how it proposes to vote the proposal on which it has a conflict, fully disclose the nature of the conflict to the client, and obtain the client’s consent for how GPIM will vote on the proposal (or otherwise obtain instructions from the client on how the proxy on the proposal should be voted).
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Abstain from Voting
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Use another Independent Third Party for All Proposals – Subject to any client imposed proxy voting policies, GPIM may vote all proposals in a single proxy according to the policies of an independent third party other than ISS (or have the third party vote such proxies).
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Use another Independent Third Party to Vote Only the Specific Proposals that Involve a Conflict – Subject to any client imposed proxy voting policies, GPIM may use an independent third party other than ISS to recommend how the proxy for specific proposals that involve a conflict should be voted (or have the third party vote such proxies).
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Demonstrate that its Vote was Not the Product of a Material Conflict – in limited situations, generally involving SPAC transactions, GPIM may be able to demonstrate that its vote was not the product of a conflict. For example, GPIM may be able to demonstrate that an investment team recommending an override of a proxy voting recommendation was insulated from the conflict or used a predetermined policy to arrive at its view.
The method selected by the PVAC to resolve the conflict may vary from one instance to another depending upon the facts and circumstances of the situation, but in each case, consistent with its duty of loyalty and care.
2.4. Special Situations (As Applicable)
2.4.1. Securities Subject to Lending Arrangements
For various legal or administrative reasons, GPIM is often unable to vote securities that are, at the time of such vote, on loan pursuant to a client’s securities lending arrangement with the client’s custodian. GPIM is usually unable to recall securities in order to vote proxies when a third party securities lending agent has arranged the loan of the client’s shares. If GPIM has arranged the loan, GPIM will refrain from voting such securities where the cost to the client and/or administrative inconvenience of retrieving securities then on loan outweighs the benefit of voting, assuming retrieval under such circumstances is even feasible and/or possible. In certain extraordinary situations, GPIM may seek to have securities then on loan pursuant to such securities lending arrangements retrieved by the clients’ custodians for voting purposes. This decision will generally be made on a case-by-case basis depending on whether, in the PVAC’s judgment, the matter to be voted on has critical significance to the potential value of the securities in question, the relative cost and/or administrative inconvenience of retrieving the securities, the significance of the holding, and whether the stock is considered a long-term holding. There can be no guarantee that any such securities can be retrieved for such purpose.
2.4.2. Special Issues with Voting Foreign Proxies
Voting proxies with respect to shares of foreign stocks may involve significantly greater effort and corresponding cost due to the variety of regulatory schemes and corporate practices in foreign countries with respect to proxy voting. Because the cost of voting on a particular proxy proposal could exceed the expected benefit to a client (including an ERISA Plan), GPIM will weigh the costs and benefits of voting on proxy proposals relating to foreign securities and make an informed decision on whether voting a given proxy proposal is prudent.

2.4.3. Share Blocking
In certain countries the exercise of voting rights could restrict the ability of an account's portfolio manager to freely trade the security in question ("share blocking"). If the client has not indicated at account set-up whether it wants shares voted regardless of the potential for share blocking, then the portfolio manager retains the final authority to determine whether to vote the shares in the client's account or to forego voting the shares.
2.4.4. Lack of Adequate Information, Untimely Receipt of Proxy or Excessive Costs
GPIM may be unable to enter an informed vote in certain circumstances due to the lack of information provided in the proxy statement or by the issuer or other resolution sponsor, and may abstain from voting in those instances. Proxy materials not delivered in a timely manner may prevent analysis or entry of a vote by voting deadlines. GPIM’s practice is to abstain from voting a proxy in circumstances where, in its judgment, the costs exceed the expected benefits to the client.
2.4.5. Formation of a Group
If GPIM owns shares of a public company and enters into a written or oral agreement with one or more shareholders to vote its shares in line with such shareholder(s) or in line with company management recommendations, several issues arise.
First, if GPIM agrees to vote its shares at the direction of or in line with another member of the group, or in line with management, then GPIM must consider whether its vote is in the best long-term financial interests of its clients. If it is not, then GPIM will have a conflict of interest that it must resolve using the procedures set out in Section 2.2.
Second, if GPIM holds an irrevocable proxy for the other members of the group, or has the right to designate director nominees for which the other group members must vote, GPIM will be viewed as the beneficial owner of all of the other members’ shares as well as its own shares. This will affect the number of shares that GPIM must report on a Schedule 13D or 13G.
2.4.6 Fixed Income Securities
The issuers of fixed income securities generally do not solicit proxies. If such an issuer were to solicit a proxy, GPIM would seek to apply these proxy voting procedures in determining how to vote the proxy. If the subject of the proxy is not covered in ISS Standard Guidelines or any other third-party guidelines GPIM uses, and assuming that voting the proxy does not present GPIM with a material conflict of interest, GPIM may vote the proxy in a manner it believes is in its clients’ best long-term interests. If voting the proxy presents GPIM with a material conflict of interest, it will follow the conflict resolution procedures in this policy.
2.4.7 Special Purpose Acquisition Companies (SPACs)
SPACs typically issue a proxy when they have identified an acquisition. The proxy may ask shareholders to vote separately on the acquisition and on certain governance proposals, or it may bundle the proposals or make them dependent on each other. GPIM clients at times will own SPAC shares when GPIM or its affiliates provide services to the SPAC, such as financing or investment banking services. GPIM’s policy is that it will vote with the SPAC’s management on acquisition matters (including corporate governance matters or other matters related to a proposed acquisition), whether or not GPIM or its affiliates have other roles in the transaction, and whether or not it may have a conflict of interest in voting the proxy. GPIM believes that SPAC management generally is a better judge than a third party proxy voting service of the merits of the acquisition and need for certain corporate governance mechanisms.
If the investment team(s) decides to override this policy of voting with management, it will consult with the PVAC to analyze whether GPIM has a material conflict in voting the proxy. If the investment team(s) responsible, together with the PVAC, determines that there is no material conflict of interest, the team(s) will notify Operations to vote the proposal in accordance with the recommendation of said team(s) and approval from the PVAC. If it does have a material conflict in voting the proxy, then GPIM must use the one of the mechanisms in Section 2.3 to resolve its conflict.
In either case, the investment team(s) responsible will document the rationale for voting the proposal in a particular manner and the PVAC will review the matter.

2.5. Investment in Funds
2.5.1. Trust-Wide Approval Matters
Certain Guggenheim Funds (“Funds”) managed by GPIM may invest in other Guggenheim Funds. With respect to a proposal that applies on a trust-wide basis (i.e., all series of a Guggenheim trust will vote together on the proposal, e.g., election of trustees), GPIM will cause the investing Funds to vote their shares in the underlying Fund in the same proportion as the vote (in the aggregate) of all the other shareholders in the Trust that are not themselves funds managed by GPIM or its affiliates. GPIM may, however, elect to follow the fund or class-specific methodologies described below when deemed appropriate.
2.5.2. Fund or Class-Specific Approval Matters
The following voting methods are applicable to proposals that are Fund or class-specific (i.e., each Fund or class votes separately).
As a general matter, for those Guggenheim Funds that invest in other Guggenheim Funds, GPIM will cause the investing Guggenheim Funds to vote their shares in the underlying Fund in the same proportion as the vote of all the shareholders in that underlying Fund (or class) that are not themselves funds managed by GPIM or its affiliates (also called “mirror” or “echo” voting).
With regard to Guggenheim Funds that hold shares in underlying funds offered exclusively to Funds managed by GPIM or its affiliates and institutional accounts managed by GPIM or its affiliates, GPIM will cause the investing Funds to: (i) echo vote in proportion to votes of the shareholders of the investing Funds in the event that both Funds are voting on substantially identical proposals; or, in all other cases, (ii) seek voting instructions from the independent board members of the investing Funds or an independent proxy voting service, if deemed appropriate by the independent board members.
2.5.3. Voting Conditions Pursuant to Rule 12d1-4
Rule 12d1-4 under the 1940 Act allows registered investment companies (and BDCs), including the Guggenheim Funds (each, an “Acquiring Fund” and, with respect to each such Guggenheim Fund or any such series of a Guggenheim Fund, a “Guggenheim Acquiring Fund”), to invest in other registered investment companies and BDCs (each, an “Acquired Fund”) beyond the limits of Section 12(d)(1) of the 1940 Act, subject to certain terms and conditions. Where a Guggenheim Acquiring Fund invests, in reliance on Rule 12d1-4, in an Acquired Fund that is not part of the same “group of investment companies” as defined in Rule 12d1-4 (a “Non-Guggenheim Acquired Fund”), the following voting conditions (hereinafter, the “Rule 12d1-4 Voting Conditions”) shall apply:
The Guggenheim Acquiring Fund and its “Advisory Group” (defined as comprising the Guggenheim Acquiring Fund’s Adviser or depositor and any person controlling, controlled by or under common control with such Adviser or depositor) or, if applicable, its “Sub-Advisory Group” (defined as comprising the Guggenheim Acquiring Fund’s Sub-Adviser and any person controlling, controlled by, or under common control with such Sub-Adviser) must vote their respective securities in a Non-Guggenheim Acquired Fund in the same proportion as the vote of all other holders of such securities under the following circumstances:
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If a Guggenheim Acquiring Fund and its Advisory Group (or Sub-Advisory Group, if applicable), in the aggregate, hold more than 25% of the outstanding voting securities of a Non-Guggenheim Acquired Fund that is a registered open-end management investment company or registered UIT as a result of a decrease in the outstanding voting securities of such Non-Guggenheim Acquired Fund; or
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If a Guggenheim Acquiring Fund and its Advisory Group (or Sub-Advisory Group, if applicable), in the aggregate, hold more than 10% of the outstanding voting securities of a Non-Guggenheim Acquired Fund that is a registered closed-end management investment company or BDC.
Notwithstanding these Rule 12d1-4 Voting Conditions, in circumstances where all holders of the outstanding voting securities of the Non-Guggenheim Acquired Fund are required by Rule 12d1-4 or otherwise under Section 12(d)(1) to vote securities of the Non-Guggenheim Acquired Fund in the same proportion as the vote of all other holders of such securities, the Guggenheim Acquiring Fund will seek instructions from its security holders with regard to the voting of all proxies with respect to such Non-Guggenheim Acquired Fund securities and vote such proxies only in accordance with such instructions (i.e., pass thru voting).

For the avoidance of doubt, the Rule 12d1-4 Voting Conditions do not apply where: (1) the Guggenheim Acquiring Fund is in the same “group of investment companies,” as defined in Rule 12d1-4, as the Acquired Fund; or (2) the Guggenheim Acquiring Fund has a Sub-Adviser and that Sub-Adviser (or any other member of its Sub-Advisory Group) acts as the Non-Guggenheim Acquired Fund’s investment adviser or depositor.
In addition, the terms of investment agreements entered into by a Guggenheim Acquiring Fund pursuant to Rule 12d1-4 with an Acquired Fund may also need to be accounted for in voting securities of the Acquired Fund.
2.5.4. Voting Conditions Pursuant to Section 12(d)(1)(F)
Section 12(d)(1)(F) of, and Rule 12d1-3 under, the 1940 Act allows registered investment companies (and BDCs), including the Guggenheim Funds to invest in other registered investment companies and BDCs beyond the applicable limits of Section 12(d)(1) of the 1940 Act, subject to certain terms and conditions. Where a Guggenheim Acquiring Fund invests in an Acquired Fund in reliance on Section 12(d)(1)(F), the following voting conditions shall apply:
The Guggenheim Acquiring Fund must exercise its voting rights (by proxy or otherwise) with respect to any security purchased or acquired in reliance on Section 12(d)(1)(F) by either:
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seeking instructions from its security holders with regard to the voting of all proxies with respect to such security and to vote such proxies only in accordance with such instructions (i.e., pass thru voting); or
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to vote the shares held by it in the same proportion as the vote of all other holders of such security (i.e., mirror voting).
2.6. Undue Influence
If at any time any person involved in the GPIM’s proxy voting process is pressured or lobbied either by GPIM’s personnel or affiliates or third parties with respect to a particular proposal, he or she should provide information regarding such activity to GPIM Compliance or Legal Departments. A determination will then be made regarding this information, keeping in mind GPIM's duty of loyalty and care to its clients.
2.7. Recordkeeping
GPIM is required to keep the following records:
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a copy of this policy;
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proxy statements received regarding client securities;
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records of votes cast on behalf of clients;
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records of how material conflicts were resolved;
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any documents prepared by GPIM that were material to making a decision how to vote, or that memorialized the basis for the decision; and
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records of client requests for proxy voting information and a copy of any written response by GPIM to any client request (regardless of whether such client request was written or oral).
The foregoing records will be retained for such period of time as is required to comply with applicable laws and regulations.
GPIM may rely on proxy statements filed on the SEC’s EDGAR system instead of keeping its own copies, and may rely on proxy statements and records of proxy votes cast by GPIM that are maintained with a third party, such as ISS, provided that GPIM has obtained an undertaking from the third party to provide a copy of the documents promptly upon request.
2.8. Disclosure
Rule 206(4)-6 requires GPIM to disclose in response to any client request how the client can obtain information from GPIM on how the client’s securities were voted. GPIM will disclose in Form ADV Part 2 that clients can obtain information on how their securities were voted by submitting a written request to GPIM. Upon receipt of a written request from a client, GPIM Compliance Department will provide the information requested by the client within a reasonable amount of time.

Rule 206(4)-6 also requires GPIM to describe its proxy voting policies and procedures to clients, and upon request, to provide clients with a copy of those policies and procedures. GPIM will provide such a description in its Form ADV Part 2. Upon receipt of a written request from a client, GPIM Compliance Department will provide a copy of this policy within a reasonable amount of time.
If approved by the client, this policy and any requested records may be provided electronically.
3. APPENDIX A
ISS Standard Guidelines for the various relevant local markets, including the U.S., are available upon request. In addition, the Taft-Hartley Guidelines and the Socially Responsible Investor Guidelines are also available.